Exhibit 10.3

SECOND AMENDED AND RESTATED

LOAN FUNDING AND SERVICING AGREEMENT

by and among

ACS FUNDING TRUST I,

as the Borrower

AMERICAN CAPITAL STRATEGIES, LTD.,

as the Servicer

EACH OF THE CONDUIT LENDERS AND INSTITUTIONAL LENDERS

FROM TIME TO TIME PARTY HERETO,

as Lenders

EACH OF THE LENDER AGENTS

FROM TIME TO TIME PARTY HERETO,

as Lender Agents

WACHOVIA CAPITAL MARKETS, LLC,

as the Deal Agent

JPMORGAN CHASE BANK,

as the Swingline Lender

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Backup Servicer and as the Collateral Custodian

Dated as of August 10, 2004

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ANNEXES
Annex A	Notice Information

EXHIBITS
EXHIBIT A-1	Borrower Notice (Funding Request)
EXHIBIT A-2	Borrower Notice (Swingline Funding Request)
EXHIBIT A-3	Borrower Notice (Reduction of Advances Outstanding and Reduction of Facility Amount)
EXHIBIT B-1	Form of Structured Note
EXHIBIT B-2	Form of Swingline Note
EXHIBIT C	Form of Trust Agreement
EXHIBIT D	Form of Assignment and Acceptance
EXHIBIT E	Form of Monthly Report
EXHIBIT F	Form of Servicer’s Certificate
EXHIBIT G	Credit and Collection Policy
EXHIBIT H-1	Form of Hedging Agreement (Wachovia) (including Schedule and Confirmation)
EXHIBIT H-2	Form of Hedging Agreement (JPMorgan Chase Bank) (including Schedule and Confirmation)
EXHIBIT I	Form of Certificate of Borrower’s Counsel
EXHIBIT J	Form of Trust Receipt and Initial Certification
EXHIBIT K	Form of Trust Receipt and Final Certification
EXHIBIT L	Form of Request for Release of Loan Documents and Receipt
EXHIBIT M-1	Form of Assignment of Mortgage
EXHIBIT M-2	Assignment of Second Mortgage and Security Agreement
EXHIBIT N	Form of Reinvestment Certification
EXHIBIT O-1	Officer’s Certificate as to Solvency from Originator
EXHIBIT O-2	Officer’s Certificate as to Solvency from Borrower
EXHIBIT P-1	Officer’s Closing Certificate from Originator
EXHIBIT P-2	Officer’s Closing Certificate from Borrower
EXHIBIT Q-1	Power of Attorney from Servicer
EXHIBIT Q-2	Power of Attorney from Borrower
EXHIBIT R	[Reserved]
EXHIBIT S	[Reserved]
EXHIBIT T	Form of Agent and Intercreditor Provisions for Agented Notes
EXHIBIT U	Form of Intercreditor and Subordination Agreement
EXHIBIT V	Form of Transferee Letter
EXHIBIT W	Form of Joinder Supplement

SCHEDULES
SCHEDULE I	Schedule of Documents
SCHEDULE II	[Reserved]
SCHEDULE III	[Reserved]
SCHEDULE IV	Loan List
SCHEDULE V	Location of Loan Files

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[EXECUTION COPY]

P R E A M B L E

THIS SECOND AMENDED AND RESTATED LOAN FUNDING AND SERVICING AGREEMENT (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Agreement”) is made as of this 10th day of August, 2004, by and among:

(1) ACS FUNDING TRUST I, a Delaware statutory trust, as the borrower (together with its successors and assigns in such capacity, the “Borrower”);

(2) AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (“American Capital”), as the servicer (together with its successors and assigns in such capacity, the “Servicer”);

(3) EACH OF THE CONDUIT LENDERS FROM TIME TO TIME PARTY HERETO, as a Conduit Lender;

(4) EACH OF THE INSTITUTIONAL LENDERS FROM TIME TO TIME PARTY HERETO, as an Institutional Lender;

(5) EACH OF THE LENDER AGENTS FROM TIME TO TIME PARTY HERETO, as a Lender Agent;

(6) WACHOVIA CAPITAL MARKETS, LLC, a Delaware limited liability company (“WCM”), as the deal agent (together with its successors and assigns in such capacity, the “Deal Agent”);

(7) JPMORGAN CHASE BANK, a New York banking corporation (together with its successors and assigns, “JPMorgan Chase Bank”), as the swingline lender (together with its successors and assigns in such capacity, the “Swingline Lender”, and together with the Conduit Lenders and the Institutional Lenders, the “Lenders”); and

(8) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), not in its individual capacity, but solely as the backup servicer (together with its successors and assigns in such capacity, the “Backup Servicer”) and as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

R E C I T A L S

WHEREAS, the Borrower, the Servicer, Variable Funding Capital Corporation (“VFCC”), as the original conduit lender (in such capacity, the “Original Conduit Lender”), and Wachovia Bank, National Association, (together with its successors and assigns, “Wachovia”), as the original swingline lender (the “Original Swingline Lender”) and together with the Original Conduit Lender, the “Original Lenders”), WCM (f/k/a Wachovia Securities, LLC as the original deal agent (together with its successors and assigns in such capacity, the “Original Deal Agent”), the Backup Servicer, and the Collateral Custodian have heretofore executed and delivered an

Amended and Restated Loan Funding and Servicing Agreement, dated as of June 13, 2003, as amended by Amendment No. 1, dated as of October 7, 2003, Amendment No. 2, dated as of January 2, 2004, Amendment No. 3, dated as of April 22, 2004 and Amendment No. 4, dated as of June 29, 2004 (as amended, modified, waived or supplemented, the “Original Loan Funding and Servicing Agreement”), providing for the purchase from time to time by the Original Lenders of Structured Notes representing an undivided ownership interest in the Collateral purchased by the Original Lenders;

WHEREAS, Section 11.1 of the Original Loan Funding and Servicing Agreement provides that no amendment shall be effective without the written agreement of the Borrower, the Original Deal Agent, the Required Lenders (as defined in the Original Loan Funding and Servicing Agreement), the Backup Servicer, the Collateral Custodian and the Hedge Counterparty;

WHEREAS, the Borrower, the Original Deal Agent, each of the Original Lenders, the Backup Servicer, the Collateral Custodian and the Hedge Counterparty hereby desire to amend and restate the Original Loan Funding and Servicing Agreement to make such changes as are necessary or in the interests of the parties;

WHEREAS, each of the Borrower, the Original Deal Agent, the Original Lenders, the Backup Servicer, the Collateral Custodian and the Hedge Counterparty consents to the amendments to the Original Loan Funding and Servicing Agreement effected by this Agreement;

(a) WHEREAS, the parties to the Original Loan Funding and Servicing Agreement wish to add JPMorgan Chase Bank as an Institutional Lender party hereto and the Original Swingline Lender and JPMorgan Chase Bank have agreed that JPMorgan Chase Bank will become the new Swingline Lender hereunder; and

WHEREAS, all other conditions precedent to the execution of this Agreement have been complied with;

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Certain Defined Terms.

(a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1.

(b) As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:

“1940 Act”: The Investment Company Act of 1940, as amended.

“2000-1 Class C Securities”: Collectively, (i) the ACAS Business Loan Trust 2000-1 Class C Loan Backed Note, dated December 20, 2000 and (ii) the ACAS Business Loan Trust 2000-1, Trust Certificate, dated December 20, 2000.

“2002-1 Class C Securities”: Collectively, (i) the ACAS Business Loan Trust 2002-1 Class C Loan Backed Note, dated March 15, 2002 and (ii) the ACAS Business Loan Trust 2002-1, Trust Certificate, dated March 15, 2002.

“2002-2 Class C Securities”: Collectively, (i) the ACAS Business Loan Trust 2002-2 Class C Loan Backed Note, dated August 8, 2002 and (ii) the ACAS Business Loan Trust 2002-2, Trust Certificate, dated August 8, 2002.

“2003-1 Class D Securities”: Collectively, (i) the ACAS Business Loan Trust 2003-1, Class D Principal Only Asset Backed Note, dated May 21, 2003, and (ii) the ACAS Business Loan Trust 2003- 1, Trust Certificate, dated May 21, 2003.

“Accreted Interest”: The accrued interest on a PIK Loan that is added to the principal amount of such PIK Loan instead of being paid as it accrues.

“Accrual Period”: With respect to each Advance and Swingline Advance (or portion thereof) (a) with respect to the first Payment Date, the period from and including the Closing Date to and including the last day of the calendar month in which the Closing Date occurs and (b) with respect to any subsequent Payment Date, the calendar month immediately preceding the month in which the Payment Date occurs.

“Add-On Loan”: Any additional loan or extension of credit made subsequent to any Loan made by the Originator or one of its Subsidiaries to the Obligor of such Loan in accordance with the Credit and Collection Policy.

“Adjusted Eurodollar Rate”: For any Accrual Period, an interest rate per annum equal to a fraction, expressed as a percentage and rounded upwards (if necessary), to the nearest 1/100 of 1%, (i) the numerator of which is equal to the LIBOR Rate for such Accrual Period and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage for such Accrual Period.

“Advance”: Defined in Section 2.1(b).

“Advances Outstanding”: On any day, the aggregate principal amount of Advances outstanding and Swingline Advances outstanding on such day, after giving effect to all repayments of Advances and Swingline Advances and makings of new Advances and Swingline Advances on such day; provided, that, the “Advances Outstanding” under and as defined in the Original Loan Funding and Servicing Agreement on and as of the Closing Date shall be deemed to be Advances Outstanding under and for all purposes of this Agreement.

“Affected Party”: The Deal Agent, each Lender Agent, each Conduit Lender, each Institutional Lender, the Swingline Lender, each Liquidity Bank, all assignees and participants of the Lenders, each Liquidity Bank, any successor to WCM as Deal Agent and any sub-agent of the Deal Agent.

“Affiliate”: With respect to a Person, means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing; provided, that in the case of the Servicer or any Subsidiary, “Affiliate” shall not include any Person that is a Portfolio Investment.

“Agent’s Account”: The Deal Agent’s Account, each Lender Agent’s Account or the Swingline Lender’s Account, as applicable.

“Agented Notes”: One or more promissory notes issued by an Eligible Obligor wherein (a) the note(s) are originated in accordance with the Credit and Collection Policy as a part of a syndicated loan transaction, (b) upon an assignment of the note to the Borrower under the Purchase Agreement and the grant of a security interest in such note under this Agreement, the original note will be endorsed either in blank or to the Deal Agent on behalf of the Secured Parties, and held by the Collateral Custodian on behalf of the Secured Parties, (c) the Borrower, as assignee of the note, will have all of the rights (but none of the obligations) of the Originator with respect to such note and the Related Property, including the right to receive and collect payments directly in its own name or through the agent described in item (e) and to enforce its rights against the Obligor thereof, (d) the note is secured by an undivided interest in the Related Property that also secures and is shared by, on a pro rata basis, all other holders of such Obligor’s notes of equal priority and (e) the Originator (or American Capital Financial Services, Inc., a wholly-owned Subsidiary of the Originator) is the agent for all noteholders of such Obligor; provided, that Agented Notes shall not include (1) the obligations, if any, of any agents under the Loan Documents evidencing such Agented Notes, and (2) the interests, rights and obligations under the Loan Documents evidencing such Agented Notes that are retained by the Originator or are owned or owed by other noteholders.

“Aggregate Net Mark to Market Amount”: As of each Determination Date, the sum of all Net Mark to Market Amounts for such date for all Hedge Counterparties, provided, however, that if such sum shall be a negative number, the Aggregate Net Mark to Market Amount shall be deemed to be zero.

“Aggregate Outstanding Loan Balance”: As of any date of determination, the sum of the Outstanding Loan Balances of all Eligible Loans included as part of the Collateral on such date minus the Outstanding Loan Balance of all Charged-Off Loans included as part of the Collateral on such date.

“Agreement”: Defined in the Preamble.

“Allocation Adjustment Event”: With respect to each Transferred Loan subject to the Retained Interest provisions of this Agreement, the occurrence of any one or more of the following under and as defined in any Permitted Securitization Transaction rated by the Rating Agencies, as applicable: (i) a “Servicer Termination Event” or (ii) a “Termination Event”.

“Alternative Rate”: An interest rate per annum equal to the Adjusted Eurodollar Rate; provided, however, that the Alternative Rate shall be the Base Rate if a Eurodollar Disruption Event occurs; provided, further, that the Alternative Rate for the first two Business Days following any Advance made by a Liquidity Bank shall be the Base Rate unless such Liquidity Bank has received at least two Business Days prior notice of such Advance.

“American Capital”: Defined in the Preamble.

“Amortization Period”: The period beginning on the Termination Date and ending on the Collection Date.

“Applicable Law”: For any Person or property of such Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, predatory lending laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Federal Reserve Board), and applicable judgments, decrees, injunctions, writs, orders, or line action of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Assignment”: The Assignment entered into between the Originator and the Borrower in substantially the form of Exhibit A to the Purchase Agreement.

“Assignment of Mortgage”: As to each Loan secured by an interest in real property, one or more assignments, notices of transfer or equivalent instruments, each in recordable form and sufficient under the laws of the relevant jurisdiction to reflect the transfer of the related mortgage, deed of trust, security deed or similar security instrument and all other documents related to such Loan and to the Borrower and to grant a perfected lien thereon by the Borrower in favor of the Deal Agent, on behalf of the Secured Parties, each such Assignment of Mortgage to be substantially in the form of Exhibit M hereto; provided, however, with respect to Agented Notes, Assignment of Mortgage shall mean such documents, including assignments, notices of transfer or equivalent instruments, each in recordable form as necessary, as are sufficient under the laws of the relevant jurisdiction to reflect the transfer to the Originator (or American Capital Financial Services, Inc., a wholly owned Subsidiary of the Originator), as collateral agent for all noteholders of the Obligor, of the related mortgage, deed of trust, security deed or other similar instrument securing such notes and all other documents relating to such notes and to grant a perfected lien thereon by the Obligor in favor of the Originator (or American Capital Financial Services, Inc., a wholly owned Subsidiary of the Originator), as collateral agent for all such noteholders.

“Availability”: At any time, an amount equal to the excess, if any, of (i) the lesser of (a) the Facility Amount and (b) the Maximum Availability over (ii) the sum of (a) the Advances Outstanding on such day plus (b) the Aggregate Net Mark to Market Amount; provided, however, that, (x) prior to April 22, 2005, subject to the other terms and conditions contained herein, with respect to Swingline Advances and Advances against (I) the 2000-1 Class C Securities owned by the Borrower, the Availability (subject to Fair Market Value adjustments) in respect thereof shall be an amount up to $28,850,000, (II) the 2002-1 Class C Securities owned by the Borrower, the Availability (subject to Fair Market Value adjustments) in respect thereof shall be an amount up to $36,850,000, (III) the 2002-2 Class C Securities owned by the Borrower, the Availability (subject to Fair Market Value adjustments) in respect thereof shall be an amount up to $36,840,000 and (IV) the 2003-1 Class D Securities owned by the Borrower, the Availability (subject to Fair Market Value adjustments) in respect thereof shall be an amount up to $41,590,000, (y) on and after April 22, 2005, the Availability with respect to Swingline Advances and Advances against the Class C Securities shall be $0 and (z) for all purposes of this Agreement, during the Amortization Period, the Availability shall be $0.

“Available Funds”: With respect to any Payment Date, all amounts received in the Collection Account (including, without limitation, any Collections on any of the Collateral) as of the later of (i) the immediately preceding Determination Date or (ii) the date of the calculations set forth in the most recent Borrower Notice.

“Average Obligor Amount”: As of any date of determination, the Aggregate Outstanding Loan Balance minus all amounts in excess of Concentration Limits (a) through (j) divided by the number of Obligors as of such date.

“Backup Servicer”: Defined in the Preamble.

“Backup Servicer Expenses”: The reasonable out-of-pocket expenses to be paid to the Backup Servicer under and in accordance with the Backup Servicer and Collateral Custodian Fee Letter.

“Backup Servicer Fee”: The fee to be paid to the Backup Servicer under the terms of the Backup Servicer and Collateral Custodian Fee Letter.

“Backup Servicer and Collateral Custodian Fee Letter”: The Amended and Restated Backup Servicer and Collateral Custodian Fee Letter, dated as of the date hereof, among the Servicer, the Borrower, the Backup Servicer, the Collateral Custodian and the Deal Agent.

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101, et seq.), as amended from time to time.

“Base Rate”: On any date, a fluctuating rate of interest per annum equal to the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1.0%.

“Benefit Plan”: Any employee benefit plan as defined in Section 3.1(3) of ERISA in respect of which the Borrower or any ERISA Affiliate of the Borrower is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3.1(5) of ERISA.

“Borrower”: Defined in the Preamble.

“Borrowing Base”: On any date of determination, an amount equal to (i) the Aggregate Outstanding Loan Balance on such date plus (ii) the Outstanding Loan Balance of all Eligible

Loans to become included as part of the Collateral on such date minus (iii) the amount (calculated without duplication) by which the Eligible Loans in clauses (i) and (ii) together exceed any applicable Concentration Limits minus (iv) the Outstanding Loan Balance of any Defaulted Loans.

“Borrowing Base Certificate”: A certificate of a Responsible Officer of the Servicer setting forth the current Borrowing Base as of the date set forth in such certificate and the manner of calculation thereof, to be delivered to the parties and at the times specified herein.

“Borrower Notice”: A written notice, in the form of Exhibit A-1, A-2 or A-3, as applicable, to be used for each Advance or Swingline Advance, repayment of each Advance or Swingline Advance or termination or reduction of the Facility Amount or Prepayments of Advances or Swingline Advances.

“Breakage Costs”: Any amount or amounts as shall compensate a Lender for any loss, cost or expense incurred by such Lender (as reasonably determined by the applicable Lender Agent on behalf of such Lender) as a result of (i) a prepayment by the Borrower of Advances Outstanding or Interest or (ii) solely in the case of a Conduit Lender, the excess, if any, of the CP Rate over the Adjusted Eurodollar Rate. All Breakage Costs shall be due and payable upon demand. The determination by the applicable Lender Agent of the amount of any such loss or expense shall be set forth in a written notice to the Borrower and shall be conclusive absent manifest error.

“Business Day”: Any day of the year other than a Saturday or a Sunday on which (a) banks are not required or authorized to be closed in New York City, New York, Minneapolis, Minnesota, Charlotte, North Carolina and Baltimore, Maryland, and (b) if the term “Business Day” is used in connection with the Adjusted Eurodollar Rate, means the foregoing only if such day is also a day of year on which dealings in United States dollar deposits are carried on in the London interbank market.

“Capital Lease Obligations”: With respect to any Obligor, for any period, the obligations of such Person to pay rent and other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.

“Change-in-Control”: The date on which (a) any Person or “group” acquires any “beneficial ownership” (as such terms are defined under Rule 13d-3 of, and Regulation 13D under the Exchange Act), either directly or indirectly, of stock or other equity interests or any interest convertible into any such interest in the Originator or Servicer having more than fifty percent (50%) of the voting power for the election of directors of the Originator, or Servicer, if any, under ordinary circumstances, or (b) (except in connection with any Permitted Securitization Transaction) the Originator or Servicer sells, transfers, conveys, assigns or otherwise disposes of all or substantially all of the assets of the Originator or Servicer.

“Charged-Off Loan”: Any Transferred Loan: (i) that is 180 days or more past due (without giving effect to any Servicer Advance thereon) with respect to any interest or principal payment, (ii) for which an Insolvency Event has occurred with respect to the related Obligor, (iii) for which the related Obligor has suffered any Material Adverse Change, (iv) that is or should be written off as uncollectible by the Servicer in accordance with the Credit and Collection Policy, (v) that has been placed on non-accrual status by the Servicer in accordance with the Credit and Collection Policy, (vi) all or any portion of which has been converted into or exchanged for an Equity Security or (vii) has been sold for less than its Outstanding Loan Balance upon foreclosure or upon exercise of remedies, provided, that, only the portion of the Transferred Loan not recouped in such sale shall be deemed to be “charged-off’ for purposes of clause (vii).

“Charged-Off Portfolio Loan”: Any Portfolio Loan: (i) that is 180 days or more past due (without giving effect to any Servicer Advance thereon) with respect to any interest or principal payment, (ii) for which an Insolvency Event has occurred with respect to the related Obligor, (iii) for which the related Obligor has suffered any Material Adverse Change, (iv) that is or should be written off as uncollectible by the Servicer in accordance with the Credit and Collection Policy, (v) that has been placed on non-accrual status by the Servicer in accordance with the Credit and Collection Policy, (vi) all or any portion of which has been converted into or exchanged for an Equity Security or (vii) has been sold for less than its Portfolio Outstanding Loan Balance upon foreclosure or upon exercise of remedies, provided, that, only the portion of the Portfolio Loan not recouped in such sale shall be deemed to be “charged-off” for purposes of clause (vii).

“Charged-Off Ratio”: With respect to any Collection Period, the percentage equivalent of a fraction, calculated as of the Determination Date for such Collection Period, (a) the numerator of which is equal to the aggregate Outstanding Loan Balance of all Transferred Loans that became Charged-Off Loans during such Collection Period and (b) the denominator of which is equal to the decimal equivalent of a fraction (x) the numerator of which is equal to the sum of (A) the Aggregate Outstanding Loan Balance as of the first day of such Collection Period plus (B) the Aggregate Outstanding Loan Balance as of the last day of such Collection Period and (y) the denominator of which is 2.

“Class C Securities”: Collectively, (i) the 2000-1 Class C Securities, (ii) the 2002-1 Class C Securities, (iii) the 2002-2 Class C Securities and (iv) the 2003-1 Class D Securities.

“Closing Date”: August 10, 2004.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collateral”: All right, title and interest, whether now owned or hereafter acquired or arising, and wherever located, of the Borrower in and to the property described in clauses (i) through (xii) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to any of the following (in each case excluding the Retained Interest and the Excluded Amounts):

(i) the Transferred Loans, and all monies due or to become due in payment of such Transferred Loans on and after the related Cut-Off Date, including but not limited to all Collections and all obligations owed to the Originator in connection with such Loans;

(ii) any Related Property securing or purporting to secure the Transferred Loans (to the extent the Originator, other than solely in its capacity as collateral agent under any loan agreement with an Obligor, has been granted a Lien thereon) including the related security interest granted by the Obligor under such Transferred Loans, all proceeds from any sale or other disposition of such Related Property;

(iii) all security interests, liens, guaranties, warranties, letters of credit, accounts, bank accounts, mortgages or other encumbrances and property subject thereto from time to time purporting to secure payment of any Transferred Loan, together with all UCC financing statements or similar filings relating thereto;

(iv) all claims (including “claims” as defined in Bankruptcy Code § 101(5)), suits, causes of action, and any other right of the Originator, whether known or unknown, against the related Borrower, the related Obligors, if any, or any of their respective Affiliates, agents, representatives, contractors, advisors, or any other Person that in any way is based upon, arises out of or is related to any of the foregoing, including, to the extent permitted to be assigned under applicable law, all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of the Originator against any attorney, accountant, financial advisor, or other Person arising under or in connection with the related Loan Documents;

(v) all cash, securities, or other property, and all setoffs and recoupments, received or effected by or for the account of the Originator under such Transferred Loans (whether for principal, interest, fees, reimbursement obligations, or otherwise) after the related Cut-Off Date, including all distributions obtained by or through redemption, consummation of a plan of reorganization, restructuring, liquidation, or otherwise of any related Obligor or the related Loan Documents, and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing;

(vi) all Insurance Policies;

(vii) the Loan Documents with respect to such Transferred Loans;

(viii) the Collection Account, each Lock-Box and all Lock-Box Accounts, together with all funds held in or credited to such accounts, and all certificates and instruments, if any, from time to time representing or evidencing each of the foregoing or such funds;

(ix) any Hedging Agreement and any payment from time to time due thereunder;

(x) the Purchase Agreement and the assignment to the Deal Agent of all UCC financing statements filed by the Borrower against the Originator under or in connection with the Purchase Agreement;

(xi) the “Collateral” under, and as defined in, the Original Loan Funding and Servicing Agreement, excluding, however, all right, title, and interest in, under and to the “Pledge Agreement” and the related “Supplemental Interests”, in each case under, and as defined in, the Original Loan Funding and Servicing Agreement; and

(xii) the proceeds of each of the foregoing.

“Collateral Custodian”: Defined in the Preamble.

“Collateral Custodian Expenses”: The reasonable out-of-pocket expenses to be paid to the Collateral Custodian under and in accordance with the Backup Servicer and Collateral Custodian Fee Letter.

“Collateral Custodian Fee”: The fee to be paid to the Collateral Custodian under the terms of the Backup Servicer and Collateral Custodian Fee Letter, including the “Collateral Custodian Fee” and “Administration Fee,” each as defined in the Backup Servicer and Collateral Custodian Fee Letter.

“Collection Account”: Defined in Section 7.4(e).

“Collection Date”: The date following the Termination Date on which the Obligations have been reduced to zero and indefeasibly paid in full other than contingent indemnification obligations.

“Collection Period”: Each calendar month, except in the case of the first Collection Period, the period beginning on the Closing Date to and including the last day of the calendar month in which the Closing Date occurs.

“Collections”: (a) All cash collections or other cash proceeds received by the Borrower or by the Servicer or Originator on behalf of the Borrower from any source in payment of any amounts owed in respect of a Transferred Loan, including, without limitation, Interest Collections, Principal Collections, Deemed Collections, Insurance Proceeds, interest earnings in the Collection Account, and all Recoveries, (b) all amounts received by the Borrower in connection with the repurchase of an Ineligible Loan pursuant to Section 2.19(b) any other funds received by or on behalf of the Borrower with respect to any Transferred Loan or Related Property, and (d) all payments received pursuant to any Hedging Agreement or Hedge Transaction, but excluding, in the case of (a), (b) or (c), as applicable, amounts in respect of any Retained Interest and Excluded Amounts.

“Commercial Paper Notes”: On any day, any short-term promissory notes issued by any Conduit Lender in the commercial paper market.

“Commitment”: With respect to each Conduit Lender and each Institutional Lender, the commitment of such Lender to make Advances and, with respect to the Swingline Lender, the commitment of such Lender to make Swingline Advances, in accordance herewith in an amount not to exceed (a) prior to the Termination Date, the amount set forth opposite such Lender’s name on the signature pages of this Agreement, under the heading “Commitment,” and (b) on and after the Termination Date, except to the extent set forth in Section 2.5, the outstanding Advances of such Lender.

“Commitment Termination Date”: August 7, 2007, or such later date as the Deal Agent and each Lender Agent shall notify the Borrower of in writing in accordance with Section 2.1(d).

“Computer Records”: The computer records generated by the Servicer or any subservicer that provide information relating to the Loans and that were used by the Originator in selecting the Loans in the Collateral.

“Concentration Limits”: On any day, each of the following (calculated on the basis of a percentage of the Aggregate Outstanding Loan Balance):

(a) the sum of the Outstanding Loan Balances of Eligible Loans included in the Collateral to Obligors whose chief executive office is in any one state shall not exceed 35%;

(b) the sum of the Outstanding Loan Balances of Eligible Loans included in the Collateral to Obligors which are in the same Industry shall not exceed 10%;

(c) the sum of the Outstanding Loan Balances of Eligible Loans included in the Collateral to any one Obligor shall not exceed the Large Loan Limit;

(d) the sum of the Outstanding Loan Balances of Eligible Loans included in the Collateral the Obligors of which are Grade 2 Obligors shall not exceed 7.5%;

(e) the sum of the Outstanding Loan Balances of Eligible Loans included in the Collateral that have interest due and payable monthly shall not be less than 50%;

(f) the sum of the Outstanding Loan Balances of Eligible Loans included in the Collateral that are secured by a security interest in all assets of the related Obligor shall not be less than 75%;

(g) the sum of the Outstanding Loan Balances of Eligible Loans included in the Collateral that have at least a portion of the monthly or quarterly interest that is due under such Loans payable on a current basis by the Obligors thereof in cash (or such Obligors shall have other Loans included as part of the Collateral that pay current monthly or quarterly interest on a current basis in cash) shall not be less than 100%;

(h) the sum of the Outstanding Loan Balances of each Eligible Loan included in the Collateral which is a PIK Loan and which is either (a) a Fixed Rate Loan having a Loan Rate of less than 11% per annum or (b) a Floating Rate Loan having a Loan Rate of less than 8% per annum shall not exceed 0%;

(i) the sum of the Outstanding Loan Balances of Eligible Loans included in the Collateral principally secured by real property shall not exceed 40%;

(j) the sum of the Outstanding Loan Balances of all Eligible Loans included in the Collateral which have been included as part of the Collateral for 12 months or more shall not exceed $50,000,000 (provided, that, if a Loan or portion thereof has been transferred, sold, contributed or otherwise conveyed to the Originator or any Affiliate thereof as part of a Permitted Securitization Transaction that is a private placement collateralized loan or collateralized debt obligation transaction, such sum shall be calculated by treating any Loans to the related Obligor remaining in the Collateral as if such Loans were first included in the Collateral as of the date of such Permitted Securitization Transaction); and

(k) the Average Obligor Amount shall not exceed the greater of $12,000,000 and 4%.

“Consents”: Defined in Section 7.11(e).

“Conduit Lender”: VFCC and each other commercial paper conduit as may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Deal Agent and the Borrower as contemplated by Section 2.1(e).

“Consolidated Subsidiary”: With respect to any Obligor, as of any date of determination, any Subsidiary or other Person the accounts of which would be consolidated with those of the Obligor in its consolidated financial statements if such statements were prepared as of such date.

“Contractual Obligation”: With respect to any Person, means any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

“CP Rate”: For any Accrual Period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by a Conduit Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short-term promissory notes issued by such Conduit Lender maturing on dates other than those certain dates on which such Conduit Lender is to receive funds) in respect of the Commercial Paper Notes issued by such Conduit Lender that are allocated, in whole or in part, by the applicable Lender Agent (on behalf of such Conduit Lender) to fund or maintain the Advances Outstanding during such period, as determined by the applicable Lender Agent (on behalf of such Conduit Lender) and reported to the Borrower and the Servicer, which rates shall reflect and give effect to (i) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the applicable Lender Agent (on behalf of such Conduit Lender) and (ii) other borrowings by such Conduit Lender, including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate, the applicable Lender Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“Credit and Collection Policy”: Those credit, collection, customer relation and service policies: (a) determined by the Borrower, the Originator and the initial Servicer as of the date hereof relating to the Loans and related Loan Documents, described in Exhibit G, as the same may be amended or modified from time to time in accordance with Section 7.9(g); and (b) with respect to any Successor Servicer, the collection procedures and policies of such person (as approved by the Required Lenders) at the time such Person becomes Successor Servicer.

“Cut-Off Date”: With respect to each Transferred Loan, the Purchase Date of such Transferred Loan, on and after which Collections on such Transferred Loan become included as part of the Collateral.

“Deal Agent”: Defined in the Preamble.

“Deal Agent’s Account”: A special account (account number xxxxxxxxxxxx) in the name of the Deal Agent at Wachovia.

“Deemed Collection”: Defined in Section 2.4(c).

“Defaulted Loan”: Any Transferred Loan (that is not a Charged-Off Loan) (a) that is 60 days or more past due with respect to any interest or principal payments or (b) that is or otherwise should be considered a Defaulted Loan by the Servicer in accordance with the Credit and Collection Policy.

“Defaulted Portfolio Loan”: Any Portfolio Loan (that is not a Charged-Off Portfolio Loan) (a) that is 60 days or more past due with respect to any interest or principal payments (b) that is or otherwise should be considered a Defaulted Portfolio Loan by the Servicer in accordance with the Credit and Collection Policy.

“Default Ratio”: With respect to any Collection Period, the percentage equivalent of a fraction, calculated as of the Determination Date for such Collection Period, (a) the numerator of which is equal to the aggregate Outstanding Loan Balance of all Defaulted Loans (excluding Charged-Off Loans) and (b) the denominator of which is equal to the decimal equivalent of a fraction the numerator of which is equal to the sum of (i) the Aggregate Outstanding Loan Balance as of the first day of such Collection Period and (ii) the Aggregate Outstanding Loan Balance as of the last day of such Collection Period and the denominator of which is 2.

“Delinquent”: On any day with respect to any Loan, and any specified time period, (i) any payment, or portion thereof, due with respect thereto, has not been made by the Obligor of such Loan for the specified time period from the due date of such payment or (ii) other than with respect to any PIK Loans, the related Obligor is not paying any of the accrued and unpaid interest thereon on a current basis.

“Derivatives”: Any exchange-traded or over-the-counter (a) forward, future, option, swap, cap, collar, floor, foreign exchange contract, any combination thereof, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (b) any similar transaction, contract, instrument, undertaking or security, or (c) any transaction, contract, instrument, undertaking or security containing any of the foregoing.

“Determination Date”: The last day of each Collection Period.

“Dollars”: Means, and the conventional “$” signifies, the lawful currency of the United States.

“Eligible Loan”: (i) Any Class C Security and (ii) on any date of determination, any Loan that satisfies each of the following requirements:

(i) the Loan is evidenced by a promissory note that has been duly authorized and that, together with the related Loan Documents, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Loan to pay the stated amount of the Loan and interest thereon, and the related Loan Documents are enforceable against such Obligor in accordance with their respective terms;

(ii) the Loan was originated in accordance with the terms of the Credit and Collection Policy and arose in the ordinary course of the Originator’s business from the loaning of money to the Obligor thereof;

(iii) as of the date such Loan is first included in the Collateral, the Loan is not a Defaulted Loan or a Charged-Off Loan, and, for purposes of the initial Advance or Swingline Advance made with respect to such Loan, no payment or portion thereof is more than ten days Delinquent;

(iv) the Obligor of such Loan has executed all appropriate documentation required by the Originator, as required by, and in accordance with, the Credit and Collection Policy;

(v) the Loan, together with the Loan Documents related thereto, is a “general intangible”, an “instrument”, a “payment intangible”, an “account”, or “chattel paper” within the meaning of the UCC of all jurisdictions that govern the perfection of the security interest granted therein;

(vi) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making of such Loan have been duly obtained, effected or given and are in full force and effect;

(vii) any applicable taxes in connection with the transfer of such Loan have been paid and the Obligor has been given any assurances (including with respect to the payment of transfer taxes and compliance with securities laws) required by the Loan Documents in connection with the transfer of the Loan;

(viii) the Loan is denominated and payable only in Dollars in the United States;

(ix) the Loan bears some current interest, which is due and payable monthly or quarterly;

(x) the Loan, together with the Loan Documents related thereto, was originated in accordance with, and does not contravene in any material respect any Applicable Laws (including, without limitation, laws, rules and regulations relating to usury, predatory lending, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Loan Documents related thereto is in material violation of any such Applicable Laws;

(xi) the Loan, together with the related Loan Documents, is fully assignable, (and, if such Loan is secured by an interest in real property, an Assignment of Mortgage has been delivered to the Collateral Custodian);

(xii) the Loan was documented and closed in accordance with the Credit and Collection Policy, and there is only one current original promissory note, which has been delivered to the Collateral Custodian, duly endorsed as collateral;

(xiii) the Loan and the Borrower’s interest in all related Collateral and Related Property are free of any Liens, except for Permitted Liens and all filings and other actions required to perfect the security interest of (a) the Deal Agent, as agent for the Secured Parties, in the Collateral have been made or taken and (b) in the case of Agented Notes, the collateral agent, as agent for all noteholders of the related Obligor, in the Related Property, have been made or taken;

(xiv) the Loan has an original term to maturity of no more than 120 months, and is either fully amortizing in installments (which installments need not be in identical amounts) over such term or the principal amount thereof is due in a single installment at the end of such term;

(xv) no right of rescission, set off, counterclaim, defense or other material dispute has been asserted with respect to such Loan;

(xvi) any Related Property with respect to such Loan is insured in accordance with the Credit and Collection Policy;

(xvii) the Loan Documents with respect to such Loan are complete in accordance with the Credit and Collection Policy;

(xviii) the Obligor with respect to such Loan is an Eligible Obligor;

(xix) such Loan does not represent payment obligations relating to “put” rights;

(xx) the Loan does not by its terms permit the payment obligation of the Obligor thereunder to be converted into or exchanged for equity capital of such Obligor;

(xxi) [Reserved];

(xxii) if such Loan is originated on or after December 1, 2000, the Obligor of such Loan has waived all rights of set-off and/or counterclaim against the Originator of the Loan and all assignees thereof;

(xxiii) with respect to Agented Notes, the related Loan Documents (a) shall include a note purchase agreement containing provisions relating to the appointment and duties of a payment agent and a collateral agent and intercreditor and (if applicable) subordination provisions substantially similar to the forms provided to and approved by the Required Lenders and attached hereto as Exhibit T, and (b) are duly authorized, fully and properly executed and are the valid, binding and unconditional payment obligation of the Obligor thereof;

(xxiv) with respect to Agented Notes, the Originator (or American Capital Financial Services, Inc., a wholly owned Subsidiary of the Originator) has been appointed the collateral agent of the security and the payment agent for all such notes prior to such Agented Note becoming a part of the Collateral;

(xxv) with respect to Agented Notes, if the entity serving as the collateral agent of the security for all syndicated notes of the Obligor has or will change from the time of the origination of the notes, all appropriate assignments of the collateral agent’s rights in and to the collateral on behalf of the noteholders have been executed and filed or recorded as appropriate prior to such Agented Note becoming a part of the Collateral;

(xxvi) with respect to Agented Notes, all required notifications, if any, have been given to the collateral agent, the payment agent and any other parties required by the Loan Documents, and all required consents, if any, have been obtained with respect to, the Originator’s assignment of the Agented Notes and the Originator’s right, title and interest in the Related Property to the Borrower and the Deal Agent’s security interest therein on behalf of the Secured Parties;

(xxvii) with respect to Agented Notes, the right to control the actions of and to replace the collateral agent and/or the paying agent of the syndicated notes is by the Note Majority; and

(xxviii) with respect to Agented Notes, all syndicated notes of the Obligor of the same priority are cross-defaulted, the Related Property securing such notes is held by the collateral agent for the benefit of all holds of the syndicated notes and all holders of such notes (a) have an undivided interest in the collateral securing such notes, (b) share in the proceeds of the sale or other disposition of such collateral on a pro rata basis and (c) may transfer or assign their right, title and interest in the Related Property.

(xxix) all information on the Loan List delivered to the Deal Agent with respect to such Loan is true and correct.

“Eligible Obligor”: On any day, any Obligor that satisfies each of the following requirements at all times:

(i) such Obligor is not in the gaming, nuclear waste, bio-tech, oil and gas or real estate industries;

(ii) such Obligor is not a natural person and is a legal operating entity, duly organized and validly existing under the laws of its jurisdiction of organization;

(iii) the business being financed by such Obligor has an Operating History of at least 60 months from the date of its incorporation or formation;

(iv) such Obligor is not the subject of any Insolvency Event (and, as of the Funding Date on which such Loan became part of the Collateral, such Obligor has not experienced a Material Adverse Change);

(v) such Obligor is not an Affiliate of any other Obligor hereto (other than as a result of being an Affiliate of the Originator);

(vi) no other Loan of such Obligor is Delinquent for more than 30 days;

(vii) such Obligor is not a Governmental Authority;

(viii) such Obligor is in compliance with all material terms and conditions of its Loan Documents;

(ix) such Obligor’s principal office and any Related Property are located in the United States or any other country or territory of the United States (approved by the Deal Agent upon receipt and review of satisfactory legal due diligence, Rating Agency discussions and credit approval);

(x) such Obligor has an Eligible Risk Rating.

“Eligible Risk Rating”: As of any date of determination, with respect to a designated Obligor, a risk rating of “Grade 2,” “Grade 3,” or “Grade 4.”

“Equity Security”: Any equity security or other obligation or security that does not entitle the holder thereof to receive periodic payments of interest and one or more installments of principal.

“ERISA”: The U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“Eurocurrency Liabilities”: Defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Disruption Event”: The occurrence of any of the following: (a) the Swingline Lender, any Institutional Lender or any Liquidity Bank, as applicable, shall have notified the Deal Agent of a determination by such Swingline Lender, Institutional Lender or Liquidity Bank or any of their respective assignees or participants, as applicable, that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars in the London interbank market to fund any Advance or Swingline Advance, (b) the Swingline Lender, Institutional Lender or Liquidity Bank, as applicable, shall have notified the Deal Agent of the inability, for any reason, of such Swingline Lender, Institutional Lender, Liquidity Bank or any of their respective assignees or participants, as applicable, to determine the Adjusted Eurodollar Rate, (c) any Swingline Lender, Institutional Lender or Liquidity Bank, as applicable, shall have notified the Deal Agent of a determination by such Swingline Lender, Institutional Lender, Liquidity Bank or any of their respective assignees or participants, as applicable, that the rate at which deposits of Dollars are being offered to such Swingline Lender, Institutional Lender or Liquidity Bank or any of their respective assignees or participants, as applicable, in the London interbank market does not accurately reflect the cost to such Swingline Lender, Institutional Lender or Liquidity Bank, such assignee or such participant, as applicable, of making, funding or maintaining any Advance or Swingline Advance or (d) any Swingline Lender, any Institutional Lender or any Liquidity Bank, as applicable, shall have notified the Deal Agent of the inability of such Swingline Lender, Institutional Lender, Liquidity Bank or any of their respective assignees or participants, as applicable, to obtain Dollars in the London interbank market to make, fund or maintain any Advance or Swingline Advance.

“Eurodollar Reserve Percentage”: For any period, means the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of one percent (0.01%)), if any, applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, emergency, supplemental, marginal or other reserve requirements) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term of one month.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Excluded Amounts”: Any Collections received with respect to Repurchased Loans, Replaced Loans or Loans which are the subject of a Lien Release Dividend to the extent such Collections are attributable to a time after the effective date of such repurchase, substitution or Lien Release Dividend.

“Facility Amount”: The aggregate Commitments of the Conduit Lenders and the Institutional Lenders then in effect (excluding, for the avoidance of doubt any Commitment of the Swingline Lender); provided, that, such amount may not at any time exceed $850,000,000 without the written agreement of the parties hereto; provided, further, that, on or after the Termination Date, the Facility Amount shall be $0.

“Facility Fee”: (a) With respect to each Conduit Lender, the Facility Fee (as defined in such Conduit Lender’s Fee Letter), (b) with respect to each Institutional Lender, the Facility Fee (as defined in such Institutional Lender’s Fee Letter) and (c) with respect to the Swingline Lender, the Swingline Facility Fee (as defined in the Swingline Lender’s Fee Letter).

“Fair Market Value”: With respect to (i) each Eligible Loan included in the Collateral (other than the Class C Securities), if such Eligible Loan has been reduced in value on such date of determination below the original principal amount (other than as a result of the allocation of a portion of the original principal amount to warrants) the fair market value of such Eligible Loan as required by, and in accordance with, the 1940 Act and any orders of the Securities and Exchange Commission issued to the Originator, to be determined by the Board of Directors of the Originator and reviewed by its auditors, and (ii) the Class C Securities (if any), the fair market value of such Class C Securities as determined by the Required Lenders, from time to time (including, without limitation, on the date of any Funding Request and any Monthly Report), provided, that, from and after the occurrence of an “event of default” under the indenture pursuant which any Class C Security has been issued, the fair market value of such Class C Security shall equal $0.

“FATF”: Defined in Section 4.1(hh).

“Federal Funds Rate”: With respect to any Lender, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the federal funds rates as quoted by the applicable Lender Agent (in the case of any Conduit Lender or Institutional Lender) or the Swingline Lender (in the case of the Swingline Lender) and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by each Lender Agent or the Swingline Lender, as applicable (or, if such day is not a Business Day, for the preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of each Lender Agent or the Swingline Lender, as applicable, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. Charlotte, North Carolina time.

“Fee Letter”: With respect to each Lender and the applicable Lender Agent, the “Fee Letter”, dated as of the effective date thereof, among the Borrower, the Servicer and the applicable Lender Agent, as such letter may be amended, supplemented, modified, waived or restated from time to time.

“Federal Reserve Board”: The Board of Governors of the Federal Reserve System.

“Fitch”: Means Fitch, Inc. or any successor thereto.

“Fixed Rate Loan”: A Transferred Loan that is other than a Floating Rate Loan.

“Fixed Rate Loan Percentage”: As of any date of determination, the percentage equivalent of a fraction (i) the numerator of which is equal to the sum of the Outstanding Loan Balances of all Fixed Rate Loans as of such date and (ii) the denominator of which is equal to the Aggregate Outstanding Loan Balance as of such date.

“Floating Rate Loan”: A Transferred Loan where the interest rate payable by the Obligor thereof is based on the prime interest rate (daily rate) or the London interbank offered rate (one-month, two-month, three-month, six-month or twelve-month rate), plus some specified interest percentage in addition thereto, and such Transferred Loan provides that such interest rate will reset immediately upon any change in the related prime interest rate or London interbank offered rate.

“Funding Date”: Any Business Day on which an Advance or Swingline Advance is made.

“Funding Request”: A Borrower Notice requesting an Advance and including the items required by Sections 2.2 and 2.3.

“GAAP”: Generally accepted accounting principles in the United States of America. All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP as in effect on the date hereof.

“Governmental Authority”: Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court or arbitrator and any accounting board or authority (whether or not a part of the government) which is responsible for the establishment or interpretation of national or international accounting principles.

“Grade 1 Obligor”: As of any date of determination, an Obligor of any Loan that the Servicer determines to be or, in accordance with the Credit and Collection Policy, should have determined to be, classified as “Grade 1.”

“Grade 2 Obligor”: As of any date of determination, an Obligor of any Loan that the Servicer determines to be or, in accordance with the Credit and Collection Policy and Section 7.9(l), should have determined to be, classified as “Grade 2.”

“Grade 3 Obligor”: As of any date of determination, any Obligor of any Loan that the Servicer determines to be or, in accordance with the Credit and Collection Policy, should have determined to be, classified as “Grade 3.”

“Grade 4 Obligor”: As of any date of determination, an Obligor of any Loan that the Servicer determines to be or, in accordance with the Credit and Collection Policy, should have determined to be, classified as “Grade 4.”

“Grant”: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of any instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation, the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect thereof, and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring any suit in equity, action at law or other judicial or administrative proceeding in the name of the granting party or otherwise, and generally to do and receive anything that the granting party may be entitled to do or receive thereunder or with respect thereto.

“H.15”: Federal Reserve Statistical Release H.15.

“Hedge Amount”: On any day, an amount equal to the product of (a) the product of (i) the Borrowing Base and (ii) the Fixed Rate Loan Percentage and (b) the Advances Outstanding divided by the Aggregate Outstanding Loan Balance.

“Hedge Breakage Costs”: With respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.

“Hedge Collateral”: Defined in Section 5.2(b).

“Hedge Counterparty”: Means (a) Wachovia and JPMorgan Chase Bank and (b) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has been approved in writing by (I) at any time when there are two or fewer Lenders party hereto (excluding the Swingline Lender), each Lender Agent, and (II) at any time when there are more than two Lenders party hereto (excluding the Swingline Lender), the Deal Agent (which approval shall not, in the case of either clause (I) or clause (II), be unreasonably withheld), and (y) has a long-term unsecured debt rating of not less than “A” by S&P, not less than “A-2” by Moody’s and not less than “A” by Fitch (if such entity is rated by Fitch) (the “Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by S&P, not less than “P-1” by Moody’s and not less than F-1 by Fitch (if such entity is rated by Fitch) (the “Short-term Rating Requirement”), and (ii) in a Hedging Agreement (x) consents to the assignment of the Borrower’s rights under the Hedging Agreement to the Deal Agent on behalf of the Secured Parties pursuant to Section 5.2(b) and (y) agrees that in the event that Moody’s, S&P or Fitch reduces its long-term unsecured debt rating below the Long-term Rating Requirement or reduces it short-term debt rating below the Short-Term Rating Requirement, it shall either collateralize its obligations in a manner satisfactory to (I) at any time when there are two or fewer Lenders party hereto (excluding the Swingline Lender), each Lender Agent, and (II) at any time when there are more than two Lenders party hereto (excluding the Swingline Lender), the Deal Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the requirements of clauses (b)(i) and (b)(ii) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer.

“Hedge Notional Amount”: For any Advance, the aggregate notional amount in effect on any day under all Hedge Transactions entered into pursuant to Section 5.2(a) for that Advance.

“Hedge Percentage”: (a) On any day that the Aggregate Outstanding Loan Balance exceeds $150,000,000, (i) an amount equal to 100% if the sum of the Outstanding Loan Balances of all Fixed Rate Loans on such date exceeds $50,000,000, or (ii) an amount equal to 0% if the sum of the Outstanding Loan Balances of all Fixed Rate Loans is less than or equal to $50,000,000, or (b) on any day that the Aggregate Outstanding Loan Balance is less than or equal to $150,000,000, (i) an amount equal to 100% if the sum of the Outstanding Loan Balances of all Fixed Rate Loans on such date exceeds $20,000,000, or (ii) an amount equal to 0% if the sum of the Outstanding Loan Balances of all Fixed Rate Loans on such date is less than or equal to $20,000,000.

“Hedge Transaction”: Each interest rate swap, index rate swap or interest rate cap transaction or comparable derivative arrangements as the Required Lenders may approve in their discretion between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 5.2(a) and is governed by a Hedging Agreement.

“Hedging Agreement”: The agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into by the Borrower and such Hedge Counterparty pursuant to Section 5.2(a), which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto substantially in the form of Exhibit H-1 hereto or Exhibit H-2 hereto or such other form as the Required Lenders shall approve in writing; provided, that the “Schedule” to the Hedging Agreement with respect to JPMorgan Chase Bank, as Hedge Counterparty, shall be reasonably acceptable to the Deal Agent, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction.

“Increased Costs”: Any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.14.

“Indebtedness”: With respect to any Person as of any date, whether or not reflected on the balance sheet or comparable statement of financial position of such Person, (a) all indebtedness of such Person as well as any special purpose entity Subsidiaries of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument, (including, without limitation, any note, bond, debenture or similar instrument issued in connection with a securitization transaction), (b) all obligations of such Person under capital leases, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all indebtedness, obligations or liabilities of that Person in respect of Derivatives, determined as of such date on a net mark-to-market basis in accordance with customary market practice and (f) obligations under direct or indirect guaranties in respect of obligation (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, clauses (a) through (e) above.

“Indemnified Amounts”: Defined in Section 10.1.

“Indemnified Parties”: Defined in Section 10.1.

“Independent Trustee”: Defined in Section 4.1(t)(xxvii).

“Industry”: The industry of an Obligor as determined by reference to the four digit standard industry classification (SIC) codes.

“Ineligible Loan”: Defined in Section 2.19(b)(i).

“Initial Advance”: The first Advance made under the Second Amended and Restated Loan Funding and Servicing Agreement.

“Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or Governmental Authority relating to an Insolvency Event.

“Institutional Lender”: JPMorgan Chase Bank and each financial institution other than a commercial paper conduit which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Deal Agent and the Borrower as contemplated by Section 2.1(e).

“Insurance Policy”: With respect to any Transferred Loan included in the Collateral, an insurance policy covering physical damage to or loss to any assets or Related Property of the Obligor securing such Transferred Loan.

“Insurance Proceeds”: Any amounts payable or any payments made to the Borrower or to the Servicer on its behalf under any Insurance Policy.

“Intercreditor Agreement”: The Fourth Amended and Restated Intercreditor and Lockbox Administration Agreement, dated as of August 10, 2004, among Wells Fargo Bank, National Association, as the indenture trustee, Wachovia Capital Markets, LLC, as the conduit agent, Branch Banking and Trust Company, as the administrative agent, Harris Nesbitt Corp., as the Fairway Agent thereunder each Securitization Agent that from time to time executes a joinder thereto, and American Capital, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Interest”: For each Accrual Period and each Advance and each Swingline Advance outstanding during such Accrual Period, the sum of the products (for each day during such Accrual Period) of:

	IR	x P x 1
D

where

	IR	=	the Interest Rate applicable on such day;

	P	=	the principal amount of such Advance or Swingline Advance on such day; and

	D	=	360 or, to the extent the Interest Rate is based on the Base Rate, 365 or 366 days, as applicable.

provided, however, that (i) no provision of this Agreement shall require or permit the collection of Interest in excess of the maximum permitted by Applicable Law and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collections”: Any and all amounts received on a Transferred Loan from or on behalf of any Obligors that are deposited into the Collection Account, or received by the Borrower or by the Servicer or Originator on behalf of the Borrower in respect of Transferred Loans, not constituting Principal Collections and, solely for purposes of calculating the Portfolio Yield, any and all amounts accrued in respect of any fees (but only to the extent such fees are not part of the Retained Interest or were not received during such Collection Period) owed by any Obligor in respect of any Eligible Loan (net of any payment owed by the Borrower to, and including any receipts from, any Hedge Counterparties).

“Interest Expense”: With respect to any Obligor, as of any date of determination, the total interest expense for all obligations of such Obligor (including, without limitation Capital Lease Obligations and hedging agreements) determined on a consolidated basis, without duplication, for such Obligor and its Consolidated Subsidiaries in accordance with GAAP (calculated on a rolling 12 month basis).

“Interest Rate”: For each Accrual Period and for each Advance and each Swingline Advance outstanding by a Lender for each day during such Accrual Period:

(i) to the extent the applicable Lender has funded the Advance through the issuance of Commercial Paper Notes, a rate equal to the applicable CP Rate; or

(ii) to the extent the applicable Lender did not fund its Advance or Swingline Advance through the issuance of Commercial Paper Notes, a rate equal to the Alternative Rate; provided, that,

(a) with respect to any Advance by a Conduit Lender, the Interest Rate shall be the Base Rate for any Accrual Period for any Advance as to which the related Conduit Lender has funded the making or maintenance thereof by a sale of an interest therein to any Liquidity Bank under the Liquidity Agreement on any day other than the first day of such Accrual Period and without giving such Liquidity Bank at least two Business Days’ prior notice of such assignment; and

(b) the Interest Rate shall be the Base Rate for any Accrual Period for any Advance if the relevant Lender or Liquidity Bank shall have notified the Deal Agent that a Eurodollar Disruption Event has occurred.

“Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of assets pursuant to the Purchase Agreement and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business.

“ISDA Definitions”: The 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc.

“Joinder Supplement” An agreement among the Borrower, a Lender, a Lender Agent and the Deal Agent in the form of Exhibit W to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder, as contemplated by Section 2.01(e).

“JPMorgan Chase Bank”: Defined in the Preamble.

“Large Loan Limit”: An amount determined in accordance with the table below.

Aggregate Outstanding Loan Balance	Large Loan Limit
Less than or equal to $250,000,000	$20,000,000
Greater than $250,000,000 but less than or equal to $400,000,000	$25,000,000
Greater than $400,000,000 but less than or equal to $500,000,000	$30,000,000
Greater than $500,000,000 but less than or equal to $600,000,000	$35,000,000
Greater than $600,000,000	$40,000,000

“Lender”: Defined in the Preamble.

“Lender Agent”: With respect to (i) VFCC, the Deal Agent, (ii) each Conduit Lender which may from time to time become party hereto, the Person designated as the “Lender Agent” with respect to such Lender in the applicable Joinder Supplement and (iii) JPMorgan Chase Bank and each other Institutional Lender which may from time to time become a party hereto, each shall be deemed to be its own Lender Agent.

“Lender Agent’s Account”: (i) With respect to JPMorgan Chase Bank, a special account (ABA number xxxxxxxx; Account number xxxxxxxx; Ref: ACS Funding Trust I) at JPMorgan Chase Bank and (ii) with respect to each Lender which may become a party hereto after the Closing Date, a special account having the account number and located at the financial institution specified in the applicable Lender Agent’s agreement evidencing its Commitment delivered in accordance with Section 2.1(e).

“LIBOR Rate”: For any Accrual Period and any Advance or Swingline Advance, an interest rate per annum equal to:

(a) the posted rate for one-month deposits in Dollars appearing on Telerate page 3750 as of 11:00 a.m. (London time) on the Business Day that is the second Business Day immediately preceding the applicable Funding Date (with respect to the initial Accrual Period for such Advance or Swingline Advance) and as of the second Business Day immediately preceding the first (1st) day of the applicable Accrual Period (with respect to all subsequent Accrual Periods for such Advance or Swingline Advance); or

(b) if no rate appears on Telerate page 3750 at such time and day, then the LIBOR Rate shall be determined by the applicable Lender Agent at its principal office in the United States as its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which one-month deposits in Dollars are being, have been, or would be offered or quoted by such Lender Agent to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (New York, New York time) on such day.

“Lien”: With respect to any Collateral, (a) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Collateral, or (b) the interest of a vendor or lessor under any conditional sale agreement, financing Loan or other title retention agreement relating to such Collateral.

“Lien Release Dividend”: Defined in Section 2.17(a).

“Lien Release Dividend Date”: The date specified by the Borrower, which date may be any Business Day, provided written notice is given in accordance with Section 2.17(a).

“Liquidation Expenses”: With respect to any Defaulted Loan or Charged-Off Loan, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Borrower or on behalf of the Borrower by the Servicer (including amounts paid to any subservicer) in connection with the repossession, refurbishing and disposition of any related assets securing such

Transferred Loan including the attempted collection of any amount owing pursuant to such Transferred Loan.

“Liquidity Bank”: The Person or Persons who provide liquidity support to each Conduit Lender, respectively, pursuant to a Liquidity Purchase Agreement in connection with the issuance by such Conduit Lender of Commercial Paper Notes.

“Liquidity Purchase Agreement”: Means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Bank agrees to make purchases or advances to, or purchase assets from, any Conduit Lender in order to provide liquidity for such Conduit Lender’s Advances hereunder.

“Loan”: (i) Any senior or subordinate loan arising from the extension of credit to an Obligor in the ordinary course of the Originator’s business including, without limitation, all Add-On Loans, Revolving Loans, PIK Loans and Agented Notes and (ii) the Class C Securities (if any), in each case including monies due and owing and all Interest Collections, Principal Collections and other amounts received from time to time with respect to such loan or note receivable and all Proceeds thereof.

“Loan Documents”: With respect to (i) any Loan (other than the Class C Securities), the related promissory note and any related loan agreement, security agreement, mortgage, assignment of Loans, all guarantees, note purchase agreement, intercreditor and/or subordination agreement, and UCC financing statements and continuation statements (including amendments or modifications thereof) executed by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Loan and related promissory note, including, without limitation, general or limited guaranties and, for each Loan secured by real property an Assignment of Mortgage, and for all Loans with a promissory note, an assignment (which may be by allonge), in blank, signed by an officer of the Originator, and (ii) with respect to the Class C Securities (if any), duly executed originals of each of the Class C Securities registered in the name of “Wachovia Capital Markets, LLC, as the Deal Agent”.

“Loan File”: With respect to any Loan, each of the Loan Documents related thereto.

“Loan List”: The Loan List provided by the Borrower to the Deal Agent and the Collateral Custodian in connection with each Advance or Swingline Advance or as new Eligible Loans are added to the Collateral, initially as set forth in Schedule IV hereto (which shall set forth a description of each Transferred Loan, including, without limitation, the name of the Obligor of each such Transferred Loan and the maturity date and type of each such Transferred Loan), as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

“Loan Rate”: For each Loan in a Collection Period, the current cash pay interest rate for such Loan in such period, as specified in the related Loan Documents.

“Lock-Box”: A post office box to which Collections are remitted for retrieval by the Lock-Box Bank and deposited by such Lock-Box Bank into the Lock-Box Account.

“Lock-Box Account”: Account number xxxxxxxxx maintained in the name of the Borrower for the purpose of receiving Collections at the Lock-Box Bank.

“Lock-Box Agreement”: The Five Party Lockbox Agreement, dated as of August 8, 2002, by and among Wells Fargo Bank, National Association, Regulus West LLC, Wachovia Capital Markets, LLC (f/k/a/ Wachovia Securities, LLC), American Capital Strategies, Ltd. and ACS Funding Trust I, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Lock-Box Bank”: Wells Fargo Bank, National Association.

“Margin Stock”: Means “Margin Stock” as defined in Regulation U issued by the Board of Governors of the Federal Reserve System.

“Market Servicing Fee”: Defined in Section 7.27.

“Market Servicing Fee Differential”: On any date of determination, an amount equal to the excess, if any, of the Market Servicing Fee over the Servicing Fee.

“Material Adverse Change”: With respect to any Person, any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

“Material Adverse Effect”: With respect to any event or circumstance, means a material adverse effect on, as applicable, (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Servicer, the Borrower, the Backup Servicer or the Collateral Custodian, (b) the validity, enforceability or collectibility of this Agreement or any other Transaction Document or the validity, enforceability or collectibility of the Loans, (c) the rights and remedies of the Deal Agent or any other Secured Party under this Agreement or any Transaction Document or (d) the ability of the Servicer, the Borrower, the Backup Servicer or the Collateral Custodian to perform its obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority, or enforceability of the Deal Agent’s or Secured Parties’ interest in the Collateral.

“Maximum Availability”: At any time, an amount equal to the sum of (a) the lesser of (i) the Borrowing Base minus the Required Equity Contribution and (ii) the product of the Borrowing Base and 70% plus (b) the amount of Principal Collections on deposit in the Collection Account received in reduction of the Outstanding Loan Balance of any Loan; provided, however, that during the Amortization Period, the Maximum Availability shall be equal to the Advances Outstanding.

“Maximum Lawful Rate”: Defined in Section 2.8(c).

“Minimum Portfolio Yield”: 6.0%

“Monthly Report”: Defined in Section 7.17(a).

“Moody’s”: Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

“Net Mark to Market Amount”: With respect to each Hedge Counterparty, as set forth on each Monthly Report for each Determination Date, the net amount that would be payable by the Borrower to such Hedge Counterparty if all Hedge Transactions of the Borrower with such Hedge Counterparty were being terminated as of such date, which amount (i) shall have been provided to the Servicer by such Hedge Counterparty for inclusion in each Monthly Report and (ii) shall have been determined by such Hedge Counterparty in good faith and in accordance with its usual business practices; provided, however, that such valuation will be based on a mid-market valuation of each such Hedge Transaction and as such is an indicative valuation calculation, it being understood that the net amount that would be payable in the event of any termination of any Hedge Transaction would be determined in accordance with the provisions of the applicable Hedging Agreement governing a termination due to an event of default or termination event and would be subject to market conditions at the time the applicable Hedge Transaction is terminated.

“Net Worth”: The total of stockholder’s equity (determined in accordance with GAAP) plus Subordinated Debt, less (i) the total amount of loans to officers, directors, or employees and (ii) the total amount of any intangible assets, including without limitation, deferred charges and goodwill.

“Note Majority”: With respect to Agented Notes, the holders of the Notes evidencing not less than 66 2/3% of the outstanding amount of all such notes issued by the Obligor.

“Notes”: Defined in Section 2.1(a).

“Obligations”: All loans, advances, debts, liabilities and obligations, for monetary amounts owing by the Borrower to the Secured Parties, the Backup Servicer and the Collateral Custodian or any of their assigns, as the case may be, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of any of this Agreement, any fee letter (including, without limitation, the Fee Letter and the Backup Servicer and Collateral Custodian Fee Letter) delivered in connection with the transactions contemplated by this Agreement, any Transaction Document, or any Hedging Agreement, as amended or supplemented from time to time, whether or not evidenced by any separate note, agreement or other instrument. This term Obligations includes, without limitation, all Advances Outstanding, Interest (including interest that accrues after the commencement against the Borrower of any action under the Bankruptcy Code), Breakage Costs, Hedge Breakage Costs, fees, including, without limitation, any and all arrangement fees, loan fees, facility fees, and any and all other fees, expenses, costs or other sums (including attorney costs) chargeable to the Borrower under any of the Transaction Documents or under any Hedging Agreement.

“Obligor”: With respect to any Loan, the Person or Persons obligated to make payments pursuant to such Loan, including any guarantor thereof. For purposes of calculating any of the

Concentration Limits, all Loans included in the Collateral or to become part of the Collateral the Obligor of which is an Affiliate of another Obligor shall be aggregated with all Loans of such other Obligor, for example, if Corporation A is an Affiliate of Corporation B; and the aggregate Outstanding Loan Balance of all of Corporation A’s Loans in the Collateral constitutes 10% of the Aggregate Outstanding Loan Balance and the aggregate Outstanding Loan Balance of all Corporation B’s Loans in the Collateral constitute 10% of the Aggregate Outstanding Loan Balance, the Obligor concentration for Corporation A would be 20% and the Obligor concentration for Corporation B would be 20%.

“Officer’s Certificate”: A certificate signed by any officer of the Borrower or the Servicer, as the case may be, and delivered to the Backup Servicer and the Deal Agent.

“Operating History”: With respect to any specified Person, the time since the date of such Person’s incorporation or formation that it has continuously operated its business; provided, however, the Operating History of any Person, newly formed as a result of a merger of two or more Persons or as a result of the acquisition of one or more Persons by a newly formed Person (“Merged Parties”) shall be based on the weighted average (by relative sales) of the Operating Histories of the Merged Parties (excluding for such purposes, entities that are created only for the purpose of being acquisition entities), for example, if Corporation A with sales of $10 million has an Operating History of four years and Corporation B with sales of $20 million has an Operating History of eight years, merge to form NEWCO, the Operating History of NEWCO will be 6.67 years.

“Opinion of Counsel”: A written opinion of external counsel, who may be external counsel for the Borrower or the Servicer, as the case may be, and who shall be reasonably acceptable to the Deal Agent.

“Original Conduit Lender”: Defined in the Recitals.

“Original Deal Agent”: Defined in the Recitals.

“Original Lenders”: Defined in the Recitals.

“Original Loan Funding and Servicing Agreement”: Defined in the Recitals.

“Original Swingline Lender”: Defined in the Recitals.

“Originator”: American Capital Strategies, Ltd.

“Other Costs”: Defined in Section 12.9(c).

“Outstanding Loan Balance”: With respect to any Loan, as of any date of determination, the lesser of (i) the Fair Market Value of such Loan and (ii) the total remaining amounts of principal payable by the Obligor thereof exclusive of (a) interest payments and (b) Accreted Interest (it being understood that any principal previously covered by a Servicer Advance will be excluded from the principal amounts payable for purposes of this definition).

“Parent”: Defined in Section 4.1(t)(xxvii).

“Paying Agent”: American Capital in its capacity as Servicer and any Successor Servicer.

“Payment Date”: The tenth (10th) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing August 10, 2004.

“Permitted Investments”: Means negotiable instruments or securities or other investments that, as of any date of determination, mature by their terms on or prior to the Business Day immediately preceding the next Payment Date immediately following such date of determination and which may include one or more of the following types of investments:

(a) marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States;

(b) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States;

(c) bankers’ acceptances and certificates of deposit and other interest-bearing obligations denominated and payable in Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which are rated “A-1” by S&P and “P-1” by Moody’s;

(d) repurchase obligations for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above;

(e) commercial paper rated at least “A-1” by S&P and “P-1” by Moody’s;

(f) investments in money market funds rated in the highest investment category or otherwise approved in writing by S&P or Moody’s; and

(g) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days of depository institutions or trust companies incorporated under the laws of the United States or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least “A-1” by S&P and “P-1” by Moody’s.

Each of the Permitted Investments may be purchased by or through the Backup Servicer or Collateral Custodian or an Affiliate of the Backup Servicer or Collateral Custodian.

“Permitted Liens”: (a) With respect to the Loans, Liens in favor of the Deal Agent, as agent for the Secured Parties, created pursuant to this Agreement, and (b) with respect to the Borrower’s interest in the related Collateral, any of the following as to which no enforcement, collection, execution, levy or foreclosure proceedings shall have been commenced: (i) materialmen’s, warehousemen’s, mechanics’ and other liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (ii) Liens for state, municipal and other local taxes if such taxes are not at the time due and payable or if the Obligor shall currently be contesting the validity thereof in good faith by appropriate proceedings, (iii) Liens held by senior lenders with respect to subordinated Loans, (iv) Liens created pursuant to this Agreement in favor of the Deal Agent, on behalf of the Secured Parties, (v) the rights of a Hedge Counterparty under its Hedging Agreement, and (vi) with respect to Agented Notes, Liens in favor of the collateral agent on behalf of all noteholders of the related Obligor.

“Permitted Securitization Transaction”: Any financing transaction undertaken by the Borrower or an Affiliate of the Borrower or the Originator that is secured, directly or indirectly, by the Collateral or any portion thereof or interest therein, including any sale, lease, whole loan sale, asset securitization, secured loan or other transfer.

“Person”: An individual, partnership, corporation (including a business or statutory trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“PIK Loan”: A Loan to an Obligor, which provides for a portion of the interest that accrues thereon to be added to the principal amount of such Loan for some period of the time prior to such Loan requiring the current cash payment of interest on a monthly or quarterly basis, which cash payment shall be treated as Interest Collections at the time it is received.

“Portfolio Aggregate Outstanding Loan Balance”: With respect to all Portfolio Loans, as of any date of determination, the sum of the Portfolio Outstanding Loan Balances of such Portfolio Loans on such date minus the Portfolio Outstanding Loan Balances of any Defaulted Portfolio Loans and Charged-Off Portfolio Loans on such date.

“Portfolio Investments”: Investments made by the Originator in the ordinary course of business and consistent with practices existing on December 31, 2003 in a Person that is accounted for under GAAP as a portfolio investment of the Originator.

“Portfolio Loan”: Any Loan serviced by the Servicer, but excluding any Loan which the Servicer services for an unaffiliated third party.

“Portfolio Outstanding Loan Balance”: With respect to any Portfolio Loan, as of any date of determination, the total remaining amounts of principal payable by the Obligor thereof (excluding interest payments and Accreted Interest); it being understood that any principal payment previously the subject of a Servicer Advance (of the type described in Section 7.5) will be excluded from the principal amounts payable for purposes of this definition.

“Portfolio Yield”: As of each Determination Date, the annualized percentage equivalent of a fraction (a) the numerator of which is equal to all Interest Collections deposited in the Collection Account during the related Collection Period minus the sum of (i) the Interest, (ii) the Servicing Fee, (iii) the Program Fee, (iv) the Facility Fee, (v) any Backup Servicer Fees and (vi) any Collateral Custodian Fees and (b) denominator of which is equal to the Aggregate Outstanding Loan Balance as of the first day of the related Collection Period.

“Prepaid Loan”: Any Loan (other than a Charged-Off Loan) that was terminated or has been prepaid in full or in part prior to its scheduled maturity date.

“Pre-Positioned Loan”: Any Loan which will be funded at the closing of such Loan with the proceeds of an Advance or Swingline Advance and which is designated by the Borrower (or the Servicer on the Borrower’s behalf) in writing to the Deal Agent as a “Pre-Positioned Loan” shall constitute a “Pre-Positioned Loan” for purposes of the conditions, obligations, certifications and delivery requirements (as applicable) provided for in Sections 2.2(b), 2.3(b), 2.3(c), 3.2(f), 4.1(u)(x), 5.3(a) and 7.10(a), and shall constitute a Transferred Loan for all other purposes under this Agreement, subject to the limitations set forth in Section 2.2(b)(iii) and Section 2.3(b)(ii).

“Prime Rate”: The rate announced by Wachovia from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wachovia in connection with extensions of credit to debtors.

“Principal Collections”: Any and all amounts received in respect of any principal due and payable under any Loan from or on behalf of Obligors that are deposited into the Collection Account, or received by the Borrower or the Servicer or Originator on behalf of the Borrower in respect of Loans, in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment and applied to reduce the Outstanding Loan Balance of a Loan in accordance with the Credit and Collection Policy.

“Proceeds”: With respect to any Collateral, whatever is receivable or received when such Collateral is sold, collected, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any Insurance Policy relating to such Collateral.

“Program Fee”: (a) With respect to each Conduit Lender, the Program Fee (as defined in such Conduit Lender’s Fee Letter), (b) with respect to each Institutional Lender, the Program Fee (as defined in such Institutional Lender’s Fee Letter) and (c) with respect to the Swingline Lender, the Swingline Program Fee (as defined in the Swingline Lender’s Fee Letter).

“Pro Rata Share” The percentage obtained for each Conduit Lender and each Institutional Lender by dividing each such Lender’s Commitment (as determined under clause (a) of the definition of “Commitment”) by the aggregate Commitment of all Conduit Lenders and all Institutional Lenders (as determined under clause (a) of the definition of “Commitment”).

“Purchase Agreement”: The Second Amended and Restated Purchase and Sale Agreement, dated as of the date hereof, by and between the Originator and the Borrower, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Purchase Date”: Defined in the Purchase Agreement.

“Qualified Institution”: Defined in Section 7.4(e).

“Rating Agency”: Each of S&P, Moody’s and any other rating agency that has issued a rating with respect to the Commercial Paper Notes issued by a Conduit Lender.

“Records”: With respect to any Loans, all documents, books, records and other information (including without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to any item of Collateral and the related Obligors, other than the Loan Documents.

“Recoveries”: With respect to any Defaulted Loan or Charged-Off Loan, proceeds of the sale of any Related Property, proceeds of any related Insurance Policy, and any other recoveries with respect to such Loan and Related Property, and amounts representing late fees and penalties, net of Liquidation Expenses and amounts, if any, received that are required to be refunded to the Obligor on such Loan.

“Reference Bank”: Any bank that furnishes information for purposes of determining the Adjusted Eurodollar Rate.

Registrar: Wachovia, not in its individual capacity but solely as Registrar, its successor or successors in interest and any Person which at any time may be selected by the Borrower upon the resignation of Wachovia to act as Registrar.

“Related Property”: With respect to any Loan, any property or other assets of the Obligor thereunder pledged or purported to be pledged as collateral to secure the repayment of such Loan.

“Replaced Loan”: Defined in Section 2.19(a).

“Released Amounts”: With respect to any payment or Collection received with respect to any Transferred Loan on any Business Day (whether such payment or Collection is received by the Servicer, the Originator or the Borrower), an amount equal to that portion of such payment or collection constituting Excluded Amounts or Retained Interest.

“Reporting Date”: The date that is two Business Days prior to each Payment Date.

“Repurchased Loan”: Defined in Section 2.4(c).

“Required Advance Reduction Amount”: On any Payment Date, the amount of Advances Outstanding required to be repaid in order to cause the Availability to exceed $0.

“Required Equity Contribution”: As of any date of determination prior to the Termination Date, an amount equal to $115,000,000.

“Required Lenders”: The Conduit Lenders and/or Institutional Lenders representing an aggregate of more than 66.67% of the aggregate Commitments of the Conduit Lenders and the Institutional Lenders then in effect (excluding, for the avoidance of doubt, any Commitment of the Swingline Lender); provided, however, that for the purposes of determining the Required Lenders, in the event that an Institutional Lender or a Conduit Lender (or its related Liquidity Bank on its behalf) fails to provide funding for an Advance hereunder for which all conditions precedent have been satisfied, such Institutional Lender or Conduit Lender, as applicable, shall not constitute a Required Lender hereunder (and the Commitment of such Institutional Lender or

Conduit Lender, as applicable, shall be disregarded for purposes of determining whether the consent of the Required Lenders has been obtained).

“Required Reports”: Collectively, the Monthly Report, the Servicer’s Certificate and the quarterly financial statement of the Servicer required to be delivered to the Borrower, the Deal Agent, each Lender Agent, and the Backup Servicer pursuant to Section 7.17 hereof.

“Responsible Officer”: As to any Person, any officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Payments”: Defined in Section 5.1(z).

“Retained Interest”: With respect to each Loan, the following interests, rights and obligations in such Loan and under the associated Loan Documents, which are being retained by the Originator: (a) all of the obligations, if any, to provide additional funding with respect to such Loan, (b) all of the rights and obligations, if any, of the agent(s) under the documentation evidencing such Loan, (c) the applicable portion of the interests, rights and obligations under the documentation evidencing such Loan that relate to such portion(s) of the indebtedness that is owned by another lender or is being retained by the Originator, (d) any unused, commitment or similar fees associated with the additional funding obligations that are not being transferred in accordance with clause (a) of this definition, (e) any agency or similar fees associated with the rights and obligations of the agent that are not being transferred in accordance with clause (b) of this definition and (f) any advisory, consulting or similar fees due from the Obligor associated with services provided by the agent that are not being transferred in accordance with clause (b) of this definition.

“Retransfer Price”: Defined in Section 2.19(b).

“Revolving Loan”: Any Loan that is a line of credit or other similar extension of credit by the Originator where the Originator’s commitment under such Loan is not fully funded and/or the proceeds of such Loan may be repaid and reborrowed.

“Revolving Period”: The period commencing on the Closing Date and ending on the day immediately preceding the Termination Date.

“Rolling Three-Month Charged-Off Ratio”: As of any date, the percentage equivalent of a fraction (a) the numerator of which equals the sum of the Charged-Off Ratios for the three Collection Periods immediately preceding such date, and (b) the denominator of which equals three.

“Rolling Three-Month Default Ratio”: As of any date, the percentage equivalent of a fraction (a) the numerator of which equals the sum of the Default Ratios for the three Collection Periods immediately preceding such date, and (b) the denominator of which equals three.

“Rolling Three-Month Portfolio Yield”: As of any date, the percentage equivalent of a fraction (a) the numerator of which equals the sum of the Portfolio Yields for the three

Collection Periods immediately preceding such date, and (b) the denominator of which equals three.

“Rolling Twelve-Month Portfolio Charged-Off Ratio”: As of any Determination Date, the percentage equivalent of a fraction (i) the numerator of which is equal to the sum of the Portfolio Outstanding Loan Balance of all Portfolio Loans that became Charged-Off Portfolio Loans during the Collection Period related to such Determination Date and each of 11 preceding Determination Dates, and (ii) the denominator of which is equal to a fraction, the numerator of which is equal to the sum of the Portfolio Aggregate Outstanding Loan Balance as of the first day of the Collection Period related to such Determination Date and each of the 11 preceding Determination Dates and the denominator of which is equal to 12.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Scheduled Payment”: On any Determination Date, with respect to any Loan, each monthly or quarterly payment (whether principal, interest or principal and interest) scheduled to be made by the Obligor thereof after such Determination Date under the terms of such Loan.

“Secured Party”: (a) Each Lender; (b) the Deal Agent; and (c) each Hedge Counterparty that, at the time of execution of the relevant Hedge Agreement, is a Lender, an Affiliate of such Lender or an Affiliate of the Deal Agent, that executes a counterpart of this Agreement or a Joinder Supplement hereto, as applicable, agreeing to be bound by the terms of this Agreement applicable to a Secured Party.

“Servicer”: Defined in the Preamble.

“Servicer Advance”: Defined in Section 7.5.

“Servicer Termination Event”: Defined in Section 7.25.

“Servicer Termination Notice”: Defined in Section 7.25.

“Servicer’s Certificate”: Defined in Section 7.17(b).

“Servicing Duties”: Defined in Section 7.2.

“Servicing Fee”: For each Payment Date, an amount equal to the sum of the products, for each day during the related Collection Period, of (a) a fraction, the numerator of which is the sum of (i) the Aggregate Outstanding Loan Balance as of the first day of such Collection Period plus (ii) the Aggregate Outstanding Loan Balance as of the last day of such Collection Period, and the denominator of which is two, (b) the Servicing Fee Rate, and (c) a fraction, the numerator of which is 1 and the denominator of which is 360.

“Servicing Fee Rate”: A rate equal to 1.0% per annum.

“Servicing Records”: All documents, books, records and other information (including, without limitation, computer programs, tapes, disks, data processing software and related property rights) prepared and maintained by the Servicer with respect to the Loans and the related Obligors.

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property owned by such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair salable value of the property owned by such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Structured Note”: Defined in Section 2.1(a).

“Subordinated Debt”: Any debt that is subordinated in right of payment to the obligations of the Borrower under this Agreement.

“Subsidiary”: With respect to any Person, means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such entity (irrespective of whether at the time capital stock of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, limited liability company or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, or such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries; provided that, with respect to the Originator and the Servicer, “Subsidiary” shall not include any Person that is a Portfolio Investment.

“Substitute Loan”: Defined in Section 2.19.

“Successor Servicer”: Defined in Section 7.26(a).

“Swingline Advance”: Defined in Section 2.1(c).

“Swingline Funding Request”: Defined in Section 2.1(c).

“Swingline Lender”: Defined in the Preamble.

“Swingline Lender’s Account”: A special account (ABA number xxxxxxxx; Account number xxxxxxx; Ref: ACS Funding Trust I) at JPMorgan Chase Bank.

“Swingline Note”: Defined in Section 2.1(a).

“Tape”: Defined in Section 7.13(b)(ii).

“Taxes”: Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Government Authority.

“Termination Date”: The earliest to occur of (a) the Business Day designated by the Borrower to the Deal Agent upon at least two Business Days’ prior written notice, (b) the date of the occurrence of a Termination Event pursuant to Section 9.1, (c) August 9, 2005, as the same may be extended as provided in Section 2.1(d), (d) the date any Liquidity Purchase Agreement shall cease to be in full force and effect, and (e) the second Business Day prior to the Commitment Termination Date.

“Termination Event”: Defined in Section 9.1.

“Transaction Documents”: This Agreement, the Purchase Agreement, the Assignments, the Liquidity Purchase Agreement, all Hedging Agreements, the Intercreditor Agreement, the Lock-Box Agreement, the Notes, each Fee Letter, the Backup Servicer and Collateral Custodian Fee Letter, any UCC financing statements filed pursuant to the terms of this Agreement, and any additional document, letter, fee letter, certificate, opinion, agreement or writing the execution of which is necessary or incidental to carrying out the terms of the foregoing documents.

“Transferred Loans”: Each Class C Security, each Loan that is acquired by the Borrower under the Purchase Agreement and all Loans received by the Borrower as a contribution to the capital of the Borrower; provided, that, the term Transferred Loan shall not include any Retained Interests, provided, further, that, for avoidance of doubt, the term Transferred Loan shall include each Transferred Loan acquired or received by the Borrower under the Original Purchase Agreement and owned by the Borrower on the Closing Date.

“Transition Costs”: The reasonable costs and expenses incurred by the Backup Servicer in transitioning to Servicer; provided, however, in no event shall such Transition Costs exceed $50,000.00 in the aggregate.

“UCC”: The Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Underlying Note”: The promissory note of an Obligor evidencing a Loan.

“United States”: The United States of America.

“Unmatured Termination Event”: An event that, with the giving of notice or lapse of time, or both, would become a Termination Event.

“Unreimbursed Servicer Advances”: At any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Servicer has not been reimbursed as of such time pursuant to Section 2.9(a)(1)(ii) and (b)(ii) and that the Servicer has determined in its sole discretion will not be recoverable from Collections with respect to the related Transferred Loan.

“VFCC”: Defined in the Recitals.

“Wachovia”: Defined in the Recitals.

“Warranty Event”: Occurs as to any Loan included as part of the Collateral, if any representation or warranty herein relating to such Loan was not true and correct in any material respect when made and such breach is not cured within the relevant cure period.

“Weighted Average Life”: At any date of determination, with respect to any Loan, is determined by: (a) multiplying the number of months from and including the month in which such date of determination falls to but excluding the month when each Scheduled Payment is to be received under such Loan, (b) summing said products, (c) dividing the sum total by the total amount of all Scheduled Payments to be received under the Loan, and (d) dividing the total by 12.

“Wells Fargo”: Defined in the Preamble.

“WCM”: Defined in the Preamble.

Section 1.2. Other Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3. Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.4. Interpretation.

In each Transaction Document, unless a contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii) reference to any gender includes each other gender;

(iv) reference to day or days without further qualification means calendar days;

(v) unless otherwise stated, reference to any time means Charlotte, North Carolina time;

(vi) references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented or restated and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(viii) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

Section 1.5. Section References.

All Section references (including to the Recitals and the Preamble), unless otherwise indicated, shall be to Sections (and the Recitals and the Preamble) in this Agreement.

Section 1.6. Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360-day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

ARTICLE II

PURCHASE OF THE STRUCTURED NOTES

Section 2.1. The Structured Notes.

(a) On the terms and conditions hereinafter set forth, on the Closing Date, the Borrower shall deliver to each Lender Agent and the Swingline Lender, as applicable, at the applicable address set forth on Annex A to this Agreement, a duly executed structured note in substantially the form of Exhibit B-1 (each a “Structured Note”) and Exhibit B-2 (the “Swingline Note”, and together with the Structured Notes, the “Notes”), as applicable, dated as of the date of this Agreement, each in a face amount equal to the applicable Lender’s Commitment as of the Closing Date and otherwise duly completed. Each Note evidences, and at all times on and after the date hereof shall continue to evidence each Lender’s ratable share of the security interest in the Collateral granted pursuant to Section 8.1 (and the Borrower hereby expressly affirms its prior grant of a security interest in the “Collateral” under the Original Loan Funding and Servicing Agreement). Interest shall accrue, and each Note shall be payable, as described herein.

(b) During the Revolving Period, the Borrower may, at its option, request the Conduit Lenders and the Institutional Lenders to make advances of funds (each, an “Advance”) under the

Structured Notes, each such Funding request to be substantially in the form of Exhibit A-1 hereto, in an aggregate amount up to the Availability as of the date of the proposed Advance. Following the receipt of a Funding Request, subject to the terms and conditions hereinafter set forth, during the Revolving Period, the Conduit Lenders and the Institutional Lenders shall fund such Advance. Notwithstanding anything to the contrary contained herein, no Lender shall be obligated to provide the Deal Agent or the Borrower with aggregate funds in connection with an Advance that would exceed (i) such Lender’s unused Commitment then in effect, (ii) the aggregate unused Commitments then in effect or (iii) the Availability on the date such Advance is to be made. Each Advance made by a Lender hereunder is subordinated to the interests of the Hedge Counterparties under Sections 2.9(a)(1)(i) and (b)(i) of this Agreement.

(c) During the Revolving Period, the Borrower may, at its option, request the Swingline Lender to make advances of funds on an expedited basis under the Swingline Note (each such request, a “Swingline Funding Request”), each such Swingline Funding Request to be substantially in the form of Exhibit A-2 hereto. Subject to the terms and conditions hereinafter set forth, during the Revolving Period, the Swingline Lender shall advance to the Borrower the amount requested under a Swingline Funding Request (each, a “Swingline Advance”). Notwithstanding anything to the contrary contained herein, the Swingline Lender shall not be obligated to provide the Borrower with aggregate funds in connection with a Swingline Advance that would exceed the least of (i) the Swingline Lender’s unused Commitment then in effect, (ii) the aggregate unused Commitments then in effect or (iii) the Availability on the date such Swingline Advance is to be made. Each Swingline Advance made by the Swingline Lender hereunder is subordinated to the interests of the Hedge Counterparties under Sections 2.9(a)(1)(i) and (b)(i) of this Agreement.

(d) The Borrower may, within 60 days but not less than 45 days prior to the (x) the date on which each Liquidity Purchase Agreement is to expire in accordance with its terms, in the case of an extension of each Liquidity Purchase Agreement, (y) the Termination Date then in effect pursuant to clause (c) of the definition thereof, in the case of an extension of the Termination Date or (z) the Commitment Termination Date then in effect, in the case of an extension of this Agreement, request by written notice to (i) each Lender Agent with respect to a Conduit Lender for the applicable Liquidity Bank to extend the term of their Liquidity Purchase Agreement for an additional period of 364 days, (ii) each Lender Agent for each Lender and the Swingline Lender, as applicable, to extend the date set forth in clause (c) of the definition of Termination Date for an additional period of 364 days and (iii) each Lender Agent for each Lender and the Swingline Lender, as applicable, to extend the Commitment Termination Date for an additional period of 364 days. Each Lender Agent and the Swingline Lender, as applicable, will give prompt notice to the related Liquidity Bank or Lender, as applicable, of its receipt of such request, and each Liquidity Bank and each Lender shall make a determination, each in its respective sole discretion, not less than 15 days prior to the expiration of the related Liquidity Purchase Agreement or the Commitment Termination Date, as applicable, as to whether or not it will agree to the extension requested. The failure of a Lender or a Liquidity Bank to provide timely notice of its decision to the Borrower shall be deemed to constitute a refusal by the applicable Lender or Liquidity Bank to extend the Commitment Termination Date or the term of such Liquidity Bank’s Liquidity Purchase Agreement, as applicable. The Borrower confirms that each Liquidity Bank and each Lender, in their sole and absolute discretion, without regard to the value or performance of the Collateral or any other factor, may elect not to extend the term of such Liquidity Purchase Agreement, the date set forth in clause (c) of the definition of Termination Date or the Commitment Termination Date, as applicable.

(e) The Borrower may, with the written consent of the Deal Agent, request that an existing Lender increase its Commitment in connection with a corresponding increase in the Facility Amount or, with the written consent of the Deal Agent and JPMorgan Chase Bank, add additional Persons as Lenders; provided, that: (i) if the addition of any Lender or the increase of any Lender’s Commitment would cause the aggregate Commitments of the Conduit Lenders and the Institutional Lenders to exceed $850,000,000, such addition or increase may be effected only with the consent of the Deal Agent and each Lender Agent; (ii) if a proposed increase of VFCC’s Commitment would cause VFCC’s Commitment to constitute 66.67% or more of the aggregate Commitments of the Conduit Lenders and the Institutional Lenders then in effect, such increase may only be effected with the prior written consent of JPMorgan Chase Bank, which consent shall not be unreasonably withheld; and (iv) the Commitment of any Lender may only be increased with the prior written consent of such Lender. Each new Lender and Lender Agent shall become a party hereto by executing and delivering to the Deal Agent and the Borrower a Joinder Supplement.

(f) Notwithstanding anything to the contrary herein, each of the parties hereto hereby understands and agrees that:

(i) any outstanding “Advances” (under and as defined in the Original Loan Funding and Servicing Agreement) of any Lender that exist as of the Closing Date hereof shall, subject to the remainder of this Section 2.1(f), be deemed to be Advances outstanding for all purposes of this Agreement and the other Transaction Documents;

(ii) any outstanding “Hedge Transactions” (under and as defined in the Original Loan Funding and Servicing Agreement) of any Hedge Counterparty that exist as of the Closing Date hereof shall be deemed to be Hedge Transactions outstanding for all purposes of this Agreement and the other Transaction Documents; and

(iii) on the Closing Date and on each subsequent date on which a Lender shall become a party to this Agreement, the Borrower shall request Advances, on a non-pro rata basis, from each Lender becoming a party to this Agreement as of the Closing Date or such later date, as applicable, and shall use the proceeds of such Advances to reduce outstanding Advances of each other Lender until the respective outstanding Advances of each Lender equal such Lender’s Pro Rata Share of all Advances Outstanding.

Section 2.2. Procedures for Swingline Advances.

(a) Subject to the limitations set forth in Section 2.1, the Borrower may request a Swingline Advance from the Swingline Lender by delivering to the Deal Agent, the Swingline Lender and the Collateral Custodian, as applicable, the information and documents at the times set forth in this Section 2.2.

(b) No later than 2:00 p.m. (New York City time) on the proposed Funding Date, the Borrower (or the Servicer on its behalf) shall deliver:

(i) to the Deal Agent, the Collateral Custodian and the Swingline Lender, a Swingline Funding Request substantially in the form of Exhibit A-2 hereto;

(ii) to the Deal Agent, the Swingline Lender and the Collateral Custodian a duly completed Borrowing Base Certificate and Tape updated to such date;

(iii) subject to the Borrower’s receipt of a written request from the Deal Agent, to the Deal Agent a transaction summary for each Pre-Positioned Loan to be funded with the proceeds of the proposed Swingline Advance, which shall include a description of the Obligor and the proposed Loan transaction; provided, that no more than six Loans may be funded (in respect of all Advances Outstanding, including the proposed Swingline Advance) as Pre-Positioned Loans at any one time; and

(iv) to the Deal Agent a certification substantially in the form of Exhibit I from outside counsel to the Borrower concerning the Collateral Custodian’s receipt of certain documentation relating to any Pre-Positioned Loan which is being funded with the proceeds of such Swingline Advance.

Each such Swingline Funding Request shall (i) specify the aggregate amount of the requested Swingline Advance, which shall be in an amount equal to at least $1,000,000 but less than $50,000,000, (ii) specify the proposed Funding Date of such requested Swingline Advance, (iii) specify the amount of Advances Outstanding (prior to giving effect to each requested Swingline Advance), (iv) include a representation that all conditions precedent for a funding have been met, (v) include a calculation of the Borrowing Base as of the date the Swingline Advance is requested and after giving effect to the Swingline Advance requested therein and the use of proceeds thereof, (vi) include a wire disbursement and authorization form and (vii) include an updated Loan List including each Pre-Positioned Loan that is subject to the requested Swingline Advance. Any Swingline Funding Request shall be irrevocable. If any Swingline Funding Request is received by the Deal Agent and the Swingline Lender after 2:00 p.m. (New York City time) on the Business Day for which such Swingline Advance is requested or on a day that is not a Business Day, such Swingline Funding Request shall be deemed to be received by the Deal Agent and the Swingline Lender at 9:00 a.m. on the following Business Day.

(c) On the Funding Date, the Swingline Lender shall, subject to the limitations set forth in Section 2.1, and upon satisfaction of the applicable conditions set forth in Article III, make available to the Borrower in same day funds, at such bank or other location reasonably designated by the Borrower in the Swingline Funding Request given pursuant to this Section 2.2, an amount equal to the least of (i) the amount requested by the Borrower for such Swingline Advance (ii) the Swingline Lender’s unused Commitment then in effect, (iii) the aggregate unused Commitments then in effect or (iv) the Availability on such Funding Date.

Section 2.3. Procedures for Advances by the Conduit Lenders and Institutional Lenders.

(a) Subject to the limitations set forth in Section 2.1, the Borrower may request an Advance from the Conduit Lenders and the Institutional Lenders by delivering to the Lender Agents at certain times the information and documents set forth in this Section 2.3.

(b) No later than 2:00 p.m. (Charlotte, North Carolina time) one Business Day prior to the proposed Funding Date, the Borrower shall deliver:

(i) to each Lender Agent and the Collateral Custodian, a duly completed Funding Request substantially in the form of Exhibit A-1 hereto; and

(ii) subject to its receipt of a written request from the Deal Agent, to the Deal Agent a transaction summary for each Pre-Positioned Loan to be funded with the proceeds of the proposed Advance, which shall include a description of the Obligor and the proposed Loan transaction; provided, that no more than six Loans may be funded (in respect of all Advances Outstanding, including the proposed Advance) as Pre-Positioned Loans at any one time;

provided, that, in the event that a Funding Request is delivered to JPMorgan Chase later than 11:00 a.m. (Charlotte, North Carolina time) three Business Days prior to the proposed Funding Date, the Interest Rate for the related Advances funded by JPMorgan Chase with respect to such Funding Request shall be the Base Rate.

Each Funding Request shall (i) specify the aggregate amount of the requested Advance, which shall be in an amount equal to at least $1,000,000, (ii) specify the proposed Funding Date of the requested Advance, (iii) specify the amount of Advances Outstanding, (iv) include a representation that all conditions precedent for a funding have been met, (v) include a calculation of the Borrowing Base as of the date the Advance is requested, and after giving effect to the Advance requested therein and the use of proceeds thereof, (vi) include a wire disbursement and authorization form and (vii) include an updated Loan List including each Pre-Positioned Loan to be funded with the proceeds of the requested Advance. Any Funding Request shall be irrevocable. If any Funding Request is received by the Deal Agent and each Lender Agent after 2:00 p.m. (New York City time) on the Business Day that is one Business Day’s prior to the Business Day for which such Advance is requested or on a day that is not a Business Day, such Funding Request shall be deemed to be received by the Deal Agent and each Lender Agent at 9:00 a.m. on the next Business Day.

(c) No later than 2:00 p.m. (Charlotte, North Carolina time) on the proposed Funding Date, the Borrower (or the Servicer on its behalf) shall deliver to the Deal Agent and the Collateral Custodian a certification substantially in the form of Exhibit I from outside counsel to the Borrower concerning the Collateral Custodian’s receipt of certain documentation relating to each Pre-Positioned Loan to be funded with the proceeds of such Advance.

(d) On the Funding Date, each Conduit Lender and each Institutional Lender shall, subject to the limitations set forth in Section 2.1, and upon satisfaction of the applicable conditions set forth in Article III, make available to the Borrower in same day funds, at such bank or other location reasonably designated by the Borrower in the Funding Request given pursuant to this Section 2.3, an amount equal to such Lender’s Pro Rata Share of the lesser of (x) the amount requested by the Borrower for such Advance and (y) an amount equal to the Availability on such Funding Date.

(e) On each Funding Date, the obligation of each Lender to remit its Pro Rata Share of any such Advance shall be several from that of each other Lender and the failure of a Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

Section 2.4. Optional Changes in Facility Amount; Prepayments.

(a) The Borrower shall be entitled at its option, at any time prior to the occurrence of a Termination Event, to terminate in whole or reduce in part the portion of the Facility Amount that exceeds the sum of the Advances Outstanding, accrued Interest, Breakage Costs and Hedge Breakage Costs; provided, that, the Borrower shall give prior written notice in the form of Exhibit A-3 of such reduction to the Deal Agent as provided in Section 2.4(b) and that any partial reduction of the Facility Amount shall be in an amount equal to $5,000,000 or integral multiples thereof to a minimum of $500,000. Any request for a reduction or termination pursuant to this Section 2.4(a) shall be irrevocable. The Commitment of each Conduit Lender and each Institutional Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.4(a).

(b) Prior to the occurrence of a Termination Event, the Borrower may, upon one Business Day’s prior written notice (such notice to be received by the Deal Agent and each applicable Hedge Counterparty no later than 5:00 p.m. (Charlotte, North Carolina time) on such day) to the Deal Agent and each applicable Hedge Counterparty, reduce the Advances Outstanding by remitting, to the Deal Agent, for payment to the respective Lenders (i) cash and (ii) instructions to reduce such Advances Outstanding, accrued Interest, Breakage Costs and Hedge Breakage Costs; provided, that, no such reduction shall be given effect unless the Borrower has complied with the terms of any Hedging Agreement requiring that one or more Hedge Transactions be terminated in whole or in part as the result of any such reduction of the Advances Outstanding, and the Borrower has paid in full all Hedge Breakage Costs owing to the relevant Hedge Counterparty for any such termination. Any reduction of the Advances Outstanding (other than with respect to prepayments of Advances Outstanding to be made by the Borrower to reduce Advances Outstanding such that the Availability is greater than or equal to $0) shall be in a minimum amount of $1,000,000 with integral multiples of $100,000. Any such reduction will occur only if sufficient funds have been remitted to pay all such amounts in the succeeding sentence in full. Upon receipt of such amounts, the Deal Agent shall apply such amounts to the payment of any Hedge Breakage Costs, to the pro rata reduction of the Advances Outstanding to the respective Lenders, to the payment of accrued Interest on the amount of the Advances Outstanding to be repaid by paying such amounts to the respective Lenders and to the payment of any Breakage Costs. Any Advance so prepaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Period. Any Borrower Notice relating to any prepayment pursuant to this Section 2.4(b) shall be irrevocable.

(c) If on any day the Deal Agent, as agent for the Secured Parties, does not own or have a valid and perfected first priority security interest in any Loan and Related Property (subject to Permitted Liens) upon the earlier of the Borrower’s receipt of notice from the Deal Agent or the Borrower becoming aware thereof and the Borrower’s failure to cure such breach within 30 days (if cure is reasonably possible and otherwise immediately upon receipt of such notice or upon the Borrower becoming aware), the Borrower shall be deemed to have received on such day a collection (a “Deemed Collection”) of such Loan in full and shall on such day pay to the Deal Agent, on behalf of the Secured Parties, an amount equal to (x) the Outstanding Loan Balance of such Loan, plus accrued and unpaid interest thereon, to be applied to the pro rata reduction of the principal of the Structured Notes and the Swingline Notes, plus (y) any Breakage Costs and Hedge Breakage Costs and any other payments owing to the applicable Hedge Counterparty in respect of the termination of any Hedge Transaction required as a result of the Deemed Collection, plus (z) any other costs and expenses related to the retransfer of such Loan and any Related Property contemplated by this Section 2.4(c). In connection with any such Deemed Collection, the Deal Agent, as agent for the Secured Parties, shall automatically and without further action (unless otherwise necessary or requested by the Borrower or Servicer), be deemed to release the Lien on such Loan and any Related Property created by this Agreement in favor of the Deal Agent and transfer to the Borrower, free and clear of any Lien created by the Deal Agent, all of the right, title and interest of the Deal Agent, as agent for the Secured Parties, in, to, and under the Loan and any Related Property with respect to which the Deal Agent has received such Deemed Collection (such Loan a “Repurchased Loan”), but without any recourse, representation and warranty of any kind, express or implied.

Section 2.5. Reimbursement of Swingline Advances.

Notwithstanding Sections 2.3, 3.1 and 3.2, each Conduit Lender and each Institutional Lender hereby agrees that if the Swingline Lender funds any Swingline Advance, (i) each Conduit Lender and each Institutional Lender shall reimburse the Swingline Lender for such Swingline Advance not later than one Business Day after the Swingline Lender funds such Swingline Advance in the proportions described in the following sentence. Such reimbursement shall be accomplished by each Conduit Lender and each Institutional Lender remitting to the Swingline Lender at the Swingline Lender’s Account or such other account as designated in writing by the Swingline Lender such Conduit Lender’s and such Institutional Lender’s Pro Rata Share of the Swingline Advance; provided, however, that clause (a) of the definition of Commitment shall be used to calculate the Commitment of each Conduit Lender and Institutional Lender for the purposes of any such reimbursement occurring after the Termination Date. The Borrower and the Servicer hereby authorize and instruct each Conduit Lender and each Institutional Lender to reimburse the Swingline Lender in the manner described in this Section 2.5.

Section 2.6. Notations on the Structured Notes.

(a) Each Lender Agent is hereby authorized to enter on a schedule attached to each Conduit Lender’s and each Institutional Lender’s Structured Note a notation (which may be computer generated) or to otherwise record in its internal books and records or computer system with respect to each Advance under such Structured Note made by the applicable Lender of: (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof. Any such recordation shall, absent manifest error, constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Lender Agent to make any such notation on the schedule attached to the applicable Structured Note shall not limit or otherwise affect the obligation of the Borrower to repay the Advances under such Structured Note in accordance with the terms set forth herein.

(b) The Swingline Lender is hereby authorized to enter on a schedule attached to the Swingline Note a notation (which may be computer generated) or to otherwise record in its internal books and records or computer system with respect to each Swingline Advance under the Swingline Note made by the Swingline Lender of: (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof. Any such recordation shall, absent manifest error, constitute prima facie evidence of the accuracy of the information so recorded. The failure of the Swingline Lender to make any such notation on the schedule attached to the Swingline Note shall not limit or otherwise affect the obligation of the Borrower to repay the Swingline Advances under the Swingline Note in accordance with the terms set forth herein.

Section 2.7. Principal Repayments.

(a) Unless sooner prepaid pursuant to Section 2.4(b) or Section 9.1, the Advances Outstanding shall be repaid in full on the date that occurs twenty-four (24) months following the Termination Date. In addition, Advances Outstanding shall be repaid as and when necessary to cause the Availability to equal or exceed $0, and any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder during the Revolving Period.

(b) Unless sooner reimbursed by the Conduit Lenders and the Institutional Lenders pursuant to Section 2.5, Swingline Advances shall be repaid in full by the Borrower to the Swingline Lender at the Swingline Lender’s Account or such other account designated in writing by the Swingline Lender one Business Day following the date such Swingline Advance was funded. Swingline Advances shall be with full recourse to the Borrower, and if a Swingline Advance is not paid, the Swingline Lender will have the rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Law, which rights shall be cumulative.

(c) All repayments of any Advance, Swingline Advance or any portion thereof shall be made together with payment of (i) all Interest accrued and unpaid on the amount repaid to (but excluding) the date of such repayment, (ii) any and all Breakage Costs, and (iii) all Hedge Breakage Costs and any other amounts payable by the Borrower under or with respect to any Hedging Agreement.

(d) With respect to any Swingline Advances, (i) all Interest accrued and unpaid on the amount repaid to (but excluding) the date of such repayment, and (ii) any and all Hedge Breakage Costs and any other amounts payable by the Borrower under or with respect to any Hedging Agreement, shall be paid to the Swingline Lender and any applicable Hedge Counterparty from the Collection Account on each Payment Date, monthly in arrears, in accordance with Sections 2.9(a)(1)(vi) and (vii) and Sections 2.9(b)(vi) and (vii).

Section 2.8. Interest Payments.

(a) Interest shall accrue on each Advance or Swingline Advance, as applicable, during each Accrual Period at the applicable Interest Rate. The Borrower shall pay Interest on the unpaid principal amount of each Advance or Swingline Advance, as applicable, for the period commencing on and including the Funding Date of such Advance or Swingline Advance, as applicable, through but excluding the date that such Advance or Swingline Advance, as applicable, shall be paid in full. Interest shall accrue during each Accrual Period and be payable on each Advance and each Swingline Advance on each Payment Date, unless earlier paid pursuant to (i) a prepayment in accordance with Section 2.4 or (ii) a reimbursement or repayment in accordance with Section 2.5 or Section 2.7, as applicable.

(b) Each Lender Agent shall determine the Interest Rate and Interest (including unpaid Interest, if any, due and payable on a prior Payment Date) to be paid by the Borrower with respect to each Advance and each Swingline Advance on each Payment Date for the Accrual Period and shall advise the Servicer on behalf of the Borrower thereof three Business Days prior to each Payment Date.

(c) Anything in this Agreement or the other Transaction Documents to the contrary notwithstanding, if at any time the rate of interest payable by any Person under this Agreement and the Transaction Documents exceeds the highest rate of interest permissible under Applicable Law (the “Maximum Lawful Rate”), then, so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Agreement and the Transaction Documents shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Agreement and the Transaction Documents is less than the Maximum Lawful Rate, such Person shall continue to pay interest under this Agreement and the Transaction Documents at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total interest that would have been received had Applicable Law not limited the interest rate payable under this Agreement and the Transaction Documents. In no event shall the total interest received by a Lender under this Agreement and the Transaction Documents exceed the amount that such Lender could lawfully have received, had the interest due under this Agreement and the Transaction Documents been calculated since the Closing Date at the Maximum Lawful Rate.

Section 2.9. Settlement Procedures.

(a) (1) During the Revolving Period. On each Payment Date during the Revolving Period, the Servicer on behalf of the Borrower shall pay to the following Persons pursuant to the Monthly Report, from the Collection Account, to the extent of Available Funds, the following amounts in the following order of priority:

(i) First, pro rata to each Hedge Counterparty, any amounts, including any Hedge Breakage Costs and any payments due in respect of the termination of any Hedge Transactions, owing to that Hedge Counterparty under its respective Hedging Agreement in respect of any Hedge Transaction(s), for the payment thereof;

(ii) Second, to the Servicer, to the extent of Collections received with respect to the specific Loans and Obligors for which such Servicer Advances were made, in an amount equal to any Unreimbursed Servicer Advances on such Loans, for the payment thereof;

(iii) Third, to the Servicer, in an amount equal to its accrued and unpaid Servicing Fees to the end of the preceding Collection Period, for the payment thereof;

(iv) Fourth, to the extent not paid by the Servicer, to the Backup Servicer, in amount equal to any accrued and unpaid currently due Backup Servicer Fee, for the payment thereof;

(v) Fifth, to the extent not paid by the Servicer, to the Collateral Custodian in an amount equal to any accrued and unpaid currently due Collateral Custodian Fee, for the payment thereof;

(vi) Sixth, to each Lender Agent and the Swingline Lender, pro rata in accordance with the amount of Advances Outstanding and Swingline Advances outstanding hereunder, in an amount equal to any accrued and unpaid Interest and Breakage Costs, for the payment thereof;

(vii) Seventh, to each Lender Agent and the Swingline Lender, pro rata in accordance with the amount of Advances Outstanding and Swingline Advances outstanding hereunder, in an amount equal to any accrued and unpaid Program Fee and Facility Fee, for the payment thereof;

(viii) Eighth, to the Deal Agent, for the account of the applicable Affected Party, to be paid pro rata to such Affected Parties in accordance with the amount owed to such Person under this clause Eighth, in an amount equal to any unpaid Increased Costs, Taxes and any Other Costs, for the payment thereof;

(ix) Ninth, to each Lender Agent and the Swingline Lender, if the Required Advance Reduction Amount is greater than zero, an amount necessary to reduce the Required Advance Reduction Amount to zero, pro rata in accordance with the amount of Advances Outstanding hereunder, for the payment thereof;

(x) Tenth, to the Deal Agent, the Swingline Lender, each Conduit Lender and each Institutional Lender, the Affected Parties and the Indemnified Parties, pro rata in accordance with the amount owed to such Person under this clause Tenth, all other amounts (other than Advances Outstanding) then due under this Agreement, for the payment thereof;

(xi) Eleventh, to the extent not paid by the Servicer, to the Backup Servicer, to the Collateral Custodian, and to any Successor Servicer, as applicable, pro rata in accordance with the amount owed to such Person under this clause Eleventh, in an amount equal to any accrued and unpaid Transition Costs, Backup Servicer Expenses, Collateral Custodian Expenses and Market Servicing Fee Differential, for the payment thereof;

(xii) Twelfth, to the Servicer, in an amount equal to any Unreimbursed Servicer Advances, to the extent not reimbursed pursuant to clause Second above, for the payment thereof;

(xiii) Thirteenth, at the option of the Borrower, to be invested in additional Eligible Loans that become part of the Collateral within two Business Days of such date or distributed to the Borrower;

(2) On the terms and conditions hereinafter set forth, from time to time during the Revolving Period, the Servicer may, to the extent of any Principal Collections on deposit in the Collection Account:

(i) withdraw such funds for the purpose of reinvesting in additional Eligible Loans, provided the following conditions are satisfied:

a. all conditions precedent set forth in Section 3.2(a) have been satisfied;

b. the Servicer provides same day written notice to the Agent and Collateral Custodian by facsimile (to be received no later than 2:00 p.m. (Charlotte, North Carolina time) on such day) of the request to withdraw Principal Collections and the amount thereof;

c. the notice required in clause (b) above shall be accompanied by a Borrower Notice in the form of Exhibit A-3 and a Borrowing Base Certificate and the same are executed by the Borrower and at least one Responsible Officer of the Servicer;

d. the Collateral Custodian provides to the Agent by facsimile or email (to be received no later than 2:00 p.m. (Charlotte, North Carolina time) on that same date) a statement reflecting the total amount of Principal Collections on deposit on such day in the Collection Account; and

e. upon the satisfaction of the conditions set forth in clauses (a) through (d) above, and the Collateral Custodian’s confirmation of available funds, the Collateral Custodian shall release funds from the Collection Account to the Servicer in an amount not to exceed the lesser of (A) the amount requested by the Servicer and (B) the amount of Principal Collections on deposit in the Collection Account on such day; or

(ii) withdraw such funds for the purpose of making payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.4(b).

(b) During the Amortization Period. On each Payment Date during the Amortization Period, the Servicer on behalf of the Borrower shall pay to the following Persons pursuant to the Monthly Report, from the Collection Account, to the extent of Available Funds, the following amounts in the following order of priority:

(i) First, pro rata to each Hedge Counterparty, any amounts, including any Hedge Breakage Costs and any payments due in respect of the termination of any Hedge Transactions owing to that Hedge Counterparty under its respective Hedging Agreement in respect of any Hedge Transaction(s), for the payment thereof;

(ii) Second, to the Servicer, to the extent of Collections received with respect to the specific Loans and Obligors for which such Servicer Advances were made, in an amount equal to any Unreimbursed Servicer Advances on such Loans, for the payment thereof;

(iii) Third, to the Servicer, in an amount equal to its accrued and unpaid Servicing Fees to the end of the preceding Collection Period, for the payment thereof;

(iv) Fourth, to the extent not paid by the Servicer, to the Backup Servicer, in amount equal to any accrued and unpaid currently due Backup Servicer Fee, for the payment thereof;

(v) Fifth, to the extent not paid by the Servicer, to the Collateral Custodian in an amount equal to any accrued and unpaid currently due Collateral Custodian Fee, for the payment thereof;

(vi) Sixth, to each Lender Agent and the Swingline Lender, pro rata in accordance with the amount of Advances Outstanding and Swingline Advances outstanding hereunder, in an amount equal to any accrued and unpaid Interest and Breakage Costs, for the payment thereof;

(vii) Seventh, to each Lender Agent and the Swingline Lender, pro rata in accordance with the amount of Advances Outstanding and Swingline Advances outstanding hereunder, in an amount equal to any accrued and unpaid Program Fee and Facility Fee, for the payment thereof;

(viii) Eighth, to the Deal Agent and each Lender Agent, for the account of the applicable Affected Party, to be paid pro rata to such Affected Parties in accordance with the amount owed to such Person under this clause Eighth, in an amount equal to any unpaid Increased Costs, Taxes and any Other Costs, for the payment thereof;

(ix) Ninth, to each Lender Agent and the Swingline Lender, pro rata in accordance with the amount of Advances Outstanding and Swingline Advances outstanding hereunder, for the account of the applicable Lender, in an amount necessary to reduce the Advances Outstanding and Obligations to zero, for the payment thereof;

(x) Tenth, to each Lender Agent, the Swingline Lender, the Lenders, the Affected Parties and the Indemnified Parties, pro rata in accordance with the amount owed to such Person under this clause Tenth, all other amounts (other than Advances Outstanding) then due under this Agreement, for the payment thereof;

(xi) Eleventh, to the extent not paid by the Servicer, to the Backup Servicer, to the Collateral Custodian, and to any Successor Servicer, as applicable, pro rata in accordance with the amount owed to such Person under this clause Eleventh, in an amount equal to any accrued and unpaid Transition Costs, Backup Servicer Expenses, Collateral Custodian Expenses and Market Servicing Fee Differential, for the payment thereof;

(xii) Twelfth, to each Person entitled thereto, pro rata, an amount equal to all outstanding Obligations owed to such Person;

(xiii) Thirteenth, any remaining amounts shall be distributed to the Borrower.

Section 2.10. Collections and Allocations.

(a) The Borrower or the Servicer on behalf of the Borrower shall promptly (but in no event later than two Business Days after the receipt thereof) identify any Collections received by it as being Interest Collections or Principal Collections and deposit all such Interest Collections or Principal Collections received directly by it into the Collection Account. The Servicer on behalf of the Borrower shall make such deposits or payments on the date indicated by wire transfer, in immediately available funds.

(b) Until the occurrence of a Termination Event, to the extent there are uninvested amounts deposited in the Collection Account, all amounts shall be invested in Permitted Investments selected by the Servicer on behalf of the Borrower; from and after the occurrence of a Termination Event, to the extent there are uninvested amounts deposited in the Collection Account, all amounts may be invested in Permitted Investments selected by the Deal Agent that mature no later than the next Business Day. Any earnings (and losses) thereon shall be for the account of the Lenders.

(c) Notwithstanding anything to the contrary contained herein or in any other Transaction Document, all payments required to be made by the Borrower hereunder shall be made by the Borrower through the Servicer acting as its Paying Agent.

Section 2.11. Payments, Computations, Etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower, the Servicer on behalf of the Borrower or the Conduit Lenders and the Institutional Lenders to the Swingline Lender hereunder shall be paid or deposited in accordance with the terms hereof no later than 10:00 a.m. (Charlotte, North Carolina time) on the day when due in lawful money of the United States in immediately available funds to the applicable Agent’s Account. The Borrower shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Base Rate, and in the case of any amounts not paid or deposited under any Hedging Agreement, interest at the “rate” specified in the applicable Hedging Agreement, in each case, payable on demand; provided, however, that such interest rate shall not at any time exceed the Maximum Lawful Rate. All computations of interest and all computations of the Interest Rate and other fees hereunder shall be made on the basis of a year of 360 (other than calculations with respect to the Base Rate which shall be based on a year consisting of 365 or 366 days, as applicable) days for the actual number of days (including the first but excluding the last day) elapsed.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Interest, other interest or any fee payable hereunder, as the case may be.

(c) All payments hereunder shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement (after withholding for or on account of any Taxes). Promptly following the Collection Date, the Deal Agent, each Conduit Lender, each Institutional Lender and the Swingline Lender shall mark the Notes “Paid” and return them to the Borrower.

Section 2.12. [Reserved].

Section 2.13. Fees.

(a) The Borrower shall pay to each Lender Agent and the Swingline Lender, to the extent of Available Funds, from the Collection Account on each Payment Date, monthly in arrears, in accordance with Section 2.9(1)(a)(vii) and Section 2.9(b)(vii), the Program Fee and Facility Fee.

(b) The Borrower shall pay to the Servicer, to the extent of Available Funds, from the Collection Account on each Payment Date, monthly in arrears, in accordance with Section 2.9(a)(1)(iii) and Section 2.9(b)(iii), the Servicing Fee, and, as applicable to any Successor Servicer, the Market Servicing Fee Differential.

(c) The Backup Servicer shall be entitled to receive, to the extent of Available Funds, from the Collection Account on each Payment Date, monthly in arrears, in accordance with Section 2.9(a)(1)(iv) and Section 2.9(b)(iv), the Backup Servicer Fee.

(d) The Collateral Custodian shall be entitled to receive, to the extent of Available Funds, from the Collection Account on each Payment Date, monthly in arrears, in accordance with Section 2.9(a)(1)(v) and Section 2.9(b)(v), the Collateral Custodian Fee.

(e) The Borrower shall pay to Dechert LLP, as counsel to the Deal Agent, in accordance with Section 12.9, (i) the estimated legal fees and itemized out-of-pocket expenses of such counsel as of such date, and (ii) all additional reasonable fees and out-of-pocket expenses of such counsel within 30 days Business Days after receiving an invoice for such amounts; provided, however, all such fees shall be broken down by time and hourly rates and not value billed.

Section 2.14. Increased Costs; Capital Adequacy; Illegality.

(a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or regulation or (ii) the compliance by an Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), (A) shall subject an Affected Party to any Tax (except for Taxes on the overall net income of such Affected Party), duty or other charge with respect to an Advance or Swingline Advance hereunder, or on any payment made hereunder or (B) shall impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Federal Reserve Board, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) shall impose any other condition affecting an Advance or Swingline Advance or a Lender’s rights hereunder (or of maintaining a Lender’s obligation to make any such Advance), the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

(b) If either (i) the introduction of or any change in or in the interpretation of any Applicable Law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party with any Applicable Law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party or any Lender’s holding company as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party or such Lender’s holding company could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party or such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Affected Party or such Lender’s holding company to be material, then from time to time, within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such

Affected Party or the Lender with respect to such holding company such additional amount or amounts as will compensate such Affected Party for such reduction. For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adoption, change, request or directive subject to this Section 2.14(b).

(c) If as a result of any event or circumstance similar to those described in Sections 2.14(a) and (b), any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances or Swingline Advances hereunder, then within ten days after demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any such amounts paid by it.

(d) In determining any amount provided for in this Section 2.14, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this section shall submit to the Borrower a certificate as to such additional or increased cost or reduction, which certificate shall calculate in reasonable detail any such charges and shall be conclusive absent demonstrable error.

(e) If a Lender shall notify the Deal Agent that a Eurodollar Disruption Event as described in clause (a) of the definition of “Eurodollar Disruption Event” has occurred, the Deal Agent shall in turn so notify the Borrower, whereupon all Advances and Swingline Advances in respect of which Interest accrues at the LIBOR Rate shall immediately be converted into Advances and Swingline Advances in respect of which Interest accrues at the Base Rate.

(f) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Affected Party’s right to demand such compensation.

Section 2.15. Taxes.

(a) All payments made by the Borrower in respect of any Advance or Swingline Advance and all payments made by the Borrower or the Servicer on behalf of the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by law. In such event, the Borrower shall pay to the appropriate taxing authority any such Taxes required to be deducted or withheld and the amount payable to the Deal Agent and each other Secured Party (as the case may be) will be increased (such increase, the “Additional Amount”) such that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to, and the term “Additional Amount” shall be deemed not to include, net income or franchise taxes imposed on the Deal Agent or another Secured Party, respectively, with respect to payments required to be made by the Borrower or Servicer on behalf of the Borrower under this Agreement, by a taxing jurisdiction in which such Secured Party or the Deal Agent is organized, conducts business or is paying taxes as of the Closing Date (as the case may be). If the Deal

Agent or another Secured Party pays any Taxes in respect of which the Borrower is obligated to pay Additional Amounts under this Section 2.15(a), the Borrower shall promptly reimburse such Secured Party or the Deal Agent, as applicable, in full.

(b) The Borrower will indemnify the Deal Agent and each other Secured Party for the full amount of Taxes in respect of which the Borrower is required to pay Additional Amounts (including, without limitation, any Taxes imposed by any jurisdiction on such Additional Amounts) paid by the Deal Agent or such other Secured Party (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that the Deal Agent or such other Secured Party, as appropriate, making a demand for indemnity payment, shall provide the Borrower, at its address set forth on Annex A hereto, with a certificate from the relevant taxing authority or from a Responsible Officer of the Deal Agent or such other Secured Party stating or otherwise evidencing that the Deal Agent or such other Secured Party has made payment of such Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes. This indemnification shall be made within ten days from the date the Deal Agent or such other Secured Party (as the case may be) makes written demand therefor.

(c) Within 30 days after the date of any payment by the Borrower of any Taxes, the Borrower will furnish to the Deal Agent, at its address set forth on Annex A hereto, appropriate evidence of payment thereof.

(d) If a Lender is not created or organized under the laws of the United States or a political subdivision thereof, such Lender shall, to the extent that it may then do so under Applicable Laws, deliver to the Borrower with a copy to the Deal Agent (i) within 15 days after the date hereof, or, if later, the date on which such Lender becomes a Lender hereunder two (or such other number as may from time to time be prescribed by Applicable Laws) duly completed copies of IRS Form W-8ECI or Form W-8BEN (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Laws), as appropriate, to permit the Borrower to make payments hereunder for the account of such Lender, as the case may be, without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.15(d), two copies (or such other number as may from time to time be prescribed by Applicable Laws) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Laws to permit the Borrower to make payments hereunder for the account of such Lender, without deduction or withholding of United States federal income or similar Taxes.

(e) For any period with respect to which a Lender or the Deal Agent has failed to provide the Borrower with the appropriate form, certificate or statement described in Section 2.15(d) (other than if such failure is due to a change in law occurring after the date of this Agreement), the Deal Agent or such Lender, as the case may be, shall not be entitled to indemnification under clauses (a) or (b) of this Section 2.15 with respect to any Taxes.

(f) Within 30 days of the written request of the Borrower therefor, the Deal Agent and the Lenders, as appropriate, shall execute and deliver to the Borrower such certificates,

forms or other documents that can be furnished consistent with the facts and that are reasonably necessary to assist the Borrower in applying for refunds of Taxes remitted hereunder; provided, however, that the Deal Agent and the Lenders shall not be required to deliver such certificates forms or other documents if in their respective sole discretion it is determined that the delivery of such certificate, form or other document would have a material adverse effect on the Deal Agent or Lenders; provided further, however, that the Borrower shall reimburse the Deal Agent or the Lenders for any reasonable expenses incurred in the delivery of such certificate, form or other document.

(g) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to the Lenders in connection with this Agreement or the funding or maintenance of Advances or Swingline Advances hereunder, the Lenders are required to compensate a bank or other financial institution in respect of Taxes under circumstances similar to those described in this Section 2.15, then within ten days after demand by the Lenders, the Borrower shall pay to the Lenders such additional amount or amounts as may be necessary to reimburse the Lenders for any amounts paid by them.

Section 2.16. Assignment of the Purchase Agreement.

The Borrower hereby assigns to the Deal Agent, for the ratable benefit of the Secured Parties hereunder, all of the Borrower’s right, and title and interest in and to (but none of its obligations under) the Purchase Agreement. In furtherance and not in limitation of the foregoing, the Borrower hereby assigns to the Deal Agent for the benefit of the Secured Parties, its right to Indemnification under Section 10.18(c) of the Purchase Agreement. The Borrower confirms that following a Termination Event the Deal Agent shall have the sole right to enforce the Borrower’s rights and remedies under the Purchase Agreement for the benefit of the Secured Parties, but without any obligation on the part of the Deal Agent, the Secured Parties or any of their respective Affiliates, to perform any of the obligations of the Borrower under the Purchase Agreement. The Borrower further confirms and agrees that such assignment to the Deal Agent shall terminate upon the Collection Date; provided, however, that the rights of the Deal Agent and the Secured Parties pursuant to such assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by the Originator pursuant to the Purchase Agreement, which rights and remedies survive the termination of the Purchase Agreement, shall be continuing and shall survive any termination of such assignment.

Section 2.17. Lien Release Dividend.

(a) Notwithstanding any provision contained in this Agreement to the contrary, provided there is not then existing an Unmatured Termination Event, a Termination Event or a Servicer Termination Event, on a Lien Release Dividend Date, the Borrower may dividend to the Originator a portion of the Transferred Loans or portions thereof (each, a “Lien Release Dividend”), subject to the following terms and conditions:

(i) The Borrower and the Originator shall have given the Deal Agent at least two Business Days’ prior written notice of their intent to effectuate a Lien Release Dividend, unless such notice is waived by the Deal Agent;

(ii) Any Lien Release Dividend shall only be in connection with a Permitted Securitization Transaction;

(iii) After giving effect to the Lien Release Dividend and the transfer to the Originator of the Transferred Loans or portions thereof on the Lien Release Dividend Date, (A) the Availability is greater than or equal to $0, (B) the representations and warranties contained in Sections 3.2(i), 3.2(k), 3.2(l), and 3.2(n), and Section 4.1 and 4.2 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date, (C) the eligibility of any Transferred Loan remaining as part of the Collateral after the Lien Release Dividend will be redetermined as of the Lien Release Dividend Date, (D) the Concentration Limits will be redetermined as of the Lien Release Dividend Date, and (E) neither an Unmatured Termination Event, a Termination Event nor a Servicer Termination Event shall have resulted;

(iv) Such Lien Release Dividend must be in compliance with Applicable Law and may not (A) be made with the intent to hinder, delay or defraud any creditor of the Borrower or (B) leave the Borrower, immediately after giving effect to the Lien Release Dividend, (i) insolvent, (ii) with insufficient funds to pay its obligations as and when they become due or (iii) with inadequate capital for its present and anticipated business and transactions;

(v) On or prior to the Lien Release Dividend Date, the Borrower shall have (A) delivered to the Deal Agent a list specifying all Transferred Loans or portions thereof to be transferred pursuant to such Lien Release Dividend and the Deal Agent shall have approved same in its sole discretion and (B) obtained all authorizations, consents and approvals required to effectuate the Lien Release Dividend;

(vi) A portion of a Transferred Loan may be transferred pursuant to a Lien Release Dividend provided that (A) such transfer does not have an adverse effect on the portion of the Loan remaining as a part of the Collateral, any other Collateral, the Lenders, the Deal Agent or the other Secured Parties, (B) the Loan Documents for such portion of the Transferred Loan remaining as a part of the Collateral have been amended to contain pro rata sharing, intercreditor and, if applicable, subordination provisions substantially the same as those contained in the form of the intercreditor and subordination agreement attached hereto as Exhibit U and (C) a new promissory note for the portion of the Transferred Loan remaining as a part of the Collateral has been executed by the Obligor, and the original thereof has been endorsed to the Deal Agent and delivered to the Collateral Custodian; and

(vii) The Borrower shall deliver a Borrowing Base Certificate (including a calculation of the Borrowing Base after giving effect to such Lien Release Dividend) to the Deal Agent; and

(viii) The Borrower shall have paid in full an aggregate amount equal to the sum of all amounts due and owing to the Deal Agent, the Lenders and any Hedge Counterparty, as applicable, under this Agreement and the other Transaction Documents, to the extent accrued to such date (including, without limitation, Breakage Costs and

Hedge Breakage Costs) with respect to the Transferred Loans to be transferred pursuant to a Lien Release Dividend and incurred in connection with the transfer of such Transferred Loans pursuant to such Lien Release Dividend and the termination of any Hedge Transactions, in whole or in part, on connection therewith.

(b) In connection with the Lien Release Dividend, there shall be sold and assigned to the Borrower, without recourse, representation or warranty, all of the right, title and interest of the Deal Agent, on behalf of the Secured Parties, in, to and under the Transferred Loans or portions thereof so transferred (together with, in the case of the transfer of the Loans but not portions thereof, any related Collateral) and such Transferred Loans or portions thereof so transferred (together with, in the case of the transfer of the Transferred Loans but not portions thereof, any related Collateral) shall be released from the Lien of this Agreement (subject to the requirements of Section 2.17(a)(iii) above).

(c) The Borrower hereby agrees to pay the reasonable legal fees and expenses of the Deal Agent and the other Secured Parties in connection with any Lien Release Dividend (including, but not limited to, expenses incurred in connection with the release of the Lien of the Deal Agent, on behalf of the Secured Parties, and any other party having an interest in the Transferred Loans in connection with such Lien Release Dividend).

(d) In connection with any Lien Release Dividend, on the related Lien Release Dividend Date, the Deal Agent, on behalf of the Secured Parties, shall, at the expense of the Borrower (1) execute such instruments of release with respect to the Transferred Loans or portions thereof to be transferred to the Borrower (together with, in the case of the transfer of the Transferred Loans but not portions thereof, any related Collateral), in recordable form if necessary, in favor of the Borrower as the Borrower may reasonably request, (2) deliver any portion of the Transferred Loans or portions thereof to be transferred to the Borrower (together with, in the case of the transfer of the Transferred Loans but not portions thereof, any related Collateral) in its possession to the Borrower and (3) otherwise take such actions, and cause or permit the Collateral Custodian to take such actions, as are necessary and appropriate to release the Lien of the Deal Agent on behalf of the Secured Parties on the Transferred Loans or portions thereof to be transferred to the Borrower (together with, in the case of the transfer of the Transferred Loans but not portions thereof, any related Collateral) and release and deliver to the Borrower such Transferred Loans or portions thereof to be transferred to the Borrower (together with, in the case of the transfer of the Transferred Loans but not portions thereof, any related Collateral).

Section 2.18. Appointment of Registrar and Duties.

(a) Wachovia is hereby appointed to act as Registrar under this Agreement and hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth in the Agreement.

(b) As long as any Advances or Swingline Advances remain outstanding under the Notes, the Borrower shall maintain a Registrar therefor.

(c) The Borrower shall cause to be kept a register (the “Note Register”) that contains an accurate and complete list of those Persons who from time to time shall be holders of the Structured Notes. The Note Register shall be maintained by the Registrar, and so long as Wachovia is the Registrar, the Registrar may not be removed by the Borrower. Upon the resignation of any Registrar, the Borrower shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Registrar. So long as Wachovia is the Registrar, the Note Register shall be kept at One Wachovia Center, Mail Code: NC0600, Charlotte, North Carolina 28288.

(d) Upon the resignation of Wachovia as Registrar, the Borrower will give the Deal Agent prompt written notice of the appointment of a successor Registrar and of the location, and any change in the location, of the Note Register, and the Deal Agent shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Deal Agent shall have the right to rely upon a certificate executed on behalf of the Registrar by a Responsible Officer thereof as to the names and addresses of the holder(s) of the Notes and the principal amounts and the amounts and number of such Notes.

Section 2.19. Substitution of Loans; Repurchase or Substitutions of Ineligible Loans.

(a) Substitution of Loans. On any day prior to the occurrence of a Termination Event (and after the Termination Date at the discretion of the Required Lenders), the Borrower may, subject to the conditions set forth in this Section 2.19 and subject to the other restrictions contained herein, replace any Transferred Loan with one or more Eligible Loans (each, a “Substitute Loan”), provided that no such replacement shall occur unless each of the following conditions is satisfied as of the date of such replacement and substitution:

(i) the Borrower has recommended to the Deal Agent (with a copy to the Collateral Custodian) in writing that the Transferred Loan to be replaced should be replaced (each a “Replaced Loan”);

(ii) each Substitute Loan is an Eligible Loan on the date of substitution;

(iii) the aggregate Outstanding Loan Balance of such Substitute Loans shall be equal to or greater than the aggregate Outstanding Loan Balance of the Replaced Loans;

(iv) all representations and warranties of the Borrower contained in Sections 4.1 and 4.2 shall be true and correct as of the date of substitution of any such Substitute Loan;

(v) the substitution of any Substitute Loan does not cause a Termination Event or Unmatured Termination Event to occur;

(vi) as of any date of determination, the sum of the Outstanding Loan Balances of all Substitute Loans does not exceed 20% of the highest Aggregate Outstanding Loan Balance of any month during the 12 month period immediately preceding such date of determination;

(vii) as of any date of determination, the sum of the Outstanding Loan Balances of all Substitute Loans substituted for Defaulted Loans, Charged-Off Loans and Loans subject to a Warranty Event shall not exceed 10% of the highest Aggregate Outstanding Loan Balance of any month during the 12 month period immediately preceding such date of determination;

(viii) the remaining maturity of the Substitute Loan is less than or equal to the remaining maturity of the Replaced Loan;

(ix) the Weighted Average Life of such Substitute Loan is less than or equal to that of the Replaced Loan;

(x) no adverse selection procedures shall have been employed in the selection of such Substitute Loan from the Originator’s portfolio;

(xi) all actions or additional actions (if any) necessary to perfect the security interest and assignment of such Substitute Loan and related Collateral to the Borrower and the Deal Agent shall have been taken as of or prior to the Substitution Date;

(xii) the Eligible Risk Rating of the Obligor relating to the Substitute Loan is equal to or better than that of the Obligor relating to the Replaced Loan;

(xiii) the Loan Rate on the Substitute Loan is not less than the Loan Rate on the Loan to be replaced and reconveyed to the Originator in exchange for such Substitute Loan;

(xiv) the total interest rate (inclusive of any deferred interest component) of the Substitute Loan is greater than or equal to the total interest rate on the Loan to be replaced and reconveyed to the Originator in exchange for such Substitute Loan; and

(xv) the Borrower shall deliver to the Deal Agent on the date of such substitution (i) a certificate of a Responsible Officer certifying that each of the foregoing is true and correct as of such date and (ii) a Borrowing Base Certificate (including a calculation of Borrowing Base after giving effect to such substitution).

In addition, the Borrower shall in connection with such substitution deliver to the Collateral Custodian the related Loan Documents and shall pay to each Conduit Lender, each Institutional Lender and each Hedge Counterparty, as applicable, all Breakage Costs or Hedge Breakage Costs, if any, incurred in connection with the substitution of such Loan pursuant to this Section 2.19 and the termination of any Hedge Transactions, in whole or in part, in connection therewith. In connection with any such substitution, the Deal Agent, as agent for the Secured Parties, shall, automatically and without further action (unless otherwise necessary or requested by the Borrower or the Servicer), be deemed to transfer to the Borrower, free and clear of any Lien created by the Deal Agent, all of the right, title and interest of the Deal Agent, as agent for the Secured Parties, in, to and under such Replaced Loan, but without any representation and warranty of any kind, express or implied.

(b) Repurchase or Substitution of Ineligible Loans.

(i) In the event of a breach of any representation or warranty set forth in Section 4.2 with respect to a Transferred Loan, Related Property and other related Collateral (each such Loan, Related Property and other related Collateral, an “Ineligible Loan”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of the Borrower and (y) receipt by the Borrower of written notice thereof given by the Deal Agent, the Borrower shall either (1) repay Advances Outstanding in an amount equal to the aggregate Retransfer Price of such Ineligible Loan(s) to which such breach relates on the terms and conditions set forth below, or (2) substitute for such Ineligible Loan a Substitute Loan; provided, however, that no such repayment shall be required to be made with respect to such Ineligible Loan (and such Loan shall cease to be an Ineligible Loan) if, on or before the expiration of such 30 day period, the representations and warranties in Section 4.2 with respect to such Ineligible Loan shall be made true and correct in all material respects with respect to such Ineligible Loan as if such Ineligible Loan had become part of the Collateral on such day. Notwithstanding anything contained in this Section 2.19(b) to the contrary, in the event of a breach of any representation and warranty set forth in Section 4.2 with respect to each Transferred Loan, Related Property and other related Collateral having been (A) granted to the Deal Agent, on behalf of the Secured Parties, free and clear of any Lien of any Person claiming through or under the Borrower and its Affiliates and (B) in compliance, in all material respects, with all requirements of laws applicable to the Borrower, immediately upon the earlier to occur of the discovery of such breach by the Borrower or receipt by the Borrower of written notice of such breach given by the Deal Agent, the Borrower shall repay Advances Outstanding in an amount equal to the sum of (I) the aggregate Outstanding Loan Balance of such Ineligible Loan(s), (II) any accrued and unpaid interest thereon, (III) any outstanding Servicer Advances thereon, (iv) all Hedge Breakage Costs owed to any relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedge Agreement and (v) any Breakage Costs incurred in connection with the retransfer of such Loan pursuant to this Section 2.19(b) and the termination of any Hedge Transactions in whole or in part in connection therewith, (collectively, the “Retransfer Price”), and the Deal Agent on behalf of the Secured Parties shall release to Borrower any such Ineligible Loan(s) and relinquish any Lien created pursuant to this Agreement or otherwise, and the Secured Parties shall, in connection with such conveyance and without further action, be deemed to represent and warrant that they have the corporate authority and has taken all necessary corporate action to accomplish such release, but without any other representation or warranty, express or implied. In the foregoing instances, the Borrower shall make such repayment and on and after the date of such repayment, each Ineligible Loan so repaid shall not be included in the Collateral. In consideration of any such release by the Secured Parties, the Borrower shall, on the date of such repayment, remit to the Deal Agent, on behalf of the Secured Parties, in immediately available funds an amount equal to the Retransfer Price therefor. Upon each such repayment, the Deal Agent, on behalf of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower all the right, title and interest of the Secured Parties in, to and under such Ineligible Loan(s) and all monies due or to become due with respect thereto, all proceeds thereof and all rights to security for any such Ineligible Loan, and all proceeds and products of the foregoing.

The Deal Agent shall, at the sole expense of the Borrower, execute such documents and instruments of transfer as may be prepared by the Borrower and take such other actions as shall reasonably be requested by the Borrower to effect the transfer of such Ineligible Loan pursuant to this Section 2.19(b).

(ii) The Borrower hereby agrees that (x) if any real property collateral securing any Transferred Loan becomes the subject of any claims, proceedings, Liens or encumbrances with respect to any material violation or claimed material violation of any federal or state environmental laws or regulations or (y) in the event of a breach of the representation and warranty in Section 4.1(ee), such Transferred Loan shall for all purposes hereunder be, at and following the time of discovery by the Servicer of such fact, the Borrower, the Deal Agent or any other Secured Party, deemed an Ineligible Loan and the Borrower shall either repay Advances Outstanding in an amount equal to the aggregate Retransfer Price of such Ineligible Loan or substitute for such Ineligible Loan a Substitute Loan. Such Ineligible Loan shall otherwise be treated in accordance with Section 2.19(b) and shall be subject to the same remedial and recourse provisions hereunder as other Transferred Loans determined to be Ineligible Loans hereunder.

ARTICLE III

CLOSING; CONDITIONS OF CLOSING AND ADVANCES

Section 3.1. Conditions to Closing and Initial Advances.

No Lender shall be obligated to make any Advance or any Swingline Advance hereunder on the occasion of the Initial Advance, nor shall any Lender, the Deal Agent, the Backup Servicer or the Collateral Custodian be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Deal Agent:

(a) This Agreement and all other Transaction Documents or counterparts hereof or thereof shall have been duly executed by, and delivered to, the parties hereto and thereto and the Deal Agent shall have received such other documents, instruments, agreements and legal opinions as the Deal Agent shall request in connection with the transactions contemplated by this Agreement, including all those listed in the Schedule of Documents, attached hereto as Schedule I, as due on the Closing Date, each in form and substance satisfactory to the Deal Agent and each Lender Agent.

(b) The Deal Agent shall have received (i) satisfactory evidence that the Originator, the Borrower and the Servicer have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, and have all authority necessary to the execution, delivery and performance of this Agreement and other Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer’s Certificate from each of the Borrower and the Servicer in form and substance satisfactory to the Deal Agent and each Lender Agent affirming that no such consents or approvals are required.

(c) The Borrower and the Servicer shall each be in compliance in all material respects with all Applicable Laws.

(d) The Borrower shall have paid all fees required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letter to be paid as of such date, and shall have reimbursed each Lender, the Deal Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the legal and other document preparation costs incurred by any Lender, the Deal Agent.

Section 3.2. Conditions Precedent to All Advances and Swingline Advances.

Each Advance (including the Initial Advance), each Swingline Advance and each reinvestment of Available Funds made pursuant to Section 2.9(a)(1)(xiii) or Section 2.9(a)(2) shall be subject to the further conditions precedent that:

(a) On the related Funding Date or date of reinvestment, the Borrower and the Servicer shall have certified in the related Borrower Notice that all conditions precedent to the requested Advance or Swingline Advance have been satisfied and the shall thereby be deemed to have certified that:

(i) the representations and warranties set forth in Sections 4.1, 4.2 and 7.8 are true and correct on and as of such date, before and after giving effect to such borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

(ii) no event has occurred, or would result from such Advance, such Swingline Advance or from the application of the proceeds therefrom, that constitutes a Termination Event or Unmatured Termination Event;

(iii) such Person is in material compliance with each of its covenants set forth herein; and

(iv) no event has occurred that constitutes a Servicer Termination Event;

(b) (i) with respect to the initial Funding Date, the Deal Agent and each Lender Agent shall have received all Transaction Documents listed on the Schedule of Documents, attached hereto as Schedule I, as due on the initial Funding Date, or counterparts thereof, each of which has been duly executed by, and delivered to, the parties hereto and each shall be in form and substance satisfactory to the Deal Agent and each Lender Agent and (ii) on any date on which Available Funds are reinvested pursuant to Section 2.9(a)(1)(xiii) or Section 2.9(a)(2), the Deal Agent shall have received a certification in the form of Exhibit N;

(c) the Termination Date shall not have occurred;

(d) (i) in the case of each Advance, on and as of the applicable Funding Date, before and after giving effect to such Advance and to the application of proceeds therefrom, the Availability is greater than $0;

(ii) in the case of each Swingline Advance, on and as of the applicable Funding Date, before and after giving effect to such Swingline Advance and to the application of proceeds therefrom, such Swingline Advance does not exceed the least of (i) the Swingline Lender’s unused Commitment then in effect, (ii) the unused Commitment of JPMorgan Chase Bank then in effect or (iii) the Availability on such Funding Date;

(e) in the case of each Advance and Swingline Advance, each Loan submitted by the Borrower for funding on the related Funding Date or date of reinvestment of Available Funds pursuant to Section 2.9(a)(1)(xiii) or Section 2.9(a)(2) is an Eligible Loan;

(f) with respect to each Pre-Positioned Loan that is funded with the proceeds of such Advance or Swingline Advance, the Deal Agent, each Lender Agent and, as applicable, the Swingline Lender, and the Collateral Custodian shall have received a faxed copy of the executed Underlying Note, and the Certificate of Borrower in the form of Exhibit I, and, if requested in writing by the Deal Agent, the Deal Agent shall have received a copy of the credit report and transaction summary for each such Pre-Positioned Loan.

(g) no claim has been asserted or proceeding commenced challenging enforceability or validity of any of the Loan Documents, excluding any instruments, certificates or other documents relating to Loans that were funded with the proceeds of prior Advances and Swingline Advances;

(h) there shall have been no Material Adverse Change as to the Servicer or as to the Borrower since the preceding Advance or Swingline Advance, as applicable;

(i) the Servicer and Borrower shall have taken such other action, including delivery of approvals, consents, opinions, documents, and instruments to the Secured Parties and the Deal Agent as each may reasonably request;

(j) after giving effect to the applicable Advance or Swingline Advance or reinvestment of Available Funds, the Weighted Average Life of the Transferred Loans included in the Collateral (weighted based on Outstanding Loan Balances) will not exceed eight years;

(k) in the case of each Swingline Advance, the Swingline Lender shall have consented to such Swingline Advance.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of the Borrower.

The Borrower represents and warrants as follows:

(a) Organization and Good Standing; Power and Authority. The Borrower is a Delaware statutory trust duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation, and has full trust power, authority and legal right to own or lease its properties and conduct its business as such business is presently conducted and to enter into and perform its obligations under this Agreement each other Transaction Document to which it is a party.

(b) Due Qualification. The Borrower is duly qualified to do business and is in good standing as a statutory trust, and has obtained or will obtain all necessary licenses and approvals, in each jurisdiction in which the nature of its business requires it to be so qualified.

(c) Due Authorization. The execution and delivery of this Agreement and each Transaction Document to which the Borrower is a party and the consummation of the transactions provided for herein and therein have been duly authorized by the Borrower by all necessary trust action on the part of the Borrower.

(d) No Conflict. The execution and delivery of this Agreement and each Transaction Document to which the Borrower is a party, the performance by the Borrower of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or result in any breach of any of the material terms and provisions of, and will not constitute (with or without notice or lapse of time or both) a default under, the Borrower’s trust agreement or any Contractual Obligation of the Borrower.

(e) No Violation. The execution and delivery of this Agreement and each Transaction Document to which the Borrower is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate, in any material respect, any Applicable Law.

(f) No Proceedings. Except as previously disclosed to the Deal Agent and each Lender Agent in writing, there are no proceedings or investigations (formal or informal) pending or, to the best knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required in connection with the due execution, delivery and performance by the Borrower of this Agreement and any Transaction Document to which the Borrower is a party, have been obtained.

(h) Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” law by Borrower.

(i) Solvency. The transactions contemplated under this Agreement and each Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent.

(j) Selection Procedures. No procedures believed by the Borrower to be materially adverse to the interests of the Secured Parties were utilized by the Borrower in identifying and/or selecting the Loans that are part of the Collateral.

(k) Taxes. The Borrower has filed or caused to be filed all Tax returns required to be filed by it. The Borrower has paid all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower), and no Tax lien has been filed and, to the Borrower’s knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

(l) Agreements Enforceable. This Agreement and each Transaction Document to which the Borrower is a party constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(m) [Reserved].

(n) Reports Accurate. All Monthly Reports (if prepared by the Borrower, or to the extent that information contained therein is supplied by the Borrower), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Borrower to the Deal Agent or any Lender in connection with this Agreement are true, complete and accurate.

(o) Location of Offices. The Borrower’s name is “ACS Funding Trust I” and its location (within the meaning of Article 9 of the UCC) is the State of Delaware. The Borrower has not changed its name, identity, structure, existence or state of formation, whether by amendment of its certificate of trust, by reorganization or otherwise, and has not changed its location (within the meaning of Article 9 of the UCC) within the four months preceding the Closing Date.

(p) Tradenames. The Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.

(q) Purchase Agreement. The Purchase Agreement is the only agreement pursuant to which the Borrower acquires Collateral (other than the Hedge Collateral).

(r) Value Given. The Borrower gave reasonably equivalent value to the Originator in consideration for the transfer to the Borrower of the Loans under the Purchase Agreement, no such transfer was made for or on account of an antecedent debt owed by the Originator to the Borrower, and no such transfer is voidable or subject to avoidance under any Insolvency Law.

(s) Special Purpose Entity. The trust agreement of the Borrower is in the form attached as Exhibit C hereto.

(t) Separate Entity. The Borrower has not and shall not:

(i) engaged in any business or activity other than the purchase and receipt of Loans and related Collateral from the Originator under the Purchase Agreement, the sale of Loans and related Collateral under the Transaction Documents, and such other activities as are incidental or related thereto;

(ii) acquired or owned any material assets other than (a) the Loans and related Collateral from the Originator under the Purchase Agreement and (b) incidental property as may be necessary for the operation of the Borrower;

(iii) merged into or consolidated with any Person or dissolved, terminated or liquidated in whole or in part, transferred or otherwise disposed of all or substantially all of its assets or changed its legal structure, without in each case first obtaining the consent of the Deal Agent and each Lender Agent;

(iv) failed to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Deal Agent or each Lender Agent, amended, modified, terminated or failed to comply with the provisions of its trust agreement, or failed to observe statutory trust formalities;

(v) owned any Subsidiary or made any investment (other than the purchase of Loans pursuant to the Transaction Documents) in any Person without the consent of the Deal Agent and each Lender Agent;

(vi) except as permitted by this Agreement, the Lock–Box Agreement and the other Transaction Documents, commingled its assets with the assets of any of its Affiliates, or of any other Person;

(vii) incurred any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) indebtedness to the Secured Parties hereunder or in conjunction with a repayment of all Advances and Swingline Advances owed to any of the Lenders, (B) obligations in respect of Hedging Agreements, (C) trade payables in the ordinary course of its business and (D) other operating expenses; provided, that, such debt is not evidenced by a note and is paid when due;

(viii) become insolvent or failed to pay its debts and liabilities from its assets as the same shall have become due;

(ix) failed to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

(x) entered into any contract or agreement with any Person other than as contemplated by the Transaction Documents, except upon terms and conditions that are commercially reasonable and intrinsically fair and substantially similar to those that would be available on an arms–length basis with third parties other than such Person;

(xi) sought its dissolution or winding up in whole or in part;

(xii) failed to correct any known misunderstandings regarding the separate identity of Borrower and the Originator or any principal or Affiliate thereof or any other Person;

(xiii) guaranteed, become obligated for, or held itself out to be responsible for the debt of another Person;

(xiv) made any loan or advances to any third party, including any principal or Affiliate, or held evidence of indebtedness issued by any other Person (other than cash and investment–grade securities);

(xv) failed either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (a) to mislead others as to the identity with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xvi) failed to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xvii) filed or consented to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or made an assignment for the benefit of creditors;

(xviii) except as may be required by the Code and regulations, shared any common logo with or held itself out as or been considered as a department or division of (a) any of its principals or Affiliates, (b) any Affiliate of a principal or (c) any other Person;

(xix) permitted any transfer (whether in any one or more transactions) of any direct or indirect ownership interest in the Borrower to the extent it has the ability to control the same, unless the Borrower shall have delivered to the Deal Agent and each Lender Agent an acceptable non–consolidation opinion and the Deal Agent and each Lender Agent shall have consented to such transfer;

(xx) failed to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person;

(xxi) failed to pay its own liabilities and expenses only out of its own funds;

(xxii) failed to pay the salaries of its own employees in light of its contemplated business operations;

(xxiii) acquired the obligations or securities of its Affiliates or stockholders;

(xxiv) failed to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xxv) failed to use separate invoices and checks bearing its own name;

(xxvi) pledged its assets for the benefit of any other Person, other than with respect to payment of the indebtedness to the Secured Parties hereunder;

(xxvii) failed at any time to have at least two independent trustees (each, an “Independent Trustee”), each of which is not and, for the immediately preceding two year period, was not (a) a trustee (other than an Independent Trustee), officer of employee of the Trust; (b) a director, officer or employee of American Capital Strategies, Ltd. (the “Parent”) or any of its affiliates; (c) a supplier, independent contractor or any other person who derives more than 15% of its gross revenues from its activities with the Trust, the Parent and/or any affiliate of the foregoing; (d) a holder (directly or indirectly) of more than 5% of any voting securities of the Trust, the Parent or any affiliate of the foregoing; (e) a person controlling any such director, officer, employee, supplier, independent contractor, holder or any other person meeting the criteria set forth in clauses (a), (b), (c) or (d) of this Section 4.1(t)(xxviii) or (f) a member of the immediate family of any person meeting the criteria set fourth in clauses (a), (b), (c), (d) or (e) of this Section 4.1(t)(xxviii); provided, however, that such independent trustees may be an independent director or trustee of another special purpose entity affiliated with the Originator;

(xxviii) failed to provide that the unanimous consent of all trustees (including the consent of the Independent Trustees) is required for the Borrower to (a) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (b) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (d) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (e) make any assignment for the benefit of the Borrower’s creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any action in furtherance of any of the foregoing; or

(xxix) taken or refrained from taking, as applicable, each of the activities specified in the non–consolidation opinion of Winston & Strawn LLP, dated as of the Closing Date, upon which the conclusions expressed therein are based.

(u) Security Interest.

(i) This Agreement creates a valid, continuing and enforceable security interest (as defined in the applicable UCC) in the Collateral in favor of the Deal Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;

(ii) the Loans, along with the related Loan Files, constitute either a “general intangible,” an “instrument,” an “account,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii) the Borrower is the lawful owner of and has good and marketable title to the Transferred Loans and all related Collateral free and clear of any Lien (other than Permitted Liens);

(iv) the Borrower has received all consents and approvals required by the terms of the Collateral to the grant of a security interest in the Collateral hereunder to the Deal Agent, on behalf of the Second Parties;

(v) the Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in such Collateral granted to the Deal Agent, on behalf of the Secured Parties under this Agreement;

(vi) other than the security interest granted to the Deal Agent, on behalf of the Secured Parties pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Collateral;

(vii) the Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering such Collateral other than any financing statement (A) relating to the security interest granted to the Deal Agent, on behalf of the Secured Parties under this Agreement, or (B) that has been terminated;

(viii)the Borrower is not aware of the filing of any judgment or tax Lien filings against the Borrower;

(ix) other than in the case of Pre-Positioned Loans (and subject to Sections 3.2(f), 4.1(u)(x), 5.3(a) and 7.10(a) in the case of Pre-Positioned Loans), all original executed Underlying Notes that constitute or evidence any Transferred Loans have been delivered to the Collateral Custodian;

(x) the Borrower has received a written acknowledgment from the Collateral Custodian that the Collateral Custodian or its bailee is holding the Underlying Notes that constitute or evidence the Transferred Loans solely on behalf of and for the benefit of the Secured Parties; provided, however, notwithstanding the foregoing, with respect to any Pre-Positioned Loan to be funded with the proceeds of an Advance or Swingline Advance, the Borrower shall have received a written acknowledgment from the Collateral Custodian (A) that the Collateral Custodian has received a faxed copy of the Underlying Note and (B) within two Business Days after such Funding Date, that the Collateral Custodian or its bailee is holding the Underlying Note that constitute or evidence the Loans included in the Collateral solely on behalf of the Deal Agent, as agent for the Secured Parties; and

(xi) none of the Underlying Notes that constitute or evidence the Transferred Loans has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Borrower and the Deal Agent.

(v) [Reserved].

(w) Investments. The Borrower does not own or hold directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

(x) Business. Since its formation, the Borrower has conducted no business other than the purchase and receipt of Loans and Related Property from the Originator under the Purchase Agreement, the borrowing of funds under this Agreement and such other activities as are incidental to the foregoing.

(y) ERISA. The Borrower is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the Pension Benefit Guaranty Corporation under ERISA.

(z) No Broker. No broker or finder acting on behalf of the Borrower was employed or utilized in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby and the Borrower has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

(aa) Investment Company Act.

(i) The Borrower is not an “investment company” within the meaning of the 1940 Act.

(ii) The Borrower represents and warrants that, if the Borrower operates in such a manner as to be an “investment company” within the meaning of the 1940 Act, the Borrower will register as an “investment company” under the 1940 Act immediately upon being required to do so under the 1940 Act and will conduct its business and other activities in compliance with the provisions of the 1940 Act and any rules, regulations or orders issued by the SEC thereunder.

(iii) The business and other activities of the Borrower, including but not limited to, the making of the Advances and Swingline Advances by the Lenders, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Transaction Documents to which the Borrower is a party do not now and will not at any time result in any violations, with respect to the Borrower, of the provisions of the 1940 Act or any rules, regulations or orders issued by the SEC thereunder.

(bb) Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto or in connection herewith is true and correct.

(cc) Government Regulations. The Borrower is not engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any Margin Stock. The Borrower owns no Margin Stock, and no portion of the proceeds of any Advance or Swingline Advance hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. The Borrower will not take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

(dd) [Reserved].

(ee) Environmental. At the time of origination of any Loan and on the Cut-Off Date where real property that is material to the operations of the related business constitutes Related Property securing such Loan, the related mortgaged property was free of contamination from toxic substances or hazardous wastes requiring action under Applicable Law or is subject to ongoing environmental rehabilitation approved by the Servicer, and, as of the related Cut-Off Date of such Loan, the Borrower has no knowledge of any such contamination from toxic substances or hazardous waste material on any such real property unless such items are below action levels.

(ff) Material Adverse Change. Since the Closing Date, there has been no Material Adverse Change with respect to the Borrower.

(gg) Credit and Collection Policy. Since the Closing Date, there have been no material changes in any Credit and Collection Policy other than in accordance with this Agreement. Since such date, no Material Adverse Change has occurred in the overall rate collection of the Loans, and Borrower has at all times complied with the Credit and Collection Policy with respect to each Loan.

(hh) Coverage Requirement. The Availability is greater than or equal to $0.

(ii) No Termination Event. No event has occurred and is continuing and no condition exists, or would result from any Advance or Swingline Advance or from the application of the proceeds therefrom, which constitutes or may be reasonably expected to constitute a Termination Event.

(jj) USA PATRIOT Act. Neither the Borrower nor any Affiliate of the Borrower is (i)a country, territory, organization, person or entity named on an OFAC list, (ii)a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering (“FATF”), or whose subscription funds are transferred from or through such a jurisdiction; (iii)a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv)a person or entity that resides in or is organized under the laws of a jurisdiction designated by the

United States Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

The representations and warranties in Section 4.1 shall survive the termination of this Agreement.

Section 4.2. Representations and Warranties of the Borrower Relating to the Agreement and the Loans.

The Borrower hereby represents and warrants to the Deal Agent and each other Secured Party, as of the Closing Date and as of each Funding Date, that:

(a) Security Interest. This Agreement constitutes a Grant of a security interest by the Borrower in all Collateral to the Deal Agent, as agent for the Secured Parties. The Deal Agent, as agent for the Secured Parties, has a first priority perfected security interest in the Collateral. Neither the Borrower nor any Person claiming through or under the Borrower shall have any claim to or interest in the Collection Account, except for the interest of the Borrower in such property as a debtor for purposes of the UCC.

(b) Eligibility of Loans. As of the Closing Date, (i) the Loan List and the information contained in the Borrower Notice delivered pursuant to Sections 2.2 and 2.3 is an accurate and complete listing in all material respects of all the Loans that are part of the Collateral as of the Closing Date, and the information contained therein with respect to the identity of such Transferred Loans and the amounts owing thereunder is true and correct in all material respects as of such date, (ii) each such Transferred Loan is an Eligible Loan, (iii) each such Transferred Loan and the Related Property is free and clear of any Lien (other than Permitted Liens) and in compliance with all Applicable Laws and (iv) with respect to each such Loan, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority or other Person required to be obtained, effected or given by the Borrower in connection with the transfer of an interest in such Loan and the Related Property to the Deal Agent, as agent for the Secured Parties, have been duly obtained, effected or given and are in full force and effect. On each Funding Date, the Borrower shall be deemed to represent and warrant that (i) any additional Transferred Loan referenced on the related Borrower Notice delivered pursuant to Sections 2.2 and 2.3 is an Eligible Loan, (ii) each such Transferred Loan and the related Property is free and clear of any Lien (other than Permitted Liens) and in compliance with all Applicable Laws, (iii) with respect to each such Transferred Loan, all consents, licenses, approvals, authorizations, registrations or declarations with any Governmental Authority or other Person required to be obtained, effected or given by the Borrower in connection with the addition of such Transferred Loan and the Related Property to the Collateral have been duly obtained, effected or given and are in full force and effect and (iv) the representations and warranties set forth in Section 4.2(a) are true and correct with respect to each Loan transferred on such day as if made on such day.

(c) No Fraud. Each Loan was originated without any fraud or material misrepresentation by the Originator or, to the best of the Borrower’s knowledge, on the part of the Obligor.

ARTICLE V

GENERAL COVENANTS OF THE BORROWER

Section 5.1. Covenants of the Borrower.

The Borrower hereby covenants that:

(a) Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Loans in the Collateral and any Related Property.

(b) Preservation of Corporate Existence. The Borrower will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c) Loans Not to Be Evidenced by Promissory Notes. The Borrower will not take any action to cause any Transferred Loan not originally evidenced by an Underlying Note to be evidenced by an instrument (as defined in the UCC), except in connection with the enforcement or collection of such Loan.

(d) Security Interests. Except as contemplated in this Agreement and except in the case of any Permitted Lien, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any part of the Collateral, whether now existing or hereafter transferred hereunder, or any interest therein. The Borrower will promptly notify the Deal Agent of the existence of any Lien on any part of the Collateral and the Borrower shall defend the right, title and interest of the Deal Agent as agent for the Secured Parties in, to and under any part of the Collateral, against all claims of third parties; provided, however, that nothing in this Section 5.1(d) shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any part of the Collateral.

(e) Delivery of Collections. The Borrower shall deposit in the Collection Account promptly (but in no event later than two Business Days after receipt) all Collections (including any Deemed Collections) received (or deemed received) by Borrower in respect of the Loans that are part of the Collateral.

(f) Activities of Borrower. The Borrower shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, Loan or other undertaking, which is not incidental to the transactions contemplated and authorized by this Agreement or the Purchase Agreement.

(g) Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except (i) obligations incurred under this Agreement, under any Hedging Agreement required by Section 5.2(a), or the Purchase Agreement, or (ii) liabilities incident to the maintenance of its existence in good standing.

(h) Guarantees. The Borrower shall not become or remain liable, directly or indirectly, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

(i) Investments. The Borrower shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except for purchases of Loans pursuant to the Purchase Agreement, or for investments in Permitted Investments in accordance with the terms of this Agreement.

(j) Merger; Sales. The Borrower shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire or be acquired by any Person, or convey, sell, loan or otherwise dispose of all or substantially all of its property or business, except as provided for in this Agreement.

(k) Distributions. The Borrower may not declare or pay or make, directly or indirectly, any distribution (whether in cash or other property) with respect to the assets of the Borrower or any Person’s interest therein (collectively, a “Distribution”); provided, however, if no Termination Event has occurred or will occur as a result thereof, the Borrower may make Distributions.

(l) Agreements. The Borrower shall not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, loan or other undertaking, except the Transaction Documents or amend or modify the provisions of its trust agreement, without the consent of the Deal Agent and each Lender Agent, or issue any power of attorney except to the Deal Agent or the Servicer.

(m) Separate Existence. The Borrower shall not take any action or permit or acquiesce in any action to be taken which would have the effect, directly or indirectly, of causing (i) its representations and warranties made pursuant to Section 4.1(t)(i)-(xxix) to be inaccurate in any respect, or (ii) any breach of the covenants of the Borrower set forth in Section 4.01(a)-(gg) of the Borrower’s trust agreement.

(n) ERISA Matters. The Borrower will not (a) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (b) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (c) fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (d) terminate any Benefit Plan so as to result in any liability; or (e) permit to exist any occurrence of any reportable event described in Title IV of ERISA.

(o) Collateral Acquired from the Originator. With respect to each item of Collateral acquired from the Originator, the Borrower will (i) acquire such Collateral pursuant to and in accordance with the terms of the Purchase Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral, including, without limitation, (A) filing and maintaining, effective financing statements (Form UCC-1) naming the Originator as seller/debtor and the Borrower as purchaser/creditor in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, including, without limitation, Assignments of Mortgage, and (iii) take all additional action that the Deal Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(p) Transactions with Affiliates. The Borrower will not enter into, or be a party to, any transaction with any of its Affiliates, except (i) the transactions permitted or contemplated by this Agreement, the Purchase Agreement and any Hedging Agreements and (ii) other transactions (including, without limitation, transactions related to the use of office space or computer equipment or software by the Borrower to or from an Affiliate) (A) in the ordinary course of business, (B) pursuant to the reasonable requirements of the Borrower’s business, (C) upon fair and reasonable terms that are no less favorable to the Borrower than could be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower, and (D) not inconsistent with the factual assumptions set forth in the “substantive non-consolidation” legal opinion letter issued by Winston & Strawn LLP and delivered to the Deal Agent and each Lender Agent as a condition to the Initial Advance, as such assumptions may be modified in any subsequent opinion letters delivered to the Deal Agent and each Lender Agent pursuant to Section 3.2 or otherwise. It is understood that any compensation arrangement for any trustee shall be permitted under clause (ii)(A) through (C) above if such arrangement has been expressly approved by the trustees of the Borrower in accordance with the Borrower’s trust agreement.

(q) Change in the Transaction Documents. The Borrower shall provide notice of any proposed amendment, modification, waiver or termination of any terms or conditions of the Transaction Documents other than this Agreement to the Deal Agent and each Lender Agent. The Borrower will not amend, modify, waive or terminate any terms or conditions of any of the Transaction Documents other than this Agreement to which it is a party, without the prior written consent of the Deal Agent; provided, that, no such amendment shall be effective without the prior written consent of each Lender Agent, unless the opinions of counsel delivered pursuant to Section 3.1(a) with respect to (x) the creation, perfection and priority of the security interest of the Secured Parties in the Collateral, (y) the sale of the Transferred Loans and Related Property from American Capital to the Borrower constituting a true sale, and (z) the assets of the Borrower not constituting property of the estate of American Capital following an Insolvency Event with respect to American Capital can be confirmed, if so requested by any Lender Agent, after giving effect to the proposed amendment, modification, waiver or termination. For the avoidance of doubt, the amendment, modification or waiver of this Agreement is governed by Section 12.1.

(r) Credit and Collection Policy. The Borrower will (i) comply in all material respects with the Credit and Collection Policy in regard to each Loan and the Related Property included in the Collateral, and (ii) furnish to the Deal Agent and each Lender Agent, prior to its effective date, prompt notice of any changes in the Credit and Collection Policy. The Borrower will not agree to or otherwise (x) permit any change in the Credit and Collection Policy which would materially and adversely affect or impair the collectibility of any Loan, or (y) any material change in the Credit and Collection Policy, without the prior written consent of the Deal Agent and each Lender Agent.

(s) Termination Events. The Borrower will furnish to the Deal Agent and each Lender Agent, as soon as possible and in any event within three Business Days after the occurrence of each Termination Event and each Unmatured Termination Event, a written statement setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(t) Extension or Amendment of Loans. The Borrower will not, except as otherwise permitted in Section 7.4(a), extend, amend or otherwise modify, or permit the Servicer on its behalf to extend, amend or otherwise modify, the terms of any Loan.

(u) Other. The Borrower will furnish to the Deal Agent or any Lender Agent such other information, documents, records or reports respecting the Loans or the condition or operations, financial or otherwise, of the Borrower or Originator as the Deal Agent or any Lender Agent may from time to time reasonably request in order to protect the interests of the Deal Agent or the other Secured Parties under or as contemplated by this Agreement.

(v) Notices Under the Purchase Agreement. The Borrower will promptly, but in no event later than two Business Days after its receipt furnish to the Deal Agent copies of any and all notices, certificates, documents, or reports delivered to it by the Originator under the Purchase Agreement.

(w) Inspection of Records. The Borrower will, at any time and from time to time during regular business hours, as requested by the Deal Agent and any Lender Agent, permit the Deal Agent and any Lender Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Transferred Loans and the related Loan Documents and (ii) to visit the offices and properties of the Borrower, the Originator or the Servicer, as applicable, for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Transferred Loans or the Borrower’s, the Originator’s or the Servicer’s performance hereunder, under the Loan Documents and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Borrower, the Originator or the Servicer, as applicable, having knowledge of such matters.

(x) Keeping of Records. The Borrower will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Transferred Loans and the related Loan Documents in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, computer tapes, disks, records and other information reasonably necessary or advisable for the collection of all Loans (including records adequate to permit the daily identification of each new Transferred Loan and all Collections of and adjustments to each existing Loan). The Borrower shall give the Deal Agent prompt notice of any material change in its administrative and operating procedures referred to in the previous sentence.

(y) Compliance with Loans. The Borrower will (i) at its own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Transferred Loans and the related Loan Documents; and (ii) timely and fully comply in all material respects with the Credit and Collection Policy with respect to each Loan and the related Transferred Loan Document.

(z) Restricted Payments. The Borrower shall not (i) purchase or redeem any shares of its capital stock, (ii) prepay, purchase or redeem any Indebtedness, (iii) lend or advance any funds or (iv) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (i) through (iv) being referred to as “Restricted Payments”), except that the Borrower may (a) make Restricted Payments out of funds received pursuant to Article II and (b) make other Restricted Payments (including the payment of dividends and Lien Release Dividends) if, after giving effect thereto, no Termination Event shall have occurred and be continuing.

(aa) Notice of Litigation. The Borrower will promptly, but in no event later than two Business Days after any officer of the Borrower becoming aware thereof, deliver written notice to the Deal Agent regarding any claim, action, investigation or proceeding pending or threatened against the Borrower and shall provide copies of any and all notices, certificates or documents delivered to it in connection therewith.

Section 5.2. Hedging Agreement.

(a) On or prior to each Funding Date, the Borrower shall enter into one or more Hedge Transactions, provided that each such Hedge Transaction shall:

(i) be entered into with a Hedge Counterparty and governed by a Hedging Agreement;

(ii) have a schedule of periodic monthly (or quarterly, as applicable) or quarterly calculation periods the first of which commences on the Funding Date of the applicable Advance and the last of which ends on the date of the last Scheduled Payment due to occur under the Loans to which that Advance relates;

(iii) have an amortizing notional amount such that the Hedge Notional Amount in effect on each day during the term of such Hedge Transactions shall be at least equal to the portion of the product of the Hedge Percentage and the Hedge Amount represented by such Advance; and

(iv) provide, in the case of any interest rate swap, for two series of monthly (or quarterly, as applicable) payments to be netted against each other, one such series being payments to be made by the Borrower to a Hedge Counterparty by reference to a fixed rate for that Hedge Transaction, and the other such series being payments to be made by the applicable Hedge Counterparty at a floating rate equal to “USD-LIBOR-BBA” (as defined in the ISDA Definitions), the net amount of which shall be paid into the

Collection Account (if payable by such Hedge Counterparty) or, to the extent of Available Funds and from the Collection Account under Sections 2.9(a)(1)(i) and 2.9(b)(i) of this Agreement (if payable by the Borrower).

(b) Subject to, and without limiting the provisions of, Article VIII of this Agreement, Borrower hereby assigns to the Deal Agent, as agent for the Secured Parties, all right, title and interest of Borrower in each Hedging Agreement, each Hedge Transaction, and all present and future amounts payable by a Hedge Counterparty to Borrower under or in connection with the respective Hedging Agreement and Hedge Transaction(s) with that Hedge Counterparty (the “Hedge Collateral”), and grants a security interest to the Deal Agent, as agent for the Secured Parties, in the Hedge Collateral. The Borrower acknowledges that, as a result of that assignment, Borrower may not, without the prior written consent of the Deal Agent, exercise any rights under any Hedging Agreement or Hedge Transaction, except for Borrower’s right under any Hedging Agreement to enter into Hedge Transactions in order to meet the Borrower’s obligations under Section 5.2(a) hereof. Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of the Deal Agent or any Secured Party for the performance by Borrower of any such obligations.

(c) The Borrower shall, promptly upon execution thereof, provide to the Deal Agent and each Lender Agent, a copy of each Hedging Agreement entered into in connection with this Agreement.

Section 5.3. Delivery of Loan Files.

(a) The Borrower, or the Servicer on its behalf, shall deliver possession of all “instruments” (within the meaning of Article 9 of the UCC) not constituting part of “chattel paper” (within the meaning of Article 9 of the UCC) that evidence any Transferred Loan set forth on a Loan List, including all Underlying Notes, and all portions of the Loan Files to the Collateral Custodian on behalf of the Deal Agent, as agent for the Secured Parties, prior to the applicable Funding Dates in each case endorsed in blank without recourse; provided, however, that notwithstanding the foregoing, with respect to any Pre-Positioned Loan, the Borrower shall (i) have a copy of the executed Underlying Note faxed to the Collateral Custodian on the applicable Funding Date with the original to be received by the Collateral Custodian within two Business Days after such Funding Date and (ii) within ten Business Days of the Funding Date deliver all other portions of the Loan File in each case endorsed in blank without recourse. Pursuant to Section 7.10, the Borrower is required to deliver such instruments and Loan Files to the Collateral Custodian for the benefit of the Deal Agent, as agent for the Secured Parties. Accordingly, the Borrower hereby authorizes and directs the Servicer to deliver possession of all such instruments and Loan Files to the Collateral Custodian on behalf of the Deal Agent, as agent for the Secured Parties, and agrees that such delivery shall satisfy the condition set forth in the first sentence of this Section 5.3(a). The Servicer shall also identify on the Loan List (including any amendment thereof), whether by attached schedule or marking or other effective identifying designation, all Transferred Loans that are not evidenced by such instruments.

(b) Prior to the occurrence of a Termination Event or Servicer Termination Event, the Collateral Custodian shall not record the Assignments of Mortgage delivered pursuant to Section 5.3(a)

and the definition of Loan Documents. Upon the occurrence of a Termination Event or a Servicer Termination Event, the Collateral Custodian shall cause to be recorded in the appropriate offices each Assignment of Mortgage delivered to it with respect to all Transferred Loans except those Transferred Loans covered by the proviso to the definition of Assignment of Mortgage. Each such recording shall be at the expense of the Servicer; provided, however, to the extent the Servicer does not pay such expenses, the Collateral Custodian shall be reimbursed pursuant to the provisions of Section 2.9.

ARTICLE VI

PERFECTION OF TRANSFER AND

PROTECTION OF SECURITY INTERESTS

Section 6.1. Custody of Transferred Loans.

The contents of each Loan File relating to a Transferred Loan shall be held in the custody of the Collateral Custodian under the terms of the Purchase Agreement and this Agreement for the benefit of the Deal Agent, as agent for the Secured Parties.

Section 6.2. Filing.

On or prior to the Closing Date, the Borrower and Servicer shall cause the UCC financing statement(s) referred to in Section 4.1(u)(v) hereof to be filed, and from time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as the Deal Agent may reasonably request to perfect and protect the first priority perfected security interest of the Deal Agent, as agent for the Secured Parties, in the Collateral against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. Notwithstanding the obligations of the Borrower and the Servicer set forth in the preceding sentence, the Borrower and the Servicer hereby authorize the Deal Agent to prepare and file, at the expense of the Servicer, UCC financing statements (including but not limited to renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Deal Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interest granted hereunder in accordance with the UCC.

Section 6.3. Changes in Name, Corporate Structure or Location.

(a) During the term of this Agreement, neither the Servicer nor the Borrower shall change its name, identity, structure, existence or location (as defined in Article 9 of the UCC) without first giving at least 30 days’ prior written notice to the Deal Agent and each other Secured Party.

(b) If any change in either the Servicer’s or the Borrower’s name, identity, structure, existence, location (as defined in Article 9 of the UCC) or other action would make any financing or continuation statement or notice of ownership interest or Lien relating to any Collateral seriously misleading within the meaning of applicable provisions of the UCC, the Servicer, no later than five Business Days after the effective date of such change, shall file such amendments as may be required or reasonably advisable to preserve and protect the security interest of the Deal Agent, as agent for the Secured Parties, in the Collateral and the proceeds thereof. Promptly after taking any of the foregoing actions, the Servicer shall deliver to the Deal Agent and each other Secured Party an Opinion of Counsel reasonably acceptable to the Deal Agent stating that, in the opinion of such counsel, all financing statements or amendments necessary to preserve and protect the security interest of the Deal Agent, as agent for the Secured Parties, in the Collateral have been filed, and reciting the details of such filing.

Section 6.4. Chief Executive Office.

During the term of this Agreement, and subject to the other terms and provisions herein relating to changes in location, the Originator will maintain its chief executive office in one of the States of the United States.

Section 6.5. Costs and Expenses.

The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Borrower’s and the Deal Agent’s, as agent for the Secured Parties, right, title and interest in and to the Collateral (including, without limitation, the security interest in the Collateral related thereto and the security interests provided for herein).

Section 6.6. Sale Treatment.

The Borrower shall treat the transfer of Collateral made hereunder for all purposes (other than for financial accounting purposes) as a sale and purchase on all of its relevant books, records, financial statements and other applicable documents. Notwithstanding the preceding sentence, for federal income tax purposes, the grant of a security interest in the Collateral by the Borrower hereunder shall not be treated as a sale and purchase for federal income tax purposes.

Section 6.7. Separateness from the Borrower.

The Borrower agrees to take or refrain from taking or engaging in with respect to the Originator each of the actions or activities specified in the “substantive consolidation” opinion of Winston & Strawn LLP (including any certificates of the Originator attached thereto), delivered on the Closing Date, upon which the conclusions therein are based.

ARTICLE VII

ADMINISTRATION AND SERVICING OF LOANS

Section 7.1. Appointment of the Servicer.

The Borrower hereby appoints American Capital as the Servicer hereunder to service the Transferred Loans and enforce its respective rights and interests in and under each Transferred Loan in accordance with the terms and conditions of this Article VII and to serve in such capacity until the termination of its responsibilities pursuant to Section 7.25. American Capital hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein. The Servicer and the Borrower hereby acknowledge that the Deal Agent and the other Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

Section 7.2. Duties and Responsibilities of the Servicer.

(a) The Servicer shall conduct the servicing, administration and collection of the Transferred Loans and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect Transferred Loans from time to time on behalf of the Borrower and as the Borrower’s agent. The Servicer will service, administer and make collections on the Transferred Loans with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable loans that it services for itself or others.

(b) The duties of the Servicer (the “Servicing Duties”), as the Borrower’s agent, shall include, without limitation:

(i) preparing and submitting of claims to, and post-billing liaison with, Obligors on Transferred Loans;

(ii) maintaining all necessary Servicing Records with respect to the Transferred Loans and providing such reports to the Borrower and the Deal Agent and each Lender Agent in respect of the servicing of the Transferred Loans (including information relating to its performance under this Agreement) as may be required hereunder or as the Borrower or the Deal Agent may reasonably request;

(iii) maintaining and implementing administrative and operating procedures (including, without limitation, an ability to re-create Servicing Records evidencing the Transferred Loans in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Transferred Loans (including, without limitation, records adequate to permit the identification of each new Transferred Loan and all Collections of and adjustments to each existing Transferred Loan); provided, however, that any Successor Servicer shall only be required to re-create the Servicing Records of each prior Servicer to the extent such records have been delivered to it in a format reasonably acceptable to such Successor Servicer;

(iv) promptly delivering to the Borrower, the Deal Agent and each Lender Agent and the Collateral Custodian, from time to time, such information and Servicing Records (including information relating to its performance under this Agreement) as the Borrower, the Deal Agent and the Collateral Custodian may from time to time reasonably request;

(v) identifying each Transferred Loan clearly and unambiguously in its Servicing Records to reflect that such Transferred Loan is owned by the Borrower and pledged to the Deal Agent, as agent for the Secured Parties;

(vi) complying in all material respects with the Credit and Collection Policy in regard to each Transferred Loan;

(vii) complying in all material respects with all Applicable Laws with respect to it, its business and properties and all Transferred Loans and Collections with respect thereto;

(viii) preserving and maintaining its existence, rights, licenses, franchises and privileges as a corporation in the jurisdiction of its organization, and qualifying and remaining qualified in good standing as a foreign corporation and qualifying to and remaining authorized and licensed to perform obligations as Servicer (including enforcement of collection of Transferred Loans on behalf of the Borrower, the Deal Agent and the Secured Parties) in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (A) the rights or interests of the Borrower, the Deal Agent and the other Secured Parties in the Transferred Loans, (B) the collectibility of any Transferred Loan, or (C) the ability of the Servicer to perform its obligations hereunder;

(ix) notifying the Borrower and the Deal Agent of any material action, suit, proceeding, dispute, offset deduction, defense or counterclaim that (1) is or is threatened to be asserted by an Obligor with respect to any Transferred Loan; or (2) would reasonably be expected to have a Material Adverse Effect; and

(c) The Borrower and Servicer hereby acknowledge that none of the Deal Agent, any other Secured Party nor the Collateral Custodian shall have any obligation or liability with respect to any Transferred Loans, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.

Section 7.3. Authorization of the Servicer.

(a) Each of the Borrower and the Deal Agent, on behalf of the Secured Parties, hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the pledge of the Transferred Loans to the Secured Parties, in the determination of the Servicer, to collect all amounts due under any and all Transferred Loans, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Transferred Loans and, after the delinquency of any Transferred Loan and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Originator could have done if it had continued to own such Loan. The Borrower shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectibility of the Transferred Loans. In no event shall the Servicer be entitled to make the Borrower, the Collateral Custodian, the Deal Agent or any other Secured Party a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Deal Agent’s consent.

(b) After a Termination Event has occurred and is continuing, at the Deal Agent’s direction, the Servicer shall take such action as the Deal Agent may deem necessary or advisable to enforce collection of the Transferred Loans; provided, however, that the Deal Agent may, at any time after a Termination Event has occurred and is continuing, notify any Obligor with respect to any Transferred Loans of the assignment of such Transferred Loans to the Deal Agent and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Deal Agent or any servicer, collection agent or lock-box or other account designated by the Deal Agent and, upon such notification and at the expense of the Borrower, the Deal Agent may enforce collection of any such Transferred Loans and adjust, settle or compromise the amount or payment thereof. The Deal Agent shall give written notice to any Successor Servicer of the Deal Agent’s actions or directions pursuant to this Section 7.3(b), and no Successor Servicer shall take any actions pursuant to this Section 7.3(b) that are outside of its Credit and Collection Policy.

Section 7.4. Collection of Payments.

(a) Collection Efforts, Modification of Loans. The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Transferred Loans as and when the same become due, and will follow those collection procedures which it follows with respect to all comparable Loans that it services for itself or others. The Servicer may not waive, modify or otherwise vary any provision of a Transferred Loan, except as may be in accordance with the provisions of the Credit and Collection Policy, which permits, among other things, the waiver of any late payment charge or any other fees that may be collected in the ordinary course of servicing any Loan included in the Collateral. Notwithstanding anything to the contrary contained herein, if after giving effect to any sale (1) the amount described in clause (ii) of the definition of Availability shall exceed the amount described in clause (i) of the definition of Availability or (2) an Unmatured Termination Event, a Termination Event or a Servicer Termination Event would occur then the Servicer prior to any such sale which would result in a loss to the Secured Parties based on the Outstanding Loan Balance plus accrued interest and other fees due and payable shall obtain the prior written consent of the Deal Agent.

(b) [Reserved].

(c) Taxes and other Amounts. To the extent provided for in any Transferred Loan, the Servicer will use its best efforts to collect all payments with respect to amounts due for taxes,

assessments and insurance premiums relating to such Transferred Loans or the Related Property and remit such amounts to the appropriate Governmental Authority or insurer on or prior to the date such payments are due.

(d) Payments to Lock-Box Account. On or before the Cut-Off Date with respect to each Transferred Loan, the Servicer shall have instructed all Obligors to make all payments in respect of all Transferred Loans included in the Collateral to a Lock-Box or directly to the Lock-Box Account. All proceeds in the Lock-Box Account shall be distributed into the Collection Account within two Business Days as provided in the Lock-Box Agreement and the Intercreditor Agreement.

(e) Establishment of the Collection Account. The Borrower or the Servicer on its behalf has previously caused a segregated deposit account to be established with Wells Fargo, Account No. xxxxxxx, and shall cause such account to be maintained, in the name of the Borrower but under the control of the Deal Agent, as agent for the Secured Parties, with an office or branch of a depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank) (the “Collection Account”) for the purpose of receiving Collections from the Collateral; provided, however, that at all times such depository institution or trust company shall be a depository institution organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (A) that has either (1) a long-term unsecured debt rating of “A-” or better by S&P and “A-3” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (B) the parent corporation of which such depository institution is a Subsidiary has either (1) a long-term unsecured debt rating of “A-” or better by S&P and “A-3” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (C) is otherwise acceptable to the Deal Agent and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (any such depository institution or trust company, a “Qualified Institution”) which Qualified Institution has agreed with the Borrower, the Servicer and the Deal Agent to comply with any and all orders, notices, requests and other instructions originated by the Deal Agent directing disposition of the funds in the Collection Account without any further consent from the Borrower or the Servicer.

(f) In order to provide the Deal Agent with control over the Collection Account within the meaning of Section 9-104(a) of the UCC and any other applicable law, the Borrower and the Servicer hereby agree that the Deal Agent may at any time provide Wells Fargo or any successor Person that maintains the Collection Account with instructions as to the disposition of funds in the Collection Account or as to any other matters relating to the Collection Account without any further consent from the Borrower or the Servicer. Wells Fargo agrees with the Borrower, the Servicer and the Deal Agent to comply with any and all orders, notices, requests and other instructions originated by the Deal Agent directing disposition of the funds in the Collection Account without any further consent from the Borrower or the Servicer.

(g) Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Loan in the Collateral and such Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

(h) Released Amounts. The Deal Agent and the other Secured Parties hereby agree to release to the Borrower from the Collateral, and the Borrower hereby agrees to release to the Originator, an amount equal to the Released Amounts immediately upon identification thereof and upon receipt of an Officer’s Certificate of the Servicer, which release shall be automatic and shall require no further act by the Deal Agent or the other Secured Parties; provided, that, the Deal Agent and the other Secured Parties shall execute and deliver such instruments of release and assignment, or otherwise confirm the foregoing release, as may reasonably be requested by the Originator in writing. Upon such release, such Released Amounts shall not constitute and shall not be included in the Collateral. Immediately upon the release to the Borrower by the Deal Agent and the other Secured Parties of the Released Amounts, the Borrower hereby irrevocably agrees to release to the Originator such Released Amounts, which release shall be automatic and shall require no further act by the Borrower; provided, that, the Borrower shall execute and deliver such instruments of release and assignment, or otherwise confirming the foregoing release of any Released Amounts, as may be reasonably requested by the Originator.

Section 7.5. Servicer Advances.

(a) For each Collection Period, if the Servicer determines that any Scheduled Payment (or portion thereof) that was due and payable pursuant to a Loan included in the Collateral during such Collection Period was not received prior to the end of such Collection Period, the Servicer may, but shall not be obligated to, make an advance in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof) if the Servicer reasonably believes that the advance will be reimbursed by the related Obligor; in addition, if on any day there are not sufficient funds on deposit in the Collection Account to pay accrued Interest and Program Fees on any Advance or Swingline Advance the Collection Period of which ends on such day, the Servicer may make an advance in the amount necessary to pay such Interest and Program Fees if the Servicer reasonably believes that the advance will be reimbursed by the related Obligor (in either case, any such advance, a “Servicer Advance”). Notwithstanding the preceding sentence, any successor Servicer will not be obligated to make any Servicer Advances.

(b) The Servicer will deposit any Servicer Advances into the Collection Account on or prior to 11:00 a.m. (Charlotte, North Carolina time) on the related Payment Date, in immediately available funds. A Servicer Advance for a delinquent payment on a Loan will not constitute a reclassification of the delinquency status of such Loan for reporting purposes and the Delinquent payment with respect to such Loan will continue to age as if no payment has been made.

Section 7.6. Realization Upon Defaulted Loans or Charged-Off Loans.

The Servicer will use its reasonable efforts to repossess or otherwise comparably convert the ownership of any Related Property with respect to a Defaulted Loan or Charged-Off Loan and will act as sales and processing agent for Related Property that it repossesses. The Servicer will follow the practices and procedures set forth in the Credit and Collection Policy in order to realize upon such Related Property. Without limiting the foregoing, the Servicer may sell any such Related Property with respect any Defaulted Loan or Charged-Off Loan to the Servicer or its Affiliates for a purchase price equal to the then fair market value thereof; any such sale to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Deal Agent identifying the Defaulted Loan or Charged-Off Loan and the Related Property, setting forth the sale price of the Related Property and certifying that such sale price is the fair market value of such Related Property; provided, however, that if after giving effect to such sale (a) the Availability is greater than $0 or (b) an Unmatured Termination Event, a Termination Event or a Servicer Termination Event would occur, then the Servicer prior to selling any Related Property with respect a Defaulted Loan or Charged-Off Loan shall obtain the prior written consent of the Deal Agent. In any case in which any such Related Property has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Related Property unless it reasonably determines that such repair and/or repossession will increase the Recoveries by an amount greater than the amount of such expenses. The Servicer will remit to the Collection Account the Recoveries received in connection with the sale or disposition of Related Property with respect to a Defaulted Loan or Charged-Off Loan.

Section 7.7. Maintenance of Insurance Policies.

The Servicer will require that each Obligor with respect to a Transferred Loan maintain an Insurance Policy with respect to each Transferred Loan and the Related Property in accordance with the Credit and Collection Policy. In connection with its activities as Servicer, the Servicer agrees to present, on behalf of the Borrower and the Deal Agent, as agent for the Secured Parties, with respect to the respective interests, claims to the insurer under each Insurance Policy and any such liability policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each related Loan.

Section 7.8. Representations and Warranties of the Servicer.

The Servicer hereby represents and warrants as follows:

(a) Organization and Good Standing; Power and Authority The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement and each other Transaction Document to which it is a party.

(b) Due Qualification. The Servicer is qualified to do business as a corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of all jurisdictions in which the ownership or lease of its property and or the conduct of its business

(other than the performance of its obligations hereunder) requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not have an adverse effect on the interests of the Borrower or of the Lenders. The Servicer is qualified to do business as a corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of all states in which the performance of its obligations pursuant to this Agreement requires such qualification, standing, license or approval, except where the failure to qualify or obtain such license or approval would not reasonably be expected to have a Material Adverse Effect on its ability to perform hereunder.

(c) Due Authorization. The Servicer has duly authorized the execution, delivery and performance of this Agreement by all requisite corporate action.

(d) No Violation. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement by the Servicer (with or without notice or lapse of time) will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Servicer, or any Contractual Obligation to which the Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such Contractual Obligation (other than this Agreement or the Purchase Agreement), or (iii) violate any Applicable Law.

(e) No Consent. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over the Servicer or any of its properties is required to be obtained by or with respect to the Servicer in order for the Servicer to enter into this Agreement or perform its obligations hereunder.

(f) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by (i) applicable Insolvency Laws and (ii) general principles of equity (whether considered in a suit at law or in equity).

(g) No Proceedings. Except as previously disclosed to the Deal Agent in writing, there are no proceedings or investigations (formal or informal) pending or threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that would (in the reasonable judgment of the Servicer) be expected to have a Material Adverse Effect.

(h) Reports Accurate. All Servicer Certificates, information, exhibits, financial statements, documents, books, Servicer Records or reports furnished or to be furnished by the Servicer to the Deal Agent or any other Secured Party in connection with this Agreement are and will be accurate, true and correct.

(i) No Servicer Default. No event has occurred and is continuing and no condition exists, or would result from a purchase in respect of any Investment or from the application of the proceeds therefrom, which constitutes or may reasonably be expected to constitute a Servicer Default.

(j) Material Adverse Change. Since March 31, 2004, there has been no Material Adverse Change with respect to the initial Servicer.

(k) Credit and Collection Policy. Since March 31, 2004, there has been no material change in any Credit and Collection Policy of the initial Servicer other than in accordance with this Agreement. Since such date, no Material Adverse Change has occurred in the overall rate collection of the Loans. It has at all times complied with the Credit and Collection Policy with respect to each Loan.

Section 7.9. Covenants of the Servicer.

The Servicer hereby covenants that:

(a) Compliance with Law. The Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Transferred Loans, the Related Property and Loan Documents or any part thereof.

(b) Preservation of Corporate Existence. The Servicer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have, a Material Adverse Effect.

(c) Obligations with Respect to Loans. The Servicer will duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each Loan and will do nothing to impair the rights of the Borrower or the Deal Agent, as agent for the Secured Parties, or of the Secured Parties in, to and under the Collateral.

(d) Preservation of Security Interest. The Borrower or the Servicer on behalf of the Borrower will execute and file (or cause the execution and filing of) such financing and continuation statements and any other documents and take such other actions that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the interest of the Deal Agent, as agent for the Secured Parties, in, to and under the Collateral.

(e) [Reserved].

(f) Change of Name or Location; Records. The Servicer (i) shall not change its name, move the location of its principal executive office or change its jurisdiction of incorporation, without 30 days’ prior written notice to the Borrower, the Deal Agent, and (ii) shall not move, or consent to the Collateral Custodian moving the Loan Documents without 30 days’ prior written notice to the Borrower, the Deal Agent and (iii) will promptly take all actions required of each relevant jurisdiction in order to continue the first priority perfected security interest of the Deal Agent, as agent for the Secured Parties, in all Collateral including delivery of an Opinion of Counsel.

(g) Credit and Collection Policy. The initial Servicer will (i) comply in all material respects with the Credit and Collection Policy in regard to each Loan and the Related Property included in the Collateral, including, without limitation, performing the Loan grading and asset valuation functions specified in Sections IV(D) and V of the Credit and Collection Policy on a quarterly basis, and (ii) furnish to the Deal Agent, prior to its effective date, prompt notice of any change in the Credit and Collection Policy. The initial Servicer will not agree or otherwise permit (x) any change in the Credit and Collection Policy which would materially and adversely affect or impair the collectibility of any Loan, or (y) to occur any material change in the Credit and Collection Policy, without the prior written consent of the Deal Agent and each Lender Agent.

(h) Termination Events. The Servicer will furnish to the Deal Agent, as soon as possible and in any event within three Business Days after the occurrence of each Termination Event or Unmatured Termination Event, a written statement setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.

(i) Extension or Amendment of Loans. The Servicer will not, except as otherwise permitted in Section 7.4(a), extend, amend or otherwise modify the terms of any Loan.

(j) Other. The Servicer will furnish to the Borrower, the Deal Agent and any Lender Agent such other information, documents records or reports respecting the Loans or the condition or operations, financial or otherwise of the Servicer as the Borrower, the Deal Agent and any Lender Agent may from time to time reasonably request in order to protect the respective interests of the Borrower, the Deal Agent or the other Secured Parties under or as contemplated by this Agreement.

(k) Agented Notes. Except as provided in Section 7.4(a), the Servicer and the Originator covenant that they shall not without the prior written consent of the Deal Agent (i) make or consent to any amendment or alteration of the terms of any Agented Note or related Loan Documents, including without limitation the payments due thereunder, (ii) undertake to release or authorize or consent to the release of any collateral or security for the Agented Notes, (iii) accelerate or extend the maturity of any Agented Note or (iv) waive any claim against the Obligor or any applicable guarantor thereof, where the effect of any of the foregoing would have a material adverse effect on the Collateral, the Deal Agent or any other Secured Party.

(l) Grade 2 Obligor. In the event that the Originator or an Affiliate thereof provides to any Obligor an Add-On Loan, the proceeds of which are intended to be used for the purpose of providing funds for the Obligor to make an interest and/or principal payment on an Eligible Loan issued to such Obligor, the Servicer shall designate such Obligor as a Grade 2 Obligor or a Grade 1 Obligor through the date that is one year after the date that such Add-On Loan is made; provided, that, this Section 7.9(l) shall not apply in connection with Add-On Loans that are part of a single plan of financing (regardless of when such plan of financing is actually funded) involving Add-On Loans to the Obligor by, in addition to the Originator, a Person who is neither the Originator nor an Affiliate thereof; provided, further, that, the restriction set forth in this Section 7.9(l) shall not apply after the date on which a subsequent Add-On Loan is made to the Obligor and neither the Originator nor an Affiliate thereof is a party to such subsequent Add-On Loan.

(m) Inspection of Records. The Servicer will, at any time and from time to time during regular business hours, as requested by the Deal Agent or any Lender Agent, permit the

Deal Agent or any Lender Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Loans and the related Loan Documents and (ii) to visit the offices and properties of the Borrower, the Originator or the Servicer, as applicable, for the purpose of examining such materials described in clause (i), and to discuss matters relating to the Loans or the Borrower’s, the Originator ‘s or the Servicer’s performance hereunder, under the Loan Documents and under the other Transaction Documents to which such Person is a party with such officers, directors, employees or independent public accountants of the Borrower, the Originator or the Servicer, as applicable, as might reasonably be determined to have knowledge of such matters.

(n) Keeping of Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Loans and the related Loan Documents in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, computer tapes, disks, records and other information reasonably necessary or advisable for the collection of all Loans (including records adequate to permit the daily identification of each new Loan and all Collections of and adjustments to each existing Loan). The Borrower shall give the Deal Agent prompt notice of any material change in its administrative and operating procedures referred to in the previous sentence.

(o) Compliance with Loans. The Servicer will (i) at its own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Loans and the related Loan Documents; and (ii) timely and fully comply in all material respects with the Credit and Collection Policy with respect to each Loan and the related Loan Document.

(p) Consolidation or Merger of the Servicer. The initial Servicer shall not consolidate or merge with or into, or sell, lease or transfer all or substantially all of its assets to, any other Person, unless, in the case of any such action (i) no Termination Event or Material Adverse Effect would occur or be reasonably likely to occur as a result of such transaction, (ii) the Deal Agent and each Lender Agent provides its prior written consent to such transaction and (iii) such Person executes and delivers to the Deal Agent an agreement by which such Person assumes the obligations of the Servicer hereunder and under the other Transaction Documents to which it is a party, or confirms that such obligations remain enforceable against it, together with such certificates and opinions of counsel as the Deal Agent may reasonably request.

(q) Compliance with Trust Agreement Accounting/Recordkeeping Requirements. The initial Servicer shall comply with, and not take any action, or permit or acquiesce in any action being taken which would have the effect, directly, or indirectly, of causing any breach of, the covenants of the initial Servicer set forth in Section 4.01(cc)-(gg) of the Borrower’s trust agreement.

Section 7.10. The Collateral Custodian.

(a) Appointment; Custodial Duties. The Borrower and the Deal Agent each hereby appoints Wells Fargo to act as Collateral Custodian hereunder, for the benefit of the Borrower, the Deal Agent and the other Secured Parties, as provided herein. Wells Fargo hereby accepts such appointment and agrees to perform the duties and responsibilities with respect thereto set forth herein.

The Collateral Custodian shall take and retain custody of the Loan Files delivered by the Borrower or on its behalf pursuant to Section 5.3 hereof in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties and subject to the Lien thereon in favor of the Deal Agent, as agent for the Secured Parties. Immediately upon receipt of any such Loan File, the Collateral Custodian shall deliver to the Deal Agent a custodial receipt in form of Exhibit J hereto. Within five Business Days of its receipt of any Loan File, the Collateral Custodian shall review the related Loan Documents to verify that each Loan Document listed on the index of the related Loan File has been received, is executed and has no missing or mutilated pages and that each Underlying Note with respect to each Loan is in original form (except that with respect to any Pre-Positioned Loan, the Collateral Custodian shall have received a faxed copy of each Underlying Note and within two Business Days after the related Funding Date, the Collateral Custodian shall have received an original of each Underlying Note), and to confirm (in reliance on the related Loan number and Obligor name) that such Loan is referenced on the related Loan List and shall, at the expiration of such period, deliver to the Deal Agent a certification in the form of Exhibit K hereto. Except as described in the preceding sentence with respect to Underlying Notes, the Collateral Custodian may fulfill its obligations hereunder by accepting and reviewing copies of all Loan Documents in a Loan File. In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Loan Files hereunder to the Collateral Custodian, the Servicer shall provide to the Collateral Custodian an electronic file in a mutually acceptable electronic format that contains the related Loan List or that otherwise contains the Loan number and the name of the Obligor with respect to each related Loan. If, at the conclusion of such review, the Collateral Custodian shall determine that any such Loan Document is not executed or in proper form on its face, that any Underlying Note is not in original form as required, or that any such Loan Document is not referenced on the index of the related Loan File, the Collateral Custodian shall promptly notify the Borrower and the Deal Agent of such determination by providing an exception report to such Persons setting forth, with particularity, the lack of execution of such Loan Document(s), that such Loan Document(s) has missing or mutilated pages, that an original Underlying Note has not been delivered or the fact that such Loan was not referenced on the related Loan List or such Loan Document(s) was not referenced on the index of the related Loan File. In addition, unless instructed otherwise in writing by the Borrower and the Deal Agent within ten days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return any Loan File not referenced on such Loan List to the Borrower. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Loan File.

In taking and retaining custody of the Loan Files, the Collateral Custodian shall be acting as the agent of the Deal Agent and the other Secured Parties; provided, that, the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Loan Files or the instruments therein; provided, further, that, the Collateral Custodian’s duties as agent shall be limited to those expressly contemplated herein. All Loan Files shall be kept in fire-resistant vaults or cabinets at the locations specified on Schedule V attached hereto, or at such other office as shall be specified to the Deal Agent and the Borrower by the Collateral Custodian in a written notice delivered at least 45 days prior to such change. All Loan Files shall be segregated with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. All Loan Files shall be clearly segregated from any other documents or instruments maintained by the Collateral Custodian. The Collateral Custodian shall clearly indicate that such Loan Files are the sole property of Borrower, subject to the security interest of the Deal Agent, on behalf of the Secured Parties. In performing its duties, the Collateral Custodian shall use the same degree of care and attention as it employs with respect to similar loan files that it holds as collateral custodian for others.

(b) Concerning the Collateral Custodian.

(i) Except for its willful misconduct, gross negligence or bad faith, the Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. Except for its willful misconduct, gross negligence or bad faith, the Collateral Custodian may rely conclusively on and shall be fully protected in acting upon the written instructions of any designated officer of the Deal Agent.

(ii) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(iii) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, gross negligence or bad faith.

(iv) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Loans or the Loan Documents, and will not be required to and will not make any representations as to the validity or value of any of the Loans. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(v) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

(vi) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(vii) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Loans.

(c) Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Transferred Loans, the Collateral Custodian is hereby authorized, upon receipt from the Servicer on behalf of the Borrower, of a written request for release of documents and receipt in the form annexed hereto as Exhibit L and upon receipt from the Deal Agent of its written consent to such request and receipt, to release to the Servicer the related Loan File or the documents set forth in such request and receipt to the Servicer; provided, however, notwithstanding the foregoing or any other provision of this Agreement, upon its receipt of written instructions from the Deal Agent, the Collateral Custodian shall cease releasing documents to the Servicer. All documents so released to the Servicer on behalf of the Borrower shall be held by the Servicer in trust for the benefit of the Borrower, the Deal Agent and the other Secured Parties, with respect to their respective interests, in accordance with the terms of this Agreement. The Servicer, on behalf of the Borrower, shall return to the Collateral Custodian the Loan File or other such documents when the Servicer’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Loan shall be liquidated, in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation from the Servicer to the Collateral Custodian in the form annexed hereto as Exhibit L, the Servicer’s request and receipt submitted pursuant to the first sentence of this Section 7.10(c) shall be released by the Collateral Custodian to the Servicer. Notwithstanding anything in this Section 7.10(c) to the contrary, in no event shall the Collateral Custodian release any Loan File or part thereof to the Servicer for any reason without the Deal Agent’s prior written consent.

(d) Release for Payment. Upon receipt by the Collateral Custodian of the Servicer’s request for release of documents and receipt in the form annexed hereto as Exhibit L (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in this Agreement), the Collateral Custodian shall promptly release the related Loan File to the Servicer, on behalf of the Borrower.

(e) Collateral Custodian Compensation. As compensation for its activities hereunder, the Collateral Custodian shall be entitled to a Collateral Custodian Fee from the Servicer. To the extent that such Collateral Custodian Fee is not paid by the Servicer, the Collateral Custodian shall be entitled to receive the unpaid balance of such Collateral Custodian Fee to the extent of funds available therefor pursuant to the provision of Sections 2.9(a)(1)(v) and 2.9(b)(v). The Collateral Custodian’s entitlement to receive the Collateral Custodian Fee (other than due and unpaid Collateral Custodian Fees owed through such date) shall cease on the earlier to occur of: (i) its removal as Collateral Custodian or (ii) the termination of this Agreement.

(f) Replacement of the Collateral Custodian. The Collateral Custodian may be replaced by the Borrower with the prior consent of the Deal Agent and each Lender Agent; provided, however, no such replacement shall be effective until a replacement Collateral Custodian has been appointed, has agreed to act as Collateral Custodian hereunder and has received all Loan Files held by the previous Collateral Custodian.

(g) Release of Loan Documents Following a Lien Release Dividend. To the extent that portions of Transferred Loans are transferred pursuant to a Lien Release Dividend under Section 2.17 and such portions of transferred Loans are part of a Permitted Securitization Transaction, the Collateral Custodian may, but only with the Deal Agent’s prior written consent, and upon terms and conditions satisfactory to the Deal Agent, including without limitation the execution by the servicer of the sold Loans of all such documents as the Deal Agent may require, release original Loan Documents (excluding the related original Underlying Note(s)) evidencing the portion of the Transferred Loan remaining as part of the Collateral) to the servicer of such sold Transferred Loans for the purposes of enforcing or servicing such Loans in connection with a Permitted Securitization Transaction.

Section 7.11. Representations and Warranties of the Collateral Custodian.

The Collateral Custodian represents and warrants as follows:

(a) Organization and Good Standing. It is a national banking association duly organized, validly existing and in good standing under the laws of the United States with all requisite power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b) Due Qualification. It is duly qualified to do business as a national banking association and is in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses or approval except where the failure to so qualify or have such licenses or approvals has not had, and would not be reasonably expected to have, a Material Adverse Effect.

(c) Power and Authority. It has the power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to carry out their respective terms. It has duly authorized the execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party by all requisite action.

(d) No Violation. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement and each other Transaction Document to which it is a party by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, its articles of association, or any Contractual Obligation to which it is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any Contractual Obligation, or (iii) violate any Applicable Law.

(e) No Consents. No consent, approval, authorization, order, registration, filing, qualification, license or permit (collectively, the “Consents”) of or with any Governmental Authority having jurisdiction over it or any of its respective properties is required to be obtained in order for it to enter into this Agreement or perform its obligations hereunder.

(f) Binding Obligation. This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable Insolvency Laws and (ii) general principles of equity (whether considered in a suit at law or in equity).

(g) No Proceedings. There are no proceedings or investigations pending or, to the best of its knowledge, threatened, against it before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might (in its reasonable judgment) have a Material Adverse Effect.

Section 7.12. Covenants of the Collateral Custodian.

The Collateral Custodian hereby covenants that:

(a) Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Laws.

(b) Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges as a national banking association in good standing under the laws of the United States.

(c) No Bankruptcy Petition. With respect to any Conduit Lender, prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after the payment in full of all amounts owing in respect of all outstanding Commercial Paper Notes issued by such Conduit Lender and, with respect to the Borrower, prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after the Collection Date, it will not institute against the Borrower or any Conduit Lender, or join any other Person in instituting against the Borrower or any Conduit Lender, any Insolvency Proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 7.12(c) will survive the termination of this Agreement.

(d) Loan Files. The Collateral Custodian will not dispose of any documents constituting the Loan Files in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Loan except as contemplated by this Agreement.

(e) Location of Loan Files. The Loan Files shall remain at all times in the possession of the Collateral Custodian at the address set forth on Annex A hereto unless notice of a different address is given in accordance with the terms hereof.

(f) No Changes in Collateral Custodian Fee. The Collateral Custodian will not make any changes to the Collateral Custodian Fee set forth in the Backup Servicer and Collateral Custodian Fee Letter without the prior written approval of the Deal Agent.

Section 7.13. The Backup Servicer.

(a) Appointment. The Borrower and the Deal Agent hereby appoint Wells Fargo to act as Backup Servicer for the benefit of the Borrower, the Deal Agent and the other Secured Parties in accordance with the terms of this Agreement. Wells Fargo hereby accepts such appointment and agrees to perform the duties and responsibilities with respect thereto set forth herein.

(b) Duties. On or before the initial Funding Date, and until the receipt by the Servicer of a Servicer Termination Notice, the Backup Servicer shall perform, on behalf of the Borrower and the Deal Agent and the other Secured Parties, the following duties and obligations:

(i) On or before the Closing Date, the Backup Servicer shall accept from the Servicer delivery of the information required to be set forth in the Monthly Reports in hard copy and in an agreed upon electronic format.

(ii) Not later than 12:00 noon (Charlotte, North Carolina time) on each Reporting Date, the Servicer shall provide to the Backup Servicer and the Backup Servicer shall accept delivery of tape in an agreed upon electronic format (the “Tape”) from the Servicer, which shall include but not be limited to the following information: (x) for each Transferred Loan, the name and number of the related Obligor, the collection status, the Loan status, the date of each Scheduled Payment and the Outstanding Loan Balance and (y) the Aggregate Outstanding Loan Balance.

(iii) Prior to the related Payment Date, the Backup Servicer shall review the Monthly Report to ensure that it is complete on its face and that the following items in such Monthly Report have been accurately calculated, if applicable, and reported: (A) the Availability, (B) the Aggregate Outstanding Loan Balance, (C) the Backup Servicer Fee, (D) the Loans that are 30 or more days Delinquent (other than Defaulted Loans and Charged-Off Loans), (E) the Defaulted Loans (other than Charged-Off Loans), (F) the Charged-Off Loans, (G) the Portfolio Yield, (H) the Rolling Three-Month Portfolio Yield, (I) the Rolling Three-Month Default Ratio, (J) the Rolling Three-Month Charged-Off Ratio and (K) the Rolling Twelve-Month Portfolio Charged-Off Ratio. The Backup Servicer shall notify the Deal Agent, the Borrower and the Servicer of any disagreements with the Monthly Report based on such review not later than the Business Day preceding such Payment Date to such Persons.

(iv) If the Borrower or the Servicer disagrees with the report provided under Section 7.13(b)(iii) by the Backup Servicer or if the Borrower or the Servicer or any subservicer has not reconciled such discrepancy, the Backup Servicer agrees to confer with the Borrower or the Servicer to resolve such disagreement on or prior to the next succeeding Determination Date and shall settle such discrepancy with the Borrower or the Servicer if possible, and notify the Deal Agent of the resolution thereof. The Borrower or the Servicer hereby agree to cooperate at their own expense, with the Backup Servicer in reconciling any discrepancies herein. If within twenty (20) days after the delivery of the report provided under Section 7.13(b)(iii) by the Backup Servicer, such discrepancy is not resolved, the Backup Servicer shall promptly notify the Borrower and the Deal Agent of the continued existence of such discrepancy. Following receipt of such notice by the Deal Agent, the Servicer shall deliver to the Borrower, the Deal Agent, the Secured Parties and the Backup Servicer no later than the related Payment Date a certificate describing the nature and amount of such discrepancies and the actions the Servicer proposes to take with respect thereto.

With respect to the duties described in this Section 7.13(b), in the absence of bad faith or gross negligence, the Backup Servicer, in the performance of its duties and obligations hereunder, is entitled to rely conclusively, and shall be fully protected in so relying, on the contents of each Tape, including, but not limited to, the completeness and accuracy thereof, provided by the Servicer.

(c) Transition to Servicer Role. After the receipt by the Servicer of an effective Servicer Termination Notice, all authority, power, rights and responsibilities of the Servicer, under this Agreement, whether with respect to the Loans or otherwise, shall pass to and be vested in the Backup Servicer, subject to and in accordance with the provisions of Section 7.26, as long as the Backup Servicer is not prohibited by Applicable Law from fulfilling the same, as evidenced by an Opinion of Counsel.

(d) Merger or Consolidation. Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Backup Servicer shall be a party, or (iii) that may succeed to the properties and assets of the Backup Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Backup Servicer hereunder, shall be the successor to the Backup Servicer under this Agreement without further act on the part of any of the parties to this Agreement.

(e) Backup Servicing Compensation. As compensation for its backup servicing activities hereunder, the Backup Servicer shall be entitled to receive the Backup Servicer Fee from the Servicer. To the extent such Backup Servicer Fee is not paid by the Servicer, the Backup Servicer shall be entitled to receive the unpaid balance of its Backup Servicer Fee to the extent of funds available therefor pursuant to the provision of Sections 2.9(a)(1)(iv) and 2.9(b)(iv). The Backup Servicer’s entitlement to receive the Backup Servicer Fee (other than due and unpaid Backup Servicer Fees owed through such date) shall cease on the earliest to occur of: (i) it becoming the Successor Servicer, (ii) its removal as Backup Servicer, or (iii) the Termination of this Agreement.

(f) Backup Servicer Removal. The Backup Servicer may be removed with or without cause by the Deal Agent, or by the Borrower with the prior written approval of the Deal Agent by notice given in writing to the Backup Servicer. In the event of any such removal, a replacement Backup Servicer may be appointed by (i) the Borrower, acting with the written consent of the Deal Agent or (ii) if no such replacement is appointed within 30 days following such removal, by the Deal Agent.

(g) Scope of Backup Servicing Duties. The Backup Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Servicer hereunder. Without limiting the generality of the foregoing, the Backup Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer may act through its agents, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Backup Servicer will be responsible for any misconduct or negligence on the part of such agents, attorneys or custodians acting on the routine and ordinary day-to-day operations for and on behalf of the Backup Servicer. Neither the Backup Servicer nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages or expenses that result from the gross negligence or bad faith of it or them or the failure to perform materially in accordance with this Agreement.

(h) Limitation on Liability. Except for its willful misconduct, gross negligence or bad faith, the Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Borrower, the Deal Agent, the Collateral Custodian, the Backup Servicer and the other Secured Parties each agree to look only to the Servicer to perform such obligations. Except for its willful misconduct, gross negligence or bad faith, the Backup Servicer shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of their respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such other Person to prepare or provide such information. Except for its gross negligence or bad faith, the Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party, including the Servicer (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party, (iii) the invalidity or unenforceability of any Loan or Loan Document under Applicable Law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Loan, or (v) the acts or omissions of any successor Backup Servicer.

Section 7.14. Representations and Warranties of the Backup Servicer.

The Backup Servicer hereby represents and warrants as follows:

(a) Organization and Good Standing. It is a national banking association duly organized, validly existing and in good standing under the laws of the United States with all requisite power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b) Due Qualification. The Backup Servicer is duly qualified to do business as a national banking association and is in good standing, and have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and the conduct of its business requires such qualification, licenses or approvals except where the failure to so qualify or have such licenses or approvals has not had, and would not be reasonably expected to have, a Material Adverse Effect.

(c) Power and Authority. It has the power and authority to execute and deliver this Agreement and to carry out its terms. It has duly authorized the execution, delivery and performance of this Agreement by all requisite action.

(d) No Violation. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, its articles of association or any

Contractual Obligation by which it or any of its property is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any Contractual Obligation (other than the Agreement), or (iii) violate any Applicable Law.

(e) No Consents. No Consents of or with any Governmental Authority having jurisdiction over it or any of its respective properties is required to be obtained in order for it to enter into this Agreement or perform its obligations hereunder.

(f) Binding Obligation. This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable Insolvency Laws and (ii) general principles of equity (whether considered in a suit at law or in equity).

(g) No Proceedings. There are no proceedings or investigations pending or, to the best of its knowledge, threatened, against it before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might (in its reasonable judgment) have a Material Adverse Effect.

Section 7.15. Covenants of the Backup Servicer.

The Backup Servicer hereby covenants that:

(a) Compliance with Law. The Backup Servicer will comply in all material respects with all Applicable Laws.

(b) Preservation of Existence. The Backup Servicer will preserve and maintain its existence, rights, franchises and privileges as a national banking association in good standing under the laws of the United States.

(c) No Bankruptcy Petition. With respect to any Conduit Lender, prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after the payment in full of all amounts owing in respect of all outstanding Commercial Paper Notes issued by such Conduit Lender and with respect to the Borrower, prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after the Collection Date, the Backup Servicer will not institute against the Borrower or any Conduit Lender, or join any other Person in instituting against the Borrower or any Conduit Lender, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 7.15(c) will survive the termination of this Agreement.

(d) No Changes in Backup Servicer Fee. The Backup Servicer will not make any changes to Backup Servicer Fee set forth in the Backup Servicer and Collateral Custodian Fee Letter without the prior written approval of the Deal Agent.

Section 7.16. Payment of Certain Expenses by the Servicer and the Borrower.

(a) The Servicer will be required to pay all fees and expenses incurred by it in connection with the transactions and activities contemplated by this Agreement, including fees and disbursements of legal counsel and independent accountants, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. In consideration for the payment by the Borrower of the Servicing Fee, the Servicer will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Collection Accounts and the Backup Servicer Fee and Collateral Custodian Fee pursuant to the Backup Servicer and Collateral Custodian Fee Letter. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

(b) The Borrower will be required to pay all fees and expenses incurred by the Deal Agent, each Lender Agent, and the Lenders in connection with the transactions and activities contemplated by this Agreement, including reasonable fees and disbursements of legal counsel and independent accountants.

Section 7.17. Reports.

(a) Monthly Report. With respect to each Determination Date and the related Collection Period, the Servicer will provide to the Borrower, the Backup Servicer, the Deal Agent and each Lender Agent, on the related Reporting Date, a monthly statement (a “Monthly Report”), signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit E. Except as otherwise set forth herein, the Backup Servicer shall have no obligation to review any information in the Monthly Report.

(b) Servicer’s Certificate. Together with each Monthly Report, the Servicer shall submit to the Borrower, the Backup Servicer, the Deal Agent and each Lender Agent a certificate substantially in the form of Exhibit F (a “Servicer’s Certificate”), signed by a Responsible Officer of the Servicer, which shall include a certification by such Responsible Officer that no Termination Event or Unmatured Termination Event has occurred and is continuing. Except as otherwise set forth herein, the Backup Servicer shall have no duty to review any information set forth in the Servicer’s Certificate.

(c) Financial Statements. The Servicer will submit to the Borrower, the Backup Servicer, the Deal Agent and each Lender Agent, within 45 days following the end of each of the Servicer’s fiscal quarters (other than the final fiscal quarter), commencing for the fiscal quarter ending on June 30, 2004, unaudited financial statements of the Servicer (including an analysis of delinquencies and losses for each fiscal quarter) as of the end of each such fiscal quarter. The Servicer shall submit to the Borrower, the Deal Agent and each Lender Agent, within 90 days following the end of the Servicer’s fiscal year, commencing with the fiscal year ending on December 31, 2004, annual audited financial statements as of the end of such fiscal year. Except as otherwise set forth herein, the Backup Servicer shall have no duty to review any of the financial information set forth in such financial statements.

Section 7.18. Annual Statement as to Compliance.

The Servicer will provide to the Borrower, the Backup Servicer, the Deal Agent and each Lender Agent, within 90 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2004, an annual report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the period ending on the last day of such fiscal year has been made under such Responsible Officer’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Termination Event has occurred and is continuing (or if a Servicer Termination Event has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Termination Event occurred during such year and no notice thereof has been given to the Deal Agent, specifying such Servicer Termination Event and the steps taken to remedy such event).

Section 7.19. Annual Independent Public Accountant’s Servicing Reports.

The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Borrower, the Deal Agent and each Lender Agent (with a copy to the Backup Servicer), within 90 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2004, (i) a report relating to such fiscal year to the effect that (A) such firm has reviewed certain documents and records relating to the servicing of the Loans, and (B) based on such examination, such firm is of the opinion that the Monthly Reports for such year were prepared in compliance with this Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm’s report and (ii) a report covering such fiscal year to the effect that such accountants have applied certain agreed-upon procedures (which procedures shall not be amended from those procedures in effect as of the Closing Date without the prior approval of the Borrower and the Deal Agent) to certain documents and records relating to the servicing of Loans under this Agreement, compared the information contained in the Monthly Reports and the Servicer’s Certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Article VI of this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

Section 7.20. Limitation on Liability of the Servicer and Others.

Except as provided herein, neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Borrower, the Deal Agent, the other Secured Parties or any other Person for any action taken or for refraining from the taking of any action expressly provided for in this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its failure to perform materially in accordance with this Agreement.

The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Loans in accordance with this Agreement that in its reasonable opinion may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any legal action relating to the servicing, collection or administration of Loans and the Related Property that it may reasonably deem necessary or appropriate for the benefit of the Borrower and the Secured Parties with respect to this Agreement and the rights and duties of the parties hereto and the respective interests of the Borrower and the Secured Parties hereunder.

Section 7.21. The Servicer, the Backup Servicer and the Collateral Custodian Not to Resign.

None of the Servicer, the Backup Servicer or the Collateral Custodian shall resign from the obligations and duties hereby imposed on such Person except upon such Person’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that such Person could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer, the Backup Servicer, the Collateral Custodian shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Borrower and the Deal Agent. No such resignation shall become effective until a successor shall have assumed the responsibilities and obligations of such Person in according with the terms of this Agreement.

Section 7.22. Access to Certain Documentation and Information Regarding the Loans.

The Borrower, the Servicer or the Collateral Custodian, as applicable, shall provide to the Deal Agent and each Lender Agent access to the Loan Documents and all other documentation regarding the Loans included as part of the Collateral and the Related Property in such cases where the Deal Agent and each Lender Agent is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two Business Days’ prior written request, (ii) during normal business hours and (iii) subject to the Servicer’s and the Collateral Custodian’s normal security and confidentiality procedures. From and after the Closing Date and periodically thereafter at the discretion of the Deal Agent and each Lender Agent, the Deal Agent and each Lender Agent or their respective agents may review the Borrower’s and the Servicer’s collection and administration of the Transferred Loans in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as with this Agreement and may conduct an audit of the Loans, Loan Documents and Records in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time. The Borrower shall bear the cost of such audits; provided, however, that prior to the date on which a Termination Event shall have occurred and be continuing, the Borrower shall not be required to bear the cost of more than two audits in any 12-month period; and provided, further, that each Lender Agent agrees to cooperate with the Deal Agent in coordinating the timing and scope of such audits.

Section 7.23. [Reserved].

Section 7.24. Identification of Records.

The Servicer shall clearly and unambiguously identify each Loan that is part of the Collateral and the Related Property in its computer or other records to reflect that the interest in such Loans and Related Property have been transferred to and are owned by the Borrower and that the Deal Agent, as agent for the Secured Parties, has the interest therein Granted by Borrower pursuant to this Agreement.

Section 7.25. Servicer Termination Events.

If any one of the following events (a “Servicer Termination Event”) shall occur and be continuing on any date:

(a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Borrower, the Deal Agent or any Lender Agent as required by this Agreement, or to deliver any Required Reports hereunder on or before the date occurring two Business Days after the date such payment, transfer, deposit, instruction of notice or report is required to be made or given, as the case may be, under the terms of this Agreement;

(b) any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any other Transaction Document to which it is a party as Servicer that continues unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Deal Agent or the Borrower and (ii) the date on which an officer of the Servicer becomes aware thereof;

(c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, and that continues to be unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Deal Agent or the Borrower and (ii) the date on which the Servicer becomes aware thereof;

(d) the Servicer shall fail in any material respect to service the Transferred Loans in accordance with the Credit and Collection Policy;

(e) an Insolvency Event shall occur with respect to the Servicer or any of its Affiliates;

(f) the Servicer agrees to or otherwise permits (x) any change in the Credit and Collection Policy which would materially and adversely affect or impair the collectibility of any Transferred Loan, or (y) any material change in the Credit and Collection Policy without the prior written consent of the Deal Agent and each Lender Agent;

(g) any financial or asset information reasonably requested by the Deal Agent or the other Secured Parties as provided herein is not provided as requested within five Business Days of the receipt by the Servicer of such request;

(h) the rendering against the Servicer of a final judgment, decree or order for the payment of money in excess of U.S. $5,000,000 (individually or in the aggregate) and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 61or more consecutive days without a stay of execution;

(i) the failure of the Servicer to make any payment due with respect to aggregate recourse debt or other obligations with an aggregate principal amount exceeding U.S. $2,500,000 or the occurrence of any event or condition that would permit acceleration of such recourse debt or other obligations if such event or condition has not been waived;

(j) the Servicer fails to maintain a minimum Net Worth of at least $1,000,000,000 plus seventy-five (75%) percent of any new equity and Subordinated Debt issued after March 31, 2004; or

(k) any Change-in-Control of the Servicer is made without the prior written consent of the Borrower and the Deal Agent; or

(l) the Servicer shall fail to maintain its status as a business development company or as a registered investment company under the 1940 Act;

then notwithstanding anything herein to the contrary, so long as any such Servicer Termination Events shall not have been remedied at the expiration of any applicable cure period, the Deal Agent, by written notice to the Servicer and the Backup Servicer (a “Servicer Termination Notice”), may, subject to the provisions of Section 7.26, terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. The Borrower shall pay all reasonable set-up and conversion costs associated with the transfer of servicing rights to the Successor Servicer.

Section 7.26. Appointment of Successor Servicer.

(a) On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to Section 7.25, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Deal Agent to the Servicer and the Backup Servicer in writing. The Deal Agent may at the time described in the immediately preceding sentence, in its sole discretion, appoint the Backup Servicer as the Servicer hereunder, and the Backup Servicer shall on such date assume all obligations of the Servicer hereunder, and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Backup Servicer; provided, however, that any successor Servicer shall not (i) be responsible or liable for any past actions or omissions of the outgoing Servicer or (ii) be obligated to make Servicer Advances or (iii) have any liability or obligation with respect to any Servicer indemnification obligations of any prior servicer including the initial Servicer. In the event that the Deal Agent does not so appoint the Backup Servicer, there is no Backup Servicer or the Backup Servicer is unwilling or unable to assume such obligations on such date, the Required Lenders shall as promptly as possible appoint a successor servicer (in such capacity, the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Deal Agent. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Deal Agent shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than U.S. $100,000,000 and whose regular business includes the servicing of Loans as the Successor Servicer hereunder.

(b) Upon its appointment as successor to the Servicer, the Backup Servicer (subject to Section 7.26(a)) or the Successor Servicer, as applicable, shall be the successor in all respects to the Servicer (except as otherwise expressly provided for herein) with respect to servicing functions under this Agreement, shall assume all Servicing Duties hereunder and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Backup Servicer or the Successor Servicer, as applicable. Any Successor Servicer shall be entitled, with the prior consent of the Deal Agent, to appoint agents to provide some or all of its duties hereunder, provided that no such appointment shall relieve such Successor Servicer of the duties and obligations of the Successor Servicer pursuant to the terms hereof and that any such subcontract may be terminated upon the occurrence of a Servicer Termination Event.

(c) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Servicer under this Agreement and shall pass to and be vested in the Successor Servicer, and, without limitation, the Successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Collateral.

(d) Upon the Backup Servicer receiving notice that it is required to serve as the Servicer hereunder pursuant to the foregoing provisions of this Section 7.26, the Backup Servicer will promptly begin the transition to its role as Servicer.

(e) The Backup Servicer shall be entitled to receive its reasonable costs incurred in transitioning to Servicer.

(f) Notwithstanding anything contained in this Agreement to the contrary, any successor Servicer is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Servicer relating to the Loans (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, except, in all cases, where audit, examination or other inquiry would be required in the exercise of reasonable care or the degree of skill and attention the successor Servicer exercises with respect to all comparable loans that it services for itself and others, and the successor Servicer shall have no liability for the acts and omissions of the prior Servicer; provided, however, if any successor Servicer discovers any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) in any Predecessor Servicer Work Product, then such successor Servicer shall use its best commercially reasonable efforts to correct such Errors. Wells Fargo agrees to use its best efforts to prevent further errors, inaccuracies or omissions relating to Errors (collectively, “Continued Errors”) previously discovered by the successor Servicer and shall, with the prior consent of the Deal Agent, use its best commercially reasonable efforts to reconstruct and reconcile such data to correct such Errors and Continued Errors and to prevent future Continued Errors. The successor Servicer shall be entitled to recover its costs incurred pursuant to this Section 7.26(f).

Section 7.27. Market Servicing Fee.

Notwithstanding anything to the contrary herein, in the event that a Successor Servicer is appointed, the Servicing Fee shall equal the market rate for comparable servicing duties to be fixed upon the date of such appointment by such Successor Servicer with the consent of the Deal Agent; in the event that the Backup Servicer becomes the Successor Servicer, the Backup Servicer shall solicit three bids, with a copy to the Borrower and the Deal Agent, from not less than three entities experienced in the servicing of loans similar to the Loans and that are not Affiliates of the Backup Servicer, the Servicer or the Borrower, and the Servicing Fee shall be equal to the average of the fees proposed as determined by the Backup Servicer with the consent of the Deal Agent (the “Market Servicing Fee”).

ARTICLE VIII

SECURITY INTEREST

Section 8.1. Grant of Security Interest.

(a) The parties hereto intend that this Agreement constitute a security agreement and the transactions effected hereby constitute secured loans by the Secured Parties to the Borrower under Applicable Law. For such purpose, the Borrower hereby Grants as of the Closing Date to the Deal Agent, as agent for the Secured Parties, a lien and continuing security interest in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all Collateral (including any Hedging Agreements), whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations of the Borrower arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent. The Grant of a security interest under this Section 8.1 does not constitute and is not intended to result in a creation or an assumption by the Deal Agent or any of the other Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the Originator and the Borrower shall remain liable under the Transferred Loans and related Collateral to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Deal Agent, as agent for the Secured Parties, of any of its rights in the Collateral shall not release the Originator and the Borrower from any of its duties or obligations under the Transferred Loans and other Collateral, and (iii) none of the Deal Agent nor any other Secured Party shall have any obligations or liability under the Loans and other Collateral by reason of this Agreement, nor shall the Deal Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(b) The Borrower and the Deal Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest Granted hereby in the Collateral constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising.

Section 8.2. Release of Lien on Loans.

If no Termination Event or Unmatured Termination Event has occurred and is continuing, at the same time as (i) any Transferred Loan in the Collateral expires by its terms and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account, (ii) any Transferred Loan becomes a Prepaid Loan and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account, (iii) such Transferred Loan is replaced in accordance with Section 2.19(a), (iv) such Transferred Loan is repurchased in accordance with Section 2.19(b), (v) such Transferred Loan is subject to a Lien Release Dividend in accordance with Section 2.17, or (vi) this Agreement terminates in accordance with Section 12.6, the Deal Agent, as agent for the Secured Parties, will be deemed to automatically release its interest in such Loan without representation or warranty express or implied. In connection with any such prepayment, release or substitution, the Deal Agent, as agent for the Secured Parties, will after the deposit by the Servicer of the Proceeds of such event into the Collection Account, at the sole expense of the Servicer, execute and deliver to the Servicer any assignments, bills of sale, termination statements and any other releases and instruments as the Servicer may reasonably request in order to effect the release and transfer the Related Property if such Related Property is not also serving as Collateral to secure the repayment of another Transferred Loan; provided, that, the Deal Agent, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Related Property in connection with such prepayment, release or substitution. Nothing in this Section 8.2 shall diminish the Servicer’s obligations pursuant to Section 6.6 with respect to the Proceeds of any such sale.

Section 8.3. [Reserved].

Section 8.4. Further Assurances.

The provisions of Section 12.12 shall apply to the security interest granted under Section 8.1 as well as to the Advances and Swingline Advances hereunder.

Section 8.5. Remedies.

Upon the occurrence of a Termination Event, the Deal Agent and other Secured Parties shall have, with respect to the Collateral granted pursuant to Section 8.1, and in addition to all other rights and remedies available to the Deal Agent and the other Secured Parties under this Agreement or other Applicable Law, all rights and remedies of a secured party upon default under the UCC.

Section 8.6. Waiver of Certain Laws.

Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the Secured Parties thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Deal Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Deal Agent or such court may determine.

Section 8.7. Power of Attorney.

Each of the Borrower and the Servicer, upon the occurrence and during the continuance of a Termination Event, hereby irrevocably appoints the Deal Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document or Hedging Agreement. Nevertheless, if so requested by the Deal Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Deal Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request. The appointment by each of the Servicer and the Borrower of the Deal Agent as its attorney-in-fact shall be evidenced by its execution and delivery of a Power of Attorney substantially in the form of Exhibit Q-1 and Q-2, respectively.

ARTICLE IX

TERMINATION EVENTS

Section 9.1. Termination Events.

If any of the following events (each, a “Termination Event”) shall occur and be continuing:

(a) the Borrower shall default in the payment of any amount required to be made under the terms of this Agreement and such failure continues unremedied for a period of three Business Days after the due date set forth herein for such payment, or if no due date is specified, such failure continues for a period of twenty (20) days after written request for such payment has been made; or

(b) the amount described in clause (ii) of the definition of Availability shall exceed the amount described in clause (i) of the definition of Availability, for more than three Business Days; or

(c) (i) the Borrower shall fail to perform or observe in any material respect any other covenant or other agreement of the Borrower set forth in this Agreement and any other Transaction Document to which it is a party, or (ii) the Originator shall fail to perform or observe in any material respect any term, covenant or agreement of such Originator set forth in any other Transaction Document to which it is a party, in each case when such failure continues unremedied for more than twenty (20) days after written notice thereof shall have been given by the Deal Agent or any other Secured Party to such Person; or

(d) any representation or warranty made or deemed made hereunder shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such incorrect representation or warranty shall not have been eliminated or otherwise cured within a period of twenty (20) days after written notice thereof shall have been given by the Deal Agent or any other Secured Party to the Borrower; or

(e) an Insolvency Event shall occur with respect to the Borrower; or

(f) a Servicer Termination Event occurs; or

(g) any Change-in-Control of the Borrower or Originator occurs; or

(h) the Borrower or the Originator defaults in making any payment required to be made under any material agreement for borrowed money to which either is a party and such default is not cured within the relevant cure period; or

(i) the Deal Agent, as agent for the Secured Parties, shall fail for any reason to have a valid and perfected first priority security interest in any of the Collateral; or

(j) (i) a final judgment for the payment of money in excess of $5,000,000 shall have been rendered against the Originator or $100,000 against the Borrower by a court of competent jurisdiction and, if such judgment relates to the Originator, the Originator shall have either: (1) discharged or provided for the discharge of such judgment in accordance with its terms, or (2) perfected a timely appeal of such judgment and caused the execution thereof to be stayed (by supersedes or otherwise during the pendency of such appeal or (ii) the Originator or the Borrower, as the case may be, shall have made payments of amounts in excess of $1,000,000 or $100,000, respectively, in settlement of any litigation; or

(k) the Borrower or the Servicer agrees or consents to, or otherwise permits to occur, any amendment, modification, change, supplement or recession of or to the Credit and Collection Policy in whole or in part that could have a material adverse effect upon the Loans or interest of any Lender, without the prior written consent of the Deal Agent; or

(l) on any day, either (i) the aggregate Hedge Notional Amount is less than the product of the Hedge Percentage on such day and the Hedge Amount on that day, or (ii) any

Hedge Transaction fails to meet the requirements set forth in Section 5.2(a) and such failure continues unremedied for a period of ten consecutive days; or

(m) the Aggregate Net Mark to Market Amount exceeds $10,000,000 for two consecutive Determination Dates; or

(n) on any Determination Date, the Rolling Three-Month Portfolio Yield does not equal or exceed Minimum Portfolio Yield and such failure continues for a period of 15 consecutive days; or

(o) the Rolling Three-Month Default Ratio shall exceed 5.0%; or

(p) the Rolling Three-Month Charged-Off Ratio shall exceed 2.5%; or

(q) any two of (i) Malon Wilkus, (ii) Ira Wagner, and (iii) John Erickson shall cease to be employed by the Borrower or Originator in the capacity as executive officers thereof; or

(r) the Borrower shall become required to register as an “investment company” under the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act or any rules, regulations or orders issued by the SEC thereunder; or

(s) the business and other activities of the Borrower or the Originator, including but not limited to, the acceptance of the Advances and the Swingline Advances by the Borrower made by the Lenders, the application and use of the proceeds thereof by the Borrower and the consummation and conduct of the transactions contemplated by the Transaction Documents to which the Borrower or the Originator is a party result in a violation by the Originator, the Borrower, or any other person or entity of the 1940 Act or the rules and regulations promulgated thereunder; or

(t) a Material Adverse Change in the operations of the Originator, the Servicer or the Borrower shall occur; or

(u) a change in any binding law or any rule or regulation having the force of law shall occur, which would cause the legal conclusions made in the true sale, non-consolidation and perfection opinions delivered in connection with the Transaction Documents to be incorrect; or

(v) the Rolling Twelve-Month Portfolio Charged-Off Ratio shall exceed 12.0%; or

(w) the Servicer shall fail to deliver an amended and restated Credit and Collection Policy to the Deal Agent and each Lender Agent by June 30, 2005;

then, and in any such event, the Deal Agent may, with the consent of the Required Lenders, and shall, at the direction of the Required Lenders, by notice to the Borrower, declare the Termination Date to have occurred, without demand, protest or future notice of any kind, all of which are hereby expressly waived by the Borrower, and all Obligations owing by the Borrower under this Agreement shall be accelerated and become immediately due and payable; provided, that, in the event that the Termination Event described in Section 9.1(e) herein has occurred, the

Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Upon any such declaration or automatic occurrence of the Termination Date, no Advances or Swingline Advances will be made, and the Deal Agent and the other Secured Parties shall have, in addition to all other rights and remedies under this Agreement or otherwise, all rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, including the right to sell the Collateral, which rights and remedies shall be cumulative. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Deal Agent and the Secured Parties otherwise available under any provision of this Agreement by operation of law, at equity or otherwise, each of which are expressly preserved.

ARTICLE X

INDEMNIFICATION

Section 10.1. Indemnities by the Borrower.

(a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Deal Agent, the Backup Servicer, the Collateral Custodian, any other Secured Party or its assignee and each of their respective Affiliates and officers, directors, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by, any such Indemnified Party or other non-monetary damages of any such Indemnified Party any of them arising out of or as a result of this Agreement, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party. Without limiting the foregoing, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(i) any Transferred Loan treated as or represented by the Borrower to be an Eligible Loan that is not at the applicable time an Eligible Loan;

(ii) reliance on any representation or warranty made or deemed made by the Borrower, the Servicer or any of their respective officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii) the failure by the Borrower or the Servicer to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law with respect to any Transferred Loan comprising a portion of the Collateral, or the nonconformity of any Transferred Loan, the Related Property with any such Applicable Law or any failure by the Originator, the Borrower or any Affiliate thereof to perform its respective duties under the Transferred Loans included as a part of the Collateral;

(iv) the failure to vest and maintain vested in the Deal Agent, as agent for the Secured Parties, a first priority perfected security interest in the Collateral;

(v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Collateral whether at the time of any Advance or Swingline Advance or at any subsequent time and as required by the Transaction Documents;

(vi) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Transferred Loan included as part of the Collateral that is, or is purported to be, an Eligible Loan (including, without limitation, a defense based on the Transferred Loan not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(vii) any failure of the Borrower or the Servicer (if the Originator or one of its Affiliates) to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by the Originator, the Borrower or any Affiliate thereof to perform its respective duties under the Transferred Loans;

(viii) any products liability claim or environmental liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Related Property, merchandise or services that are the subject of any Transferred Loan included as part of the Collateral or the Related Property included as part of the Collateral;

(ix) the failure by Borrower to pay when due any Taxes for which the Borrower is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Collateral;

(x) any repayment by the Deal Agent or another Secured Party of any amount previously distributed in reduction of Advances Outstanding, the Swingline Advances outstanding or payment of Interest or any other amount due hereunder or under any Hedging Agreement, in each case which amount the Deal Agent or another Secured Party believes in good faith is required to be repaid;

(xi) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances, Swingline Advances or in respect of any Transferred Loan included as part of the Collateral or the Related Property included as part of the Collateral;

(xii) any failure by the Borrower to give reasonably equivalent value to the Originator in consideration for the transfer by the Originator to the Borrower of any Transferred Loan or the Related Property or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xiii) the failure of the Borrower, the Originator or any of their respective agents or representatives to remit to the Servicer or the Deal Agent, Collections on the Collateral remitted to the Borrower or any such agent or representative in accordance with the terms hereof or the commingling by the Borrower or any Affiliate of any collections; or

(xiv) the failure by the Borrower to comply with any of the covenants relating to the Hedging Agreement in accordance with the Transaction Documents.

(b) Any amounts subject to the indemnification provisions of this Section 10.1 shall be paid by the Borrower to the applicable Indemnified Party within two Business Days following such Person’s demand therefor.

(c) If for any reason the indemnification provided above in this Section 10.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower, on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d) The obligations of the Borrower under this Section 10.1 shall survive the removal of the Deal Agent, the Backup Servicer or the Collateral Custodian and the termination of this Agreement.

(e) The parties hereto agree that the provisions of this Section 10.1 shall not be interpreted to provide recourse to the Borrower against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor on any Transferred Loan.

Section 10.2. Indemnities by the Servicer.

(a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Indemnified Party by reason of any acts, omissions or alleged acts or omissions of the Servicer, including, but not limited to (i) any representation or warranty made by the Servicer under or in connection with any Transaction Documents to which it is a party, any Monthly Report, Servicer’s Certificate or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, (ii) the failure by the Servicer to comply with any Applicable Law, (iii) the failure of the Servicer to comply with its duties or obligations in accordance with the Agreement, (iv) the failure by the Servicer to comply with any of the covenants relating to the Hedging Agreement in accordance with the Transaction Documents or (v) any litigation, proceedings or investigation against the Servicer, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, and (b) under any Federal, state or local income or franchise taxes or any other Tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by such

Indemnified Party in connection herewith to any taxing authority. The provisions of this indemnity shall run directly to and be enforceable by the applicable Indemnified Party subject to the limitations hereof. If the Servicer has made any indemnity payment pursuant to this Section 10.2 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts, the recipient shall repay to the Servicer an amount equal to the amount it has collected from others in respect of such indemnified amounts.

(b) Any amounts subject to the indemnification provisions of this Section 10.2 shall be paid by the Servicer within two Business Days following such Person’s demand therefor.

(c) If for any reason the indemnification provided above in this Section 10.2 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Servicer shall contribute to the amount paid or payable to such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d) The obligations of the Servicer under this Section 10.2 shall survive the resignation or removal of the Deal Agent, the Backup Servicer or the Collateral Custodian and the termination of this Agreement.

(e) The parties hereto agree that the provisions of this Section 10.2 shall not be interpreted to provide recourse to the Servicer against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, related Obligor on, any Loan.

(f) Any indemnification pursuant to this Section 10.2 shall not be payable from the Collateral.

ARTICLE XI

THE DEAL AGENT AND LENDER AGENTS

Section 11.1. The Deal Agent.

(a) Authorization and Action. The Lenders hereby designate and appoint WCM as the Deal Agent hereunder, and authorize the Deal Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to the Deal Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Deal Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Deal Agent shall be read into this Agreement or otherwise exist for the Deal Agent. In performing its functions and duties hereunder, the Deal Agent shall act solely as agent for the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Deal Agent shall not be required to take any action that exposes the Deal Agent to personal liability or that is contrary to this Agreement, any other Transaction

Document or Applicable Law. The appointment and authority of the Deal Agent hereunder shall terminate at the indefeasible payment in full of the Obligations.

(b) Delegation of Duties. The Deal Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Deal Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(c) Exculpatory Provisions. Neither the Deal Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of the Deal Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to the Lenders or the other Secured Parties for any recitals, statements, representations or warranties made by the Borrower contained in Article IV of this Agreement, any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Deal Agent shall not be under any obligation to the Lenders or the other Secured Parties to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Borrower. The Deal Agent shall not be deemed to have knowledge of any Unmatured Termination Event, Termination Event or Servicer Termination Event unless the Deal Agent has received notice from the Borrower or a Secured Party.

(d) Reliance. The Deal Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Deal Agent. The Deal Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Lenders, provided that unless and until the Deal Agent shall have received such advice, the Deal Agent may take or refrain from taking any action as the Deal Agent shall deem advisable and in the best interests of the Lenders. The Deal Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders.

(e) Non-Reliance on Deal Agent. The Lenders expressly acknowledge that neither the Deal Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Deal Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Deal Agent. Each Lender represents and warrants to the Deal Agent that it has and will, independently and without reliance upon the Deal Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement or Hedging Agreement, as the case may be.

(f) The Deal Agent in its Individual Capacity. The Deal Agent and any of its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though the Deal Agent were not the Deal Agent hereunder. With respect to the Advances made pursuant to this Agreement, the Deal Agent and each of its Affiliates shall have the same rights and powers under this Agreement as the Purchasers and may exercise the same as though it were not the Deal Agent and in such context the terms “Lender” and “Lenders” shall include the Deal Agent in its individual capacity.

(g) Successor Deal Agent. The Deal Agent may, upon five days’ notice to the Borrower and each Lender, and the Deal Agent will, upon the direction of all Lenders, resign as Deal Agent. If the Deal Agent shall resign, then the Lenders, during such five day period, shall appoint a successor agent. If for any reason no successor Deal Agent is appointed by the Lenders during such five day period, then effective upon the expiration of such five day period, the Borrower or the Deal Agent, as applicable, shall make all payments it otherwise would have made to the Deal Agent in respect of the Obligations or under any fee letter delivered in connection herewith directly to the Lenders and for all purposes shall deal directly with the Lenders. After any retiring Deal Agent’s resignation hereunder as Deal Agent, the provisions of Article X and this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Deal Agent under this Agreement. Notwithstanding the resignation or removal of WCM as the Deal Agent, Wachovia, as a Hedge Counterparty, shall continue to be a Secured Party hereunder.

Section 11.2. The Lender Agents.

(a) Authorization and Action. Each Lender, respectively, hereby designates and appoints its applicable Lender Agent to act as its agent hereunder and under each other Transaction Document, and authorizes such Lender Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Lender Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. Such Lender Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with its related Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Lender Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for such Lender Agent. In performing its functions and duties hereunder and under the other Transaction Documents, such Lender Agent shall act solely as agent for its related Lender and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or the Servicer or any of the Borrower’s or the Servicer’s successors or assigns. Such Lender Agent shall not be required to take any action that exposes such Lender Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or Applicable Law. The appointment and authority of such Lender Agent hereunder shall terminate upon the indefeasible payment in full of all Obligations. Each Lender, respectively, hereby authorizes the Deal Agent to execute each of the UCC financing statements on behalf of such Lender (the terms of which shall be binding on such Lender).

(b) Delegation of Duties. Each applicable Lender Agent, respectively, may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Such Lender Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(c) Exculpatory Provisions. Neither any applicable Lender Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to its related Lender for any recitals, statements, representations or warranties made by the Borrower or the Servicer contained in Article IV, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of the Borrower or the Servicer to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in this Agreement, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. Such Lender Agent shall not be under any obligation to its related Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Borrower or the Servicer. Such Lender Agent shall not be deemed to have knowledge of any Termination Event or Unmatured Termination Event unless such Lender Agent has received notice from the Borrower or its related Lender.

(d) Reliance by Lender Agents. Each applicable Lender Agent, respectively, shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Lender Agent. Such Lender Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of its related Lender as it deems appropriate and it shall first be indemnified to its satisfaction by its Lender; provided, that, unless and until such Lender Agent shall have received such advice, such Lender Agent may take or refrain from taking any action, as such Lender Agent shall deem advisable and in the best interests of its related Lender. Each applicable Lender Agent, respectively, shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of its related Lender, and such request and any action taken or failure to act pursuant thereto shall be binding upon its related Lender.

(e) Non-Reliance on Lender Agent. Each applicable Lender, respectively, expressly acknowledges that neither its related Lender Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by such Lender Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower or the Servicer, shall be deemed to constitute any representation or warranty by such Lender Agent. Each applicable Lender, respectively, represents and warrants to its related Lender Agent that it has and will, independently and without reliance upon such Lender Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

(f) Lender Agents in their Respective Individual Capacities. Each applicable Lender Agent, respectively and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though such Lender Agent were not a Lender Agent hereunder. With respect to Advances pursuant to this Agreement, such Lender Agent shall have the same rights and powers under this Agreement in its individual capacity as any Lender and may exercise the same as though it were not a Lender Agent, and in such context the terms “Lender,” and “Lenders,” shall include such Lender Agent in its individual capacity.

(g) Successor Lender Agents. Each applicable Lender Agent, respectively, may, upon five days’ notice to the Borrower and its related Lender, and such Lender Agent will, upon the direction of its related Lender (other than such Lender Agent, in its individual capacity) resign as the Lender Agent for such Lender. If such Lender Agent shall resign, then its related Lender during such five day period shall appoint a successor agent. If for any reason no successor agent is appointed by such Lender during such five day period, then effective upon the termination of such five day period, the Borrower shall make all payments in respect of the Obligations directly to such Lender, and for all purposes shall deal directly with such Lender. After any retiring Lender Agent’s resignation hereunder as a Lender Agent, the provisions of Articles XI and XII shall inure to its benefit with respect to any actions taken or omitted to be taken by it while it was a Lender Agent under this Agreement.

ARTICLE XII

MISCELLANEOUS

Section 12.1. Amendments and Waivers.

(a) Except as provided in this Section 12.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Deal Agent, and the Required Lenders; provided, that, any amendment of this Agreement that is solely for the purpose of adding a Lender may be effected with the written consent of (x) the Deal Agent at any time when the aggregate Commitments of the Conduit Lenders and Institutional Lenders shall be less than or equal to $850,000,000 (after giving effect to the proposed Commitment of the Lender to be added), and (y) each Lender Agent at any time when the aggregate Commitments of the Conduit Lenders and Institutional Lenders shall be greater than $850,000,000 (after giving effect to the proposed Commitment of the Lender to be added); and provided, further, that any amendment to this Agreement which would (i) reduce or impair Collections or the payment of Interest or fees to the Lenders, (ii) modify any provisions of this Agreement relating to the timing of payments required to be made by the Borrower or the application of the proceeds of such payments, including, without limitation, any provisions of Section 2.9, (iii) release any Collateral from the Lien of this Agreement (other than as provided herein), (iv) increase the Facility Amount, any Lender’s Commitment or extend the Commitment Termination Date or (v) make any modification to the definitions of “Availability”, “Concentration Limits”, “Eligible Loan”, or “Eligible Obligor” (each of the amendments described in clauses (i) through (v) of this proviso, a “Material Amendment”), shall not be effective without the written agreement of the Borrower, the Deal Agent and each of the Lenders and, provided, further, that, no such amendment, waiver or modification adversely affecting the rights or obligations of any Hedge Counterparty shall be effective without the written agreement of such Person. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No amendment, waiver or other modification (i) affecting the rights or obligations of any Hedge Counterparty or (ii) having a material affect on the rights or obligations of the Collateral Custodian or the Backup Servicer (including any duties of the Servicer that the Backup Servicer would have to assume as Successor Servicer) shall be effective against such Person without the written agreement of such Person. The Borrower or the Servicer on its behalf will deliver a copy of all waivers and amendments to the Collateral Custodian and the Backup Servicer.

Section 12.2. Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or hand delivered, as to each party hereto, at its address set forth on Annex A hereto or specified in such party’s Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article XII shall not be effective until received with respect to any notice sent by mail or telex.

Section 12.3. Liabilities to Obligors.

No obligation or liability to any Obligor under any of the Transferred Loans is intended to be assumed by the Deal Agent and the other Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.

Section 12.4. No Waiver, Rights and Remedies.

No failure on the part of the Deal Agent or any other Secured Party or any assignee of any Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 12.5. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Borrower, the Deal Agent, the other Secured Parties and their respective successors and permitted assigns and, in addition, the provisions of Section 2.9(a)(1)(i) and Section 2.9(b)(i) shall inure to the benefit of each Hedge Counterparty, whether or not that Hedge Counterparty is a Secured Party.

Section 12.6. Term of this Agreement.

This Agreement, including, without limitation, the Borrower’s obligation to observe its covenants set forth in Article V and VI, and the Servicer’s obligation to observe its covenants set forth in Article VII, shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Article IV and the indemnification and payment provisions of Article X and the provisions of Section 12.10 and Section 12.11 shall be continuing and shall survive any termination of this Agreement.

Section 12.7. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH HEDGE COUNTERPARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH HEDGE COUNTERPARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 12.8. WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO AND EACH HEDGE COUNTERPARTY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 12.9. Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Deal Agent, the other Secured Parties, the Backup Servicer and the Collateral Custodian and its or their Affiliates and officers, directors, employees and agents thereof under Article X hereof, the Borrower agrees to pay on demand all reasonable costs and expenses of the Deal Agent and the other Secured Parties incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, (including any Hedging Agreement) including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Deal Agent and the other Secured Parties with respect thereto and with respect to advising the Deal Agent and the other Secured Parties as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith (including any Hedging Agreement) and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Deal Agent or the other Secured Parties in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith (including any Hedging Agreement).

(b) The Borrower shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other documents to be delivered hereunder or, with respect to any Conduit Lender, any agreement or other document providing liquidity support, credit enhancement or other similar support in connection with this Agreement or the funding or maintenance of Advances hereunder.

(c) The Borrower shall pay on demand all other costs, expenses and taxes (excluding income taxes) (“Other Costs”), including, without limitation, all reasonable costs and expenses incurred by the Deal Agent and each Lender Agent in connection with periodic audits of the Borrower’s or the Servicer’s books and records (subject to the limitations set forth in Section 7.22), the cost of rating each Conduit Lender’s commercial paper by independent financial rating agencies as may be agreed by the Borrower and such Conduit Lender, which are incurred as a result of the execution of this Agreement, and the amount of any taxes and insurance due and unpaid by an Obligor with respect to any Transferred Loan or Related Property.

Section 12.10. No Proceedings.

(a) Each of the parties hereto (other than each Conduit Lender) and each Hedge Counterparty hereby agrees that it will not institute against, or join any other Person in instituting against, any Conduit Lender any Insolvency Proceeding so long as any Commercial Paper Notes issued by such Conduit Lender shall be outstanding and there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the last day on which any such Commercial Paper Notes shall have been outstanding.

(b) Each of the parties hereto (other than the Deal Agent and the other Secured Parties) hereby agrees that it will not institute against, or join any other Person in instituting against the Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the Collection Date.

Section 12.11. Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Borrower, the Servicer, the Deal Agent or any other Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any Person or any manager or administrator of such Person or any incorporator, affiliate, stockholder, officer, employee or director of such Person or of the Borrower or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.

(b) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, no Conduit Lender shall have any obligation to pay any amount required to be paid by it hereunder or thereunder in excess of any amount available to such Conduit Lender after paying or making provision for the payment of its Commercial Paper Notes. All payment obligations of each Conduit Lender hereunder are contingent upon the availability of funds in excess of the amounts necessary to pay Commercial Paper Notes; and each of the Borrower, the Servicer, the Backup Servicer, the Collateral Custodian, the Deal Agent and the other Secured Parties agrees that they shall not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation exceeds the amount available to any Conduit Lender to pay such amounts after paying or making provision for the payment of its Commercial Paper Notes.

(c) The provisions of this Section 12.11 shall survive the termination of this Agreement.

Section 12.12. Protection of Security Interest; Appointment of Deal Agent as Attorney-in-Fact.

(a) The Borrower shall, or shall cause the Servicer to, cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Deal Agent, as agent for the Secured Parties, and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all time to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Deal Agent, as agent for the Secured Parties, hereunder to all property comprising the Collateral. The Borrower shall deliver or, shall cause the Servicer to deliver, to the Deal Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Borrower and the Servicer shall cooperate fully in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 12.12.

(b) The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary or desirable, or that the Deal Agent may reasonably request, to perfect, protect or more fully evidence the security interest Granted to the Deal Agent, as agent for the Secured Parties, in the Collateral, or to enable the Deal Agent or the other Secured Parties to exercise and enforce their rights and remedies hereunder.

(c) If the Borrower or the Servicer fails to perform any of its obligations hereunder after five Business Days’ notice from the Deal Agent or any other Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Deal Agent’s or Secured Party’s reasonable costs and expenses incurred in connection therewith shall be payable by the Borrower (if the Servicer that fails to so perform is the Borrower or an Affiliate thereof) as provided in Article X, as applicable. The Borrower irrevocably authorizes the Deal Agent and appoints the Deal Agent as its attorney-in-fact to act on behalf of the Borrower, (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Deal Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Deal Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Lenders in the Collateral. This appointment is coupled with an interest and is irrevocable.

(d) Without limiting the generality of the foregoing, Borrower will, on or prior to August 15 of each year unless the Collection Date shall have occurred, deliver or cause to be delivered to the Deal Agent an Opinion of the Counsel for Borrower, in form and substance reasonably satisfactory to the Deal Agent, confirming and updating the opinion delivered pursuant to Section 3.1 with respect to perfection and otherwise to the effect that the Collateral hereunder continues to be subject to a perfected security interest in favor of the Deal Agent, as agent for the Secured Parties, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

Section 12.13. Confidentiality.

(a) Each of the Deal Agent, each other Secured Party and the Borrower shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the other parties hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys, investors, potential investors or other agents engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Collateral contemplated herein and the agents of such Persons, as required to be publicly filed with the Securities and Exchange Commission, or as required by Applicable Law, (ii) disclose the existence of this Agreement, but not the financial terms thereof and (iii) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents or any Hedging Agreement for the purpose of defending itself, reducing itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents or any Hedging Agreement.

(b) Anything herein to the contrary notwithstanding, the Borrower hereby consents to the disclosure of any nonpublic information with respect to it for use in connection with the transactions contemplated herein and in the Transaction Documents (i) to the Deal Agent or the other Secured Parties by each other, (ii) by the Deal Agent or the other Secured Parties to any prospective or actual Eligible Assignee or participant of any of them or (iii) by the Deal Agent or the Lenders to any Rating Agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Lender and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information and agree to be bound hereby. In addition, the Lenders, the Deal Agent and each Hedge Counterparty may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings.

(c) The Borrower and the Servicer each agrees that it shall not (and shall not permit any of its Affiliates to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Transaction Documents without the prior written consent of the Deal Agent (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Borrower or the Servicer shall consult with the Deal Agent prior to the issuance of such news release or public announcement. The Borrower and the Servicer each may, however, disclose the general terms of the transactions contemplated by this Agreement and the Transaction Documents to trade creditors, suppliers and other similarly situated Persons so long as such disclosure is not in the form of a news release or public announcement.

Section 12.14. Third Party Beneficiaries.

Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no third party, other than the Hedge Counterparties, shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

Section 12.15. Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered to the Deal Agent and the Lenders.

Section 12.16. Waiver of Setoff.

Each of the parties hereto (other than each Conduit Lender) hereby waives any right of setoff it may have or which it may be entitled under this Agreement from time to time against such Conduit Lender or its assets.

Section 12.17. Assignments by the Lenders;

(a) With the prior written consent of the Borrower (which consent shall not be unreasonably withheld), each Lender may at any time assign, or grant a security interest or sell a participation interest in, any Advance (or portion thereof) to any Person; provided, that, (i) no such consent of the Borrower shall be required following the occurrence of a Termination Event, (ii) in the case of an assignment of the Structured Note with respect to such Lender, the assignee (other than any assignee described in the following provision) executes and delivers to the Servicer and the Deal Agent a fully-executed Assignment and Acceptance substantially in the form of Exhibit D hereto and a Transferee Letter substantially in the form of Exhibit V hereto, (iii) any Institutional Lender shall not need prior consent to at any time assign, or grant a security interest or sell a participation interest in, any Advance (or portion thereof) to an Affiliate of its related Lender Agent and (iv) any Conduit Lender shall not need prior consent to at any time assign, or grant a security interest or sell a participation interest in, any Advance (or portion thereof) to a Liquidity Bank or an Affiliate of its related Lender Agent. The Swingline Lender may at any time assign, or grant a security interest or sell a participation in, any Swingline Advance (or any portion thereof) to any Person; provided, that, in the case of an assignment of the Swingline Note, the assignee executes and delivers to the Servicer and the Deal Agent a fully-executed Assignment and Acceptance substantially in the form of Exhibit D hereto and a Transferee Letter substantially in the form of Exhibit V hereto. The parties to any such assignment, grant or sale of a participation interest by a Lender shall execute and deliver to the Deal Agent, for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the Deal Agent. The Borrower shall not assign or delegate, or grant any interest in, or permit any Lien to exist upon, any of the Borrower’s rights, obligations or duties under this Agreement without the prior written consent of the Deal Agent and each Hedge Counterparty.

Section 12.18. Heading and Exhibits.

The headings of the various Articles and Sections herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 12.19. Sharing of Payments on Transferred Loans Subject to the Retained Interest Provisions.

(a) With respect to any Transferred Loan (including, without limitation, any Revolving Loan) subject to the Retained Interest provisions of this Agreement, the Borrower will own only the principal portion of such Transferred Loans outstanding as of the applicable Cut-off Date. Principal Collections received by the Servicer on any such Transferred Loan will be allocated first to the portion of such Transferred Loan owned by the Borrower, until the principal amount of such portion is reduced to zero, and then to the portion not owned by the Borrower; provided, however, (i) if a payment with respect to such Transferred Loan is Delinquent beyond any applicable grace period or (ii) an Allocation Adjustment Event occurs, then Principal Collections received on (x) the applicable Transferred Loan (in the case of clause (i) above) or (y) all the Transferred Loans subject to the Retained Interest provisions of this Agreement (in the case of clause (ii) above) will be allocated between the portion owned by the Borrower and the portion not owned by the Borrower, pro rata based upon the outstanding principal amount of each such portion.

(b) With respect to any Transferred Loan (including, without limitation, any Revolving Loan) subject to the Retained Interest provisions of this Agreement, Interest Collections received by the Servicer on those Transferred Loans will be allocated between the portion not owned by the Borrower and the portion owned by the Borrower on a pro rata basis according to the outstanding principal amount of each such portion.

(c) Notwithstanding the foregoing or anything to the contrary contained herein or any Transaction Document, any payments made by any Hedge Counterparty pursuant to the terms of the Hedge Agreements shall be solely for the benefit of the Borrower, subject to the lien of the Deal Agent and the other Secured Parties, and shall not be subject to the pro rata sharing provisions of Section 12.19(a). In furtherance of the foregoing clause of this paragraph, the Originator hereby releases any right, title, or interest it may have in or to any payment made or to be made at any time by any Hedge Counterparty pursuant to the terms of any Hedge Agreement.

Section 12.20. Non-Confidentiality of Tax Treatment.

All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided, however, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 12.20 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

[The remainder of this page is intentionally left blank.]

[EXECUTION COPY]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto, duly authorized, as of the date first above written.

ACS FUNDING TRUST I, as the Borrower

By:	/s/ Malon Wilkus
Name: Malon Wilkus Title: Beneficiary Trustee

AMERICAN CAPITAL STRATEGIES, LTD., as the Servicer

By:	/s/ John Erickson
Name: John Erickson Title: Executive Vice President, Chief Financial Officer and Secretary

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Commitment: $350,000,000; provided, however, that the sum of the Advances outstanding under the Structured Notes and Swingline Advances outstanding under the Swingline Note shall not, in the aggregate, exceed the Facility Amount.	VARIABLE FUNDING CAPITAL CORPORATION, as a Conduit Lender
	By:	Wachovia Capital Markets, LLC (f/k/a Wachovia Securities, Inc.) as attorney-in- fact

	By:	/s/ Bryan P. McGrath
Name: Bryan P. McGrath Title: Vice President

WACHOVIA CAPITAL MARKETS, LLC, as the Deal Agent

	By:	/s/ Paul A. Burkhart
Name: Paul A. Burkhart Title: Vice President

2nd Amended and Restated Loan Funding and

Servicing Agreement

Commitment: $250,000,000; provided, however, that the sum of the Advances outstanding under the Structured Notes and Swingline Advances outstanding under the Swingline Note shall not, in the aggregate, exceed the Facility Amount.	JPMORGAN CHASE BANK, as an Institutional Lender
	By:	/s/ Christine Herrick
Name: Christine Herrick Title: Vice President

Commitment: $50,000,000; provided, however, the sum of the Advances outstanding under the Structured Notes and Swingline Advances outstanding shall not exceed the Facility Amount.	JPMORGAN CHASE BANK, as the Swingline Lender
	By:	/s/ Christine Herrick
Name: Christine Herrick Title: Vice President

2nd Amended and Restated Loan Funding and

Servicing Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Backup Servicer and as the Collateral Custodian

By:	/s/ Edna Barber
	Name:	Edna Barber
	Title:	Assistant Vice President

2nd Amended and Restated Loan Funding and

Servicing Agreement

Annex A

ACS FUNDING TRUST I

c/o American Capital Strategies, Ltd.

2 Bethesda Metro Center, 14th Floor

Bethesda, Maryland 20814

Attention: Compliance Officer

Facsimile No.: (301) 654-6714

Confirmation No.: (301) 951-6122

AMERICAN CAPITAL STRATEGIES, LTD.

2 Bethesda Metro Center, 14th Floor

Bethesda, Maryland 20814

Attention: Compliance Officer

Facsimile No.: (301) 654-6714

Confirmation No.: (301) 951-6122

JPMORGAN CHASE BANK

JPMorgan Chase Bank

Corporate Banking

270 Park Avenue 4th floor

New York, NY 10017

Attention: Christine Herrick

Facsimile No.: 212-270-1511

Confirmation No.: 212-270-9747

JPMorgan Chase Bank

IB ABL Portfolio Management Group

270 Park Avenue 20th floor

Attention: Jason Chang

Facsimile No.: 212-270-7449

Confirmation No.: 212-270-1657

JPMorgan Chase Bank

Loan and Agency Services

1111 Fannin, 10th floor

Houston, TX 77002

Attention: Claudine Garcia

Facsimile No.: 713-750-2223

Confirmation No.: 713-750-2531

VARIABLE FUNDING CAPITAL CORPORATION

c/o Wachovia Capital Markets, LLC

One Wachovia Center, Mail Code: NC0600

Charlotte, North Carolina 28288

Attention: Raj Shah

Facsimile No.: (704) 383-7979

Confirmation No.: (704) 374-6230

WACHOVIA CAPITAL MARKETS, LLC

One Wachovia Center, Mail Code: NC0600

Charlotte, North Carolina 28288

Attention: Raj Shah

Facsimile No.:(704) 383-7979

Confirmation No.:(704) 374-6230

WACHOVIA BANK, NATIONAL ASSOCIATION

One Wachovia Center, DC-8

Charlotte, North Carolina 28202-0600

Attention: Bruce M. Young

Facsimile No.: (704) 383-0575

Confirmation No.: (704) 383-8778

WELLS FARGO BANK, NATIONAL ASSOCIATION

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

MAC N9311-161

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services Asset-Backed Administration

Facsimile No.:(612) 667-3539

Confirmation No.:(612) 667-8058

EXHIBITS AND SCHEDULES TO SECOND AMENDED AND

RESTATED LOAN FUNDING AND SERVICING AGREEMENT

Dated as of August 10, 2004

EXHIBIT A-1	Borrower Notice (Funding Request)
EXHIBIT A-2	Borrower Notice (Swingline Funding Request)
EXHIBIT A-3	Borrower Notice (Reduction of Advances Outstanding and Reduction of Facility Amount)
EXHIBIT B-1	Form of Structured Note
EXHIBIT B-2	Form of Swingline Note
EXHIBIT C	Form of Trust Agreement
EXHIBIT D	Form of Assignment and Acceptance
EXHIBIT E	Form of Monthly Report
EXHIBIT F	Form of Servicer’s Certificate
EXHIBIT G	Credit and Collection Policy
EXHIBIT H-1	Form of Hedging Agreement (Wachovia) (including Schedule and Confirmation)
EXHIBIT H-2	Form of Hedging Agreement (JPMorgan Chase Bank) (including Schedule and Confirmation)
EXHIBIT I	Form of Certificate of Borrower’s Counsel
EXHIBIT J	Form of Trust Receipt and Initial Certification
EXHIBIT K	Form of Trust Receipt and Final Certification
EXHIBIT L	Form of Request for Release of Loan Documents and Receipt
EXHIBIT M-1	Form of Assignment of Mortgage
EXHIBIT M-2	Assignment of Second Mortgage and Security Agreement
EXHIBIT N	Form of Reinvestment Certification
EXHIBIT O-1	Officer’s Certificate as to Solvency from Originator
EXHIBIT O-2	Officer’s Certificate as to Solvency from Borrower
EXHIBIT P-1	Officer’s Closing Certificate from Originator
EXHIBIT P-2	Officer’s Closing Certificate from Borrower
EXHIBIT Q-1	Power of Attorney from Servicer
EXHIBIT Q-2	Power of Attorney from Borrower
EXHIBIT R	[Reserved]
EXHIBIT S	[Reserved]
EXHIBIT T	Form of Agent and Intercreditor Provisions for Agented Notes
EXHIBIT U	Form of Intercreditor and Subordination Agreement
EXHIBIT V	Form of Transferee Letter
EXHIBIT W	Form of Joinder Supplement
SCHEDULE I	Schedule of Documents
SCHEDULE II	[Reserved]
SCHEDULE III	[Reserved]
SCHEDULE IV	Loan List
SCHEDULE V	Location of Loan Files

EXHIBIT A-1

FORM OF BORROWER NOTICE

(Funding Request)

[                    ] [        ], [            ]

ACS FUNDING TRUST I

Wachovia Capital Markets, LLC, as the Deal Agent One Wachovia Center, Mail Code NC0600 Charlotte, North Carolina 28288		JPMorgan Chase Bank Loan and Agency Services 1111 Fannin, 10th floor Houston, TX 77002
Facsimile No.:	(704) 383-6036 (704) 715-0067	Attention: Claudine Garcia Facsimile No.: 713-750-2223
via e-mail:	cp.conduits@wachovia.com scp.mmloans@wachovia.com	Confirmation No.: 713-750-2531

JPMorgan Chase Bank Corporate Banking 270 Park Avenue 4th floor New York, NY 10017 Attention: Christine Herrick Facsimile No.: 212-270-1511 Confirmation No.: 212-270-9747		JPMorgan Chase Bank Collateral Agent Services 270 Park Avenue 20th floor Attention: Jason Chang Facsimile No.: 212-270-7449 Confirmation No.: 212-270-1657

Wells Fargo Bank, National Association as the Backup Servicer MAC N9311-161 Sixth Street and Marquette Avenue Minneapolis, Minnesota 55479

Re:	Second Amended and Restated Loan Funding and Servicing Agreement dated as of August 10, 2004

Ladies and Gentlemen:

This Borrower Notice is delivered to you under Section 2.3 of that certain Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004 (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), by and among ACS Funding Trust I, as the borrower (the “Borrower”), American Capital Strategies, Ltd., as the servicer (the “Servicer”), the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the deal agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank,

A-1-1

National Association, as the backup servicer and as the collateral custodian. All capitalized undefined terms used herein have the meaning assigned thereto in the Agreement.

Each of the undersigned, each being a duly elected officer of the Borrower and the Servicer, respectively, holding the office set forth below such officer’s name, hereby certifies as follows:

1.	The Borrower hereby requests an Advance in the principal amount of $ .

2.	Check one below:

☐	The proceeds of such Advance should be delivered to the Swingline Lender.

☐	The proceeds of such Advance should be delivered to the Servicer

3.	The Borrower hereby requests that such Advance be made on the following date: .

4.	The amount of Advances Outstanding as of the date specified in Item 3 above will be $ , after giving effect to the Advance request hereby.

5.	Attached to this Borrower Notice is a true, correct and complete calculation of the Borrowing Base and all components thereof as of the date specified in Item 3 above and after giving effect to the Advance requested hereby.

6.	Attached to this Borrower Notice is a true, correct and complete Loan List, reflecting all Loans which will become part of the Collateral on the date hereof, each Loan reflected thereon being an Eligible Loan.

7.	All of the conditions precedent applicable to the Advance requested herein as set forth in the Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Advance, including those set forth in Section 3.2 of the Agreement.

[The Remainder Of This Page Is Intentionally Left Blank]

A-1-2

IN WITNESS WHEREOF, the undersigned has executed the Borrower Notice this [            ] day of [                    ], [            ].

ACS FUNDING TRUST I as the Borrower

By: American Capital Strategies, Ltd., as Servicer

By:

Name:

Title:

AMERICAN CAPITAL STRATEGIES, LTD., as the Servicer

By:

Name:

Title:

[attach Borrowing Base Certificate]

A-1-3

EXHIBIT A-2

FORM OF BORROWER NOTICE

(Swingline Funding Request)

[                    ] [        ], [            ]

ACS FUNDING TRUST I

Wachovia Capital Markets, LLC, as the Deal Agent One Wachovia Center, Mail Code NC0600 Charlotte, North Carolina 28288		JPMorgan Chase Bank Loan and Agency Services 1111 Fannin, 10th floor Houston, TX 77002
Facsimile No.:	(704) 715-0067 (704) 383-6036	Attention: Claudine Garcia Facsimile No.: 713-750-2223
via e-mail:	cp.conduits@wachovia.com scp.mmloans@wachovia.com	Confirmation No.: 713-750-2531

JPMorgan Chase Bank Corporate Banking 270 Park Avenue 4th floor New York, NY 10017 Attention: Christine Herrick Facsimile No.: 212-270-1511 Confirmation No.: 212-270-9747		JPMorgan Chase Bank Collateral Agent Services 270 Park Avenue 20th floor Attention: Jason Chang Facsimile No.: 212-270-7449 Confirmation No.: 212-270-1657

Wells Fargo Bank, National Association as the Backup Servicer MAC N9311-161 Sixth Street and Marquette Avenue Minneapolis, Minnesota 55479

Re:	Second Amended and Restated Loan Funding and Servicing Agreement dated as of August 10, 2004

Ladies and Gentlemen:

This Swingline Funding Request is delivered to you under Section 2.2 of that certain Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004 (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), by and among ACS Funding Trust I, as the borrower (the “Borrower”), American Capital Strategies, Ltd., as the servicer (the “Servicer”), the Conduit Lenders and Institutional Lenders from time to

A-2-1

time party thereto, the Lender Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the deal agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as the backup servicer and as the collateral custodian. All capitalized undefined terms used herein have the meaning assigned thereto in the Agreement.

Each of the undersigned, each being a duly elected officer of the Borrower and the Servicer, respectively, holding the office set forth below such officer’s name, hereby certifies as follows:

1. The Borrower hereby requests a Swingline Advance in the principal amount of $                    .

2. The Borrower hereby requests that such Swingline Advance be made on the following date:                     .

3. Attached to this Swingline Funding Request is a true, correct and complete calculation of the Borrowing Base and all components thereof as of the date specified in Item 2 above and after giving effect to the Advance requested hereby.

4. Attached to this Swingline Funding Request is a true, correct and complete Loan List, reflecting all Loans which will become part of the Collateral on the date hereof, each Loan reflected thereon being an Eligible Loan.

5. All of the conditions applicable to the Swingline Advance requested herein as set forth in the Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Swingline Advance, including those set forth in Section 3.2 of the Agreement.

[The Remainder Of This Page Is Intentionally Left Blank]

A-2-2

IN WITNESS WHEREOF, the undersigned has executed the Borrower Notice this [            ] day of [                    ], [            ].

ACS FUNDING TRUST I as the Borrower

By: American Capital Strategies, Ltd., as Servicer

By:

Name:

Title:

AMERICAN CAPITAL STRATEGIES, LTD., as the Servicer

By:

Name:

Title:

Acknowledged and accepted this day of ,

JPMORGAN CHASE BANK, as the Swingline Lender

By:

Name:

Title:

[attach Borrowing Base Certificate]

A-2-3

EXHIBIT A-3

FORM OF BORROWER NOTICE

(Reduction of Advances Outstanding and Reduction of Facility Amount)

[                    ] [        ], 20[        ]

ACS FUNDING TRUST I

Wachovia Capital Markets, LLC,

as the Deal Agent

One Wachovia Center, Mail Code NC0600

Charlotte, North Carolina 28288

Facsimile No.:	(704) 715-0067 (704) 383-6036
via e-mail:	cp.conduits@wachovia.com scp.mmloans@wachovia.com

Wells Fargo Bank, National Association,

as the Backup Servicer

MAC N9311-161

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Re:	Second Amended and Restated Loan Funding and Servicing Agreement dated as of August 10, 2004

Ladies and Gentlemen:

This Borrower Notice is delivered to you under Section 2.4 of that certain Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004 (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), by and among ACS Funding Trust I, as the borrower (the “Borrower”), American Capital Strategies, Ltd., as the servicer (the “Servicer”), the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the deal agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as the backup servicer and as the collateral custodian. All capitalized undefined terms used herein have the meaning assigned thereto in the Agreement.

Each of the undersigned, each being a duly elected officer of the Borrower and the Servicer, respectively, holding the office set forth below such officer’s name, hereby certifies as follows:

1. Pursuant to Section 2.4 of the Agreement, the Servicer on behalf of the Borrower desires to reduce the Advances Outstanding (an “Advance Reduction”) by the amount of $                    .

A-3-1

(A) VFCC’s portion (reduction is pro rata based on Advances Outstanding) of such Advance Reduction is $                    .

(B) JPMorgan Chase Bank’s portion (reduction is pro rata based on Advances Outstanding) of such Advance Reduction is $                    .

2. Pursuant to Section 2.4 of the Agreement, the Servicer on behalf of the Borrower desires to reduce the Facility Amount (a “Facility Reduction”) by the amount of $                    .

3. The Servicer on behalf of the Borrower hereby requests that such Advance Reduction or Facility Reduction, as applicable, be made on the following date:                     .

4. The Advances Outstanding as of the date specified in Item 3 above will be $                    , after giving effect to the reduction requested hereby.

5. Attached to this Borrower Notice is a true, correct and complete calculation of the Borrowing Base and all components thereof as of the date specified in Item 3 above and after giving effect to the reduction requested hereby.

6. All of the conditions precedent applicable to the Advance Reduction or Facility Reduction requested herein as set forth in the Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Advance, including those set forth in Section 2.4 of the Agreement.

[The Remainder Of This Page Is Intentionally Left Blank]

A-3-2

IN WITNESS WHEREOF, the undersigned has executed the Borrower Notice this [        ] day of [                    ], [        ].

ACS FUNDING TRUST I as the Borrower

By: American Capital Strategies, Ltd., as the Servicer

By:

Name:

Title:

AMERICAN CAPITAL STRATEGIES, LTD., as the Servicer

By:

Name:

Title:

[attach Borrowing Base Certificate]

A-3-3

EXHIBIT B-1

FORM OF STRUCTURED NOTE

$[ ],000,000	[ ] [ ], [ ]

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1)–(3) OR (7) UNDER THE SECURITIES ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO THE RECEIPT BY THE SERVICER AND THE DEAL AGENT OF A TRANSFERREE LETTER AND SUCH OTHER EVIDENCE ACCEPTABLE TO THE SERVICER AND THE DEAL AGENT THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF ERISA AND/OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE) THAT IS SUBJECT TO ANY FEDERAL, STATE, OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF

B-1-1

SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (II) PTCE 95–60, PTCE 96–23, PTCE 91–38, PTCE 90–1, PTCE 84–14 OR SOME OTHER PROHIBITED TRANSACTION EXEMPTION IS APPLICABLE TO THE PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE BY THE ACQUIRER.

THIS NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE SECOND AMENDED AND RESTATED LOAN FUNDING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PRINCIPAL AMOUNT OF THIS NOTE WILL VARY AS ADVANCES ARE MADE AND PAID DOWN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE MAXIMUM AMOUNT SHOWN ON THE FACE THEREOF.

FOR VALUE RECEIVED, ACS FUNDING TRUST I, a Delaware statutory trust (the “Borrower”), promises to pay to [LENDER AGENT] [INSTITUTIONAL LENDER] (“[LENDER AGENT]” “[INSTITUTIONAL LENDER]”), [as the agent for [Conduit Lender] (“[Conduit Lender]”)] or its [or Conduit Lender’s] successors or assigns, the principal sum of [CLOSING DATE COMMITMENT AMOUNT] DOLLARS ($[            ],000,000) or, if less, the unpaid principal amount of the aggregate loans (“Advances”) made by [Conduit Lender] [Institutional Lender] to the Borrower pursuant to the Second Amended and Restated Loan Funding and Servicing Agreement (as defined below), as set forth on the attached Schedule, on the dates specified in the Second Amended and Restated Loan Funding and Servicing Agreement, and to pay interest on the unpaid principal amount of each Advance on each day that such unpaid principal amount is outstanding at the applicable Interest Rate related to such Advance as provided in the Second Amended and Restated Loan Funding and Servicing Agreement on each Payment Date and each other dates specified in the Second Amended and Restated Loan Funding and Servicing Agreement.

This Note is issued pursuant to the Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004 (as amended, modified, waived, supplemented or restated from time to time, the “Second Amended and Restated Loan Funding and Servicing Agreement”), by and among the Borrower, American Capital Strategies, Ltd., as the servicer (the “Servicer”), the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the deal agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as the backup servicer and as the collateral custodian. Capitalized terms used but not defined in this Note are used with the meanings ascribed to them in the Second Amended and Restated Loan Funding and Servicing Agreement.

Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the Borrower under this Note, when combined with any and all other charges provided for in this Note, in the Second Amended and Restated Loan Funding and Servicing Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the “Maximum Lawful Rate”), then

B-1-2

so long as the Maximum Lawful Rate would be exceeded the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the Borrower is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under this Note. In no event shall the total interest received by [Conduit Lender] [Institutional Lender] under this Note exceed the amount which [Conduit Lender] [Institutional Lender] could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.

Payments of the principal of, and interest on, Advances represented by this Note shall be made by the Borrower to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in Article 2 of the Second Amended and Restated Loan Funding and Servicing Agreement, or in such manner or at such other address as the holder of this Note shall have specified in writing to the Borrower for such purpose, without the presentation or surrender of this Note or the making of any notation on this Note.

If any payment under this Note falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended at the applicable Interest Rate.

If all or a portion of (i) the principal amount hereof or (ii) any interest payable thereon or (iii) any other amounts payable hereunder shall not be paid when due (whether at maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to the Base Rate plus 1.0%, in each case from the date of such non-payment to (but excluding) the date such amount is paid in full.

Portions or all of the principal amount of the Note shall become due and payable at the time or times set forth in the Second Amended and Restated Loan Funding and Servicing Agreement. Any portion or all of the principal amount of this Note may be prepaid, together with interest thereon (and as set forth in the Second Amended and Restated Loan Funding and Servicing Agreement, certain costs and expenses of [Conduit Lender] [Institutional Lender]) at the time and in the manner set forth in, but subject to the provisions of, the Second Amended and Restated Loan Funding and Servicing Agreement.

Except as provided in the Second Amended and Restated Loan Funding and Servicing Agreement, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

All amounts evidenced by this Note, [Conduit Lender]’s [Institutional Lender]’s making such Advance and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by the [Lender Agent] [Institutional Lender] on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by the [Lender Agent] [Institutional Lender] in its internal records; provided, however, that the failure of the [Lender Agent] [Institutional Lender] to make such a notation shall not in any way limit or otherwise

B-1-3

affect the obligations of the Borrower under this Note as provided in the Second Amended and Restated Loan Funding and Servicing Agreement.

The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Advances made by [Conduit Lender] [Institutional Lender] and represented by this Note and the indebtedness evidenced by this Note.

This Note is secured by the security interests granted pursuant to Section 8.1 of the Second Amended and Restated Loan Funding and Servicing Agreement. The holder of this Note[, as agent for [Conduit Lender],] is entitled to the benefits of the Second Amended and Restated Loan Funding and Servicing Agreement and may enforce the agreements of the Borrower contained in the Second Amended and Restated Loan Funding and Servicing Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Second Amended and Restated Loan Funding and Servicing Agreement, all in accordance with, and subject to the restrictions contained in, the terms of the Second Amended and Restated Loan Funding and Servicing Agreement. If a Termination Event shall occur and be continuing, the unpaid balance of the principal of all Advances, together with accrued interest thereon, shall be declared, and become due and payable in the manner and with the effect provided in the Second Amended and Restated Loan Funding and Servicing Agreement.

This Note is one of the “Structured Notes” referred to in the Second Amended and Restated Loan Funding and Servicing Agreement. This Note shall be construed in accordance with and governed by the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

B-1-4

IN WITNESS WHEREOF, the undersigned has executed this Note as on the date first written above.

ACS FUNDING TRUST I, as the Borrower

By:
Name:
Title:

B-1-5

SCHEDULE TO NOTE

Date of Advance or Repayment	Principal Amount of Advance	Principal Amount of Repayment	Outstanding Principal Amount

B-1-6

EXHIBIT B-2

FORM OF SWINGLINE NOTE

$50,000,000	August 10, 2004

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB“), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 (a)(1)–(3) OR (7) UNDER THE SECURITIES ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO THE RECEIPT BY THE SERVICER AND THE DEAL AGENT OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SERVICER AND THE DEAL AGENT THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF ERISA AND/OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE) THAT IS SUBJECT TO ANY FEDERAL, STATE, OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (II) PTCE 95–60, PTCE 96–23, PTCE 91–38, PTCE 90–1, PTCE 84–14 OR SOME OTHER PROHIBITED TRANSACTION EXEMPTION IS APPLICABLE TO THE PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE BY THE ACQUIRER.

B-2-1

THIS NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE SECOND AMENDED AND RESTATED LOAN FUNDING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PRINCIPAL AMOUNT OF THIS NOTE WILL VARY AS ADVANCES ARE MADE AND PAID DOWN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE MAXIMUM AMOUNT SHOWN ON THE FACE THEREOF.

FOR VALUE RECEIVED, ACS FUNDING TRUST I, a Delaware statutory trust (the “Borrower”), promises to pay to JPMORGAN CHASE BANK, a New York banking corporation, as the swingline lender (the “Swingline Lender”), or its successors and assigns, the principal sum of FIFTY MILLION DOLLARS ($50,000,000) or, if less, the unpaid principal amount of the aggregate swingline loans (“Swingline Advances”) made by the Swingline Lender to the Borrower pursuant to the Second Amended and Restated Loan Funding and Servicing Agreement (as defined below), as set forth on the attached Schedule, on the dates specified in Section 2.7 of the Second Amended and Restated Loan Funding and Servicing Agreement, and to pay interest on the unpaid principal amount of each Swingline Advance on each day that such unpaid principal amount is outstanding at the applicable Interest Rate related to such Swingline Advance as provided in the Second Amended and Restated Loan Funding and Servicing Agreement on each Payment Date and each other dates specified in the Second Amended and Restated Loan Funding and Servicing Agreement.

This Note is issued pursuant to the Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004 (as amended, modified, waived, supplemented or restated from time to time, the “Second Amended and Restated Loan Funding and Servicing Agreement”), by and among the Borrower, American Capital Strategies, Ltd., as the servicer (the “Servicer”), the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the deal agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as the backup servicer and as the collateral custodian. Capitalized terms used but not defined in this Note are used with the meanings ascribed to them in the Second Amended and Restated Loan Funding and Servicing Agreement.

Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the Borrower under this Note, when combined with any and all other charges provided for in this Note, in the Second Amended and Restated Loan Funding and Servicing Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be exceeded the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the Borrower is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under this Note. In no event shall the total interest received by

B-2-2

the Swingline Lender under this Note exceed the amount which the Swingline Lender could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.

Payments of the principal of, and interest on, Advances represented by this Note shall be made by the Borrower to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in Article 2 of the Second Amended and Restated Loan Funding and Servicing Agreement, or in such manner or at such other address as the holder of this Note shall have specified in writing to the Borrower for such purpose, without the presentation or surrender of this Note or the making of any notation on this Note.

If any payment under this Note falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended at the applicable Interest Rate.

If all or a portion of (i) the principal amount hereof or (ii) any interest payable thereon or (iii) any other amounts payable hereunder shall not be paid when due (whether at maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to the Base Rate plus 1.0%, in each case from the date of such non-payment to (but excluding) the date such amount is paid in full.

Portions or all of the principal amount of the Note shall become due and payable at the time or times set forth in the Second Amended and Restated Loan Funding and Servicing Agreement. Any portion or all of the principal amount of this Note may be prepaid, together with interest thereon (and as set forth in the Second Amended and Restated Loan Funding and Servicing Agreement, certain costs and expenses of the Swingline Lender) at the time and in the manner set forth in, but subject to the provisions of, the Second Amended and Restated Loan Funding and Servicing Agreement.

Except as provided in the Second Amended and Restated Loan Funding and Servicing Agreement, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

All amounts evidenced by this Note, the Swingline Lender’s making such Advance and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by the Swingline Lender on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by the Swingline Lender in its internal records; provided, however, that the failure of the Swingline Lender to make such a notation shall not in any way limit or otherwise affect the obligations of the Borrower under this Note as provided in the Second Amended and Restated Loan Funding and Servicing Agreement.

The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Advances made by the Swingline Lender and represented by this Note and the indebtedness evidenced by this Note.

B-2-3

This Note is secured by the security interests granted pursuant to Section 8.1 of the Second Amended and Restated Loan Funding and Servicing Agreement. The holder of this Note is entitled to the benefits of the Second Amended and Restated Loan Funding and Servicing Agreement and may enforce the agreements of the Borrower contained in the Second Amended and Restated Loan Funding and Servicing Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Second Amended and Restated Loan Funding and Servicing Agreement, all in accordance with, and subject to the restrictions contained in, the terms of the Second Amended and Restated Loan Funding and Servicing Agreement. If a Termination Event shall occur and be continuing, the unpaid balance of the principal of all Advances, together with accrued interest thereon, shall be declared, and become due and payable in the manner and with the effect provided in the Second Amended and Restated Loan Funding and Servicing Agreement.

This Note is the “Swingline Note” referred to in the Second Amended and Restated Loan Funding and Servicing Agreement. This Note shall be construed in accordance with and governed by the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

B-2-4

IN WITNESS WHEREOF, the undersigned has executed this Note as on the date first written above.

ACS FUNDING TRUST I

By:
Name:
Title:

B-2-5

SCHEDULE TO NOTE

Date of Advance or Repayment	Principal Amount of Advance	Principal Amount of Repayment	Outstanding Principal Amount

B-2-6

EXHIBIT C

FORM OF TRUST AGREEMENT

[ATTACH FORM OF TRUST AGREEMENT]

[intentionally omitted]

C-1

EXHIBIT D

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated: [                    ] [        ], 2004

Reference is made to the Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004 (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”) among ACS Funding Trust I, as the borrower, American Capital Strategies, Ltd., as the servicer (the “Servicer”), the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the deal agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as collateral custodian and as backup servicer. Terms defined in the Agreement are used herein with the same meaning. This Assignment and Acceptance is delivered pursuant to Section 12.17 of the Agreement.

                             (the “Assignor”) and                              (the “Assignee”) agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Agreement as of the date hereof which represents the percentage interest specified in Section 1 of Schedule 1 of all outstanding rights and obligations of the Assignor under the Agreement, including, without limitation, such interest in the Assignor’s Commitment and the Advances made by the Assignor. After giving effect to such sale and assignment, the Assignee’s Commitment and the amount of Advances made by the Assignee will be as set forth in Section 2 of Schedule 1.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto.

3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Deal Agent or the Assignor, the Swingline Lender or the Conduit Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Deal Agent each to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Deal Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Deal Agent for acceptance and recording. The effective date of this Assignment and Acceptance (the “Transfer Date”) shall be the date of acceptance thereof by the Deal Agent, unless a later date is specified in Section 3 of Schedule 1.

5. Upon such acceptance and recording by the Deal Agent, as of the Transfer Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

6. Upon such acceptance and recording by the Deal Agent, from and after the Transfer Date, the Deal Agent shall make, or cause to be made, all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and Facility Fee with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Transfer Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

[ASSIGNOR]

By:
Name:
Title:

Address for notices [Address]

[ASSIGNEE]

By:
Name:
Title:

Address for notices [Address]

[Consented to:] [1]

By:	ACS Funding Trust I
Name:
Title:

[1]	To be added if consent of the Borrower is required by Section 12.17 of the Agreement.

Schedule 1

to

Assignment and Acceptance

Dated                     , 20

Section 1.

Percentage Interest:	%

Section 2.

Assignee’s Commitment:	$

Aggregate Outstanding Advances Owing to the Assignee:	$

Section 3.

Transfer Date: , 20

EXHIBIT E

FORM OF MONTHLY REPORT

[TO BE PROVIDED BY WCM/AMERICAN CAPITAL]

E-1

EXHIBIT F

FORM OF SERVICER’S CERTIFICATE

This Servicer’s Certificate is delivered pursuant to the provisions of subsection 7.17(b) of the Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004, by and among ACS Funding Trust I, as the borrower, American Capital Strategies, Ltd., as the servicer (the “Servicer”), the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the deal agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as collateral custodian and as backup servicer (hereinafter as such agreement may have been, or may from time to time be amended, supplemented or otherwise modified, the “Agreement”). This Servicer’s Certificate relates to the Collection Period and related Payment Date, to which the Monthly Report attached hereto as Schedule A relates.

A.	Capitalized terms used and not otherwise defined herein have the meanings assigned them in the Agreement. References herein and in the attached Schedule A to certain subsections are to the applicable subsections of the Agreement.

B.	The Servicer is the Servicer under the Agreement.

C.	The undersigned hereby certifies to the Borrower, the Backup Servicer, the Deal Agent and each Lender Agent that:

1. all of the foregoing information and all of the information set forth on attached Schedule A is true and accurate in all material respects of the date hereof; and

2. as of the date hereof, no Termination Event or Unmatured Termination Event has occurred and is continuing.

IN WITNESS WHEREOF, the undersigned has caused this Servicer’s Certificate to be duly executed this [            ] day of [                    ], [            ].

AMERICAN CAPITAL STRATEGIES, LTD., as the Servicer

By:
Name:
Title:

F-1

EXHIBIT G

CREDIT AND COLLECTION POLICY

[See attached]

[intentionally omitted]

G-1

EXHIBIT H-1

FORM OF HEDGING AGREEMENT

(WACHOVIA)

[See Attached]

[intentionally omitted]

H-1-1

EXHIBIT H-2

FORM OF HEDGING AGREEMENT

(JPMORGAN CHASE BANK)

[See Attached]

[intentionally omitted]

H-2-1

EXHIBIT I

FORM OF CERTIFICATE OF BORROWER’S COUNSEL

[                    ] [    ], [            ]

Wachovia Capital Markets, LLC,

as the Deal Agent

One Wachovia Center, Mail Code NC0600

Charlotte, North Carolina 28288

Attn: Conduit Administration

Wells Fargo Bank, National Association,

as the Collateral Custodian

MAC N9311-161

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Re:	Loans in the aggregate principal amount of $_________, from American Capital Strategies, Ltd. (the “Originator”) to ACS Funding Trust I (the “Borrower”) in connection with [Obligor] (the “Obligor”) (collectively, the “Loan”)

To whom it may concern:

In connection with the Loan, the undersigned (i) acknowledges that the Originator has granted a security interest to Wachovia Capital Markets, LLC, as the deal agent for the Secured Parties (the “Deal Agent”) in each of the items indicated on the closing checklist attached hereto (the “Checklist”), and (ii) certifies to you that as of the day of funding the Loan:

A.	It has received, reviewed and approved the Checklist items, in the form and subject to those exceptions or matters indicated on the Checklist;

B.	A copy of the executed promissory note has been faxed to the Collateral Custodian. The original promissory note(s) and related indorsements are in our possession and will be forwarded to Wells Fargo Bank, National Association, as the Collateral Custodian (the “Collateral Custodian”) or as otherwise directed in writing to (hereinafter referred to as “Borrower’s Counsel”) by the Deal Agent, for receipt within two (2) business days after the funding date of the transaction;

C.	Within ten (10) business days after the closing, all remaining Security Documents which are in our possession and indicated on Schedule 1 attached hereto, will be forwarded to the Collateral Custodian; and

D.	Notwithstanding any contrary instruction from the Originator, in the event the Loan is funded, it will follow the written direction of the Deal Agent with regard to the original promissory note(s) in its possession, provided that in the event it reasonably believes that a dispute exists as to custody of any Security Documents, it may deposit them with a court of competent jurisdiction and be relieved of its obligations hereunder with respect to any and all documents so deposited.

The Collateral Custodian, the Deal Agent, the Originator and Borrower’s Counsel acknowledge and agree that:

1.	The security interest and the rights in the Security Documents granted to the Deal Agent, as agent for the Secured Parties, are paramount and superior to the rights of the Originator.

2.	Borrower’s Counsel shall not be required to perform any duties other than the duties expressly set forth in this letter. No implied obligations or duties shall be inferred by any other agreement, written or verbal, or any representation made by any party.

3.	Borrower’s Counsel is authorized to comply with and obey laws, orders, judgments, decrees and regulations of any governmental authority, court, tribunal, or arbitrator. If Borrower’s Counsel complies with any such law, order, judgment, decree, or regulation Borrower’s Counsel shall not be liable to the Collateral Custodian, the Deal Agent or the Originator or to any other person even if such law, order, judgment, decree or regulation is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found to be in violation or beyond the scope of the law.

4.	Borrower’s Counsel shall be responsible hereunder solely to hold the original promissory note(s) for the Deal Agent’s account and other documents for Collateral Custodian’s and the Originator’s account and to deliver the same in accordance with the terms of this letter.

5.	Borrower’s Counsel may act relative hereto upon the advice of counsel in reference to any matter in connection herewith and shall not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind unless caused by its own willful misconduct or gross negligence.

6.	Borrower’s Counsel shall be entitled to rely or act upon any notice, direction, instrument or document believed by Borrower’s Counsel to be genuine and to be executed and delivered by the proper person and shall have no obligation to verify any statements contained in any notice, instrument or document or the accuracy or due authorization of the execution of any notice, instrument or document.

7.	Borrower’s Counsel shall not be responsible or liable in any manner whatsoever for (a) the sufficiency, correctness, genuineness or validity of any document, agreement or instrument delivered to it, (b) the form of execution of any such document, agreement or instrument, (c) the identity, authority or rights of any person executing or delivering any such document, agreement or instrument, or (d) the terms and conditions of any instrument pursuant to which the parties may act.

8.	Borrower’s Counsel may serve and shall continue to serve as counsel to the Originator in connection with the transactions contemplated by the Loan and other matters, and notwithstanding anything herein to the contrary, may represent the Originator (or any affiliate) as its counsel in any action, suit or other proceeding in which Collateral Custodian, Deal Agent or Originator (or any affiliate) may be involved.

9.	Borrower’s Counsel shall be deemed to have satisfied any delivery requirement set forth herein if it shall have deposited the relevant documents for uninsured overnight delivery (properly addressed) with Federal Express, UPS or other overnight courier of national standing.

Very truly yours,

By:
Name:
Title:

(Acceptance on following page)

ACCEPTED AND AGREED:

AMERICAN CAPITAL STRATEGIES, LTD.,
as the Originator

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Collateral Custodian

By:
Name:
Title:

WACHOVIA CAPITAL MARKETS, LLC,
as the Deal Agent

By:
Name:
Title:

SCHEDULE 1

SECURITY DOCUMENTS

Security Documents are defined as the following documents:

(i) all Loans:

(a) original of promissory note executed in favor of Originator or Borrower and any reformation thereof or endorsed or assigned to Originator or Borrower (if purchased by such Person) and endorsed by Borrower without recourse in blank (along with any reformation thereof);

(ii) in the case of Loans secured by real property:

(a) original mortgages or deeds of trust or other security instrument (including a leasehold mortgage, if applicable) securing the above note; provided, that, in lieu of a recorded document, the Collateral Custodian may accept a copy certified by the records office or escrow or title company or Originator or Borrower, if applicable;

(b) original assignment in blank of the mortgage or deed of trust or other security instrument (including a leasehold mortgage, if applicable) by Borrower to the Collateral Custodian in recordable form and the original or a copy, certified by the records office or escrow or title company or Originator or Borrower (in the case of a copy), of a properly recorded assignment or assignments of the related mortgage or deed of trust or other instrument from the original holder, through any subsequent transferees, to Borrower or Originator;

(c) if any of the above items were executed pursuant to a power of attorney, a copy of such; and

(iii) in the case of Loans secured in part by personal property, the following, as and to the extent applicable in accordance with the terms of the Loan:

(a) copy of any guaranties, if any, and as identified on the closing checklist and certification;

(b) copy of executed security agreements relating to furnishings, fixtures and equipment securing each Loan;

(c) copies of all UCC filings with respect to furnishings, fixtures and equipment securing each Loan; and

(d) if any of the above items were executed pursuant to a power of attorney, a copy of such.

EXHIBIT J

FORM OF TRUST RECEIPT AND INITIAL CERTIFICATION

[Delivery Date]

Wachovia Capital Markets, LLC,

as the Deal Agent

One Wachovia Center, Mail Code NC0600

Charlotte, North Carolina 28288

Facsimile No.:	(704) 715-0067 (704) 383-6036
via e-mail:	cp.conduits@wachovia.com scp.mmloans@wachovia.com

Re: Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004 (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), by and among ACS Funding Trust I, as the borrower, American Capital Strategies, Ltd., as the servicer, the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the deal agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as collateral custodian and as backup servicer.

Ladies and Gentlemen:

In accordance with the provisions of subsection 7.10(a) of the above-referenced Agreement, the undersigned, as the Collateral Custodian, hereby certifies that it has received each Loan identified on the Loan List attached hereto as Exhibit I. The Collateral Custodian makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Loan File or of any of the Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Loan.

The Collateral Custodian hereby confirms that it is holding each such Loan Document as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the sole direction, of the Deal Agent pursuant to the terms and conditions of the Agreement.

J-1

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Collateral Custodian

By
Name:
Title:

J-2

EXHIBIT K

FORM OF TRUST RECEIPT AND FINAL CERTIFICATION

Trust Receipt #

[Delivery Date]

Wachovia Capital Markets, LLC,

as the Deal Agent

One Wachovia Center, Mail Code NC0600

Charlotte, North Carolina 28288

Facsimile No.:	(704) 715-0067 (704) 383-6036
via e-mail:	cp.conduits@wachovia.com scp.mmloans@wachovia.com

Re: Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004 (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), by and among ACS Funding Trust I, as the borrower, American Capital Strategies, Ltd., as the servicer, the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the deal agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as collateral custodian and as backup servicer.

Ladies and Gentlemen:

In accordance with the provisions of subsection 7.10(a) of the above-referenced Agreement, the undersigned, as the Collateral Custodian, hereby certifies that as to each Loan listed on the Loan List it has reviewed the Loan Files and has determined (other than any Loan paid in full or any Loan listed on the attachment hereto) that (i) all Loan Documents listed on the index of the related Loan File are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and related to such Loan; and each Underlying Note with respect to each Loan has been received in original form; (iii) as to each Loan that is secured by an interest in real property, all assignments of mortgage (or deed of trust or other security instrument) or intervening assignments of mortgage (or deed of trust or other security instrument), as applicable, have been submitted for recording in the jurisdictions in which recording is necessary; and (iv) as to each Loan that is secured by an interest in real property, each mortgage note has been endorsed in blank. The Collateral Custodian makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Loan File or of any of the Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Loan.

The Collateral Custodian hereby confirms that it is holding each such Loan File as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the sole direction, of the Deal Agent pursuant to the terms and conditions of the Agreement.

K-1

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Collateral Custodian

By
Name:
Title:

K-2

EXHIBIT L

FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

[Delivery Date]

BY FACSIMILE: (612) 667-3539

Wells Fargo Bank, National Association,

MAC N9328-011

Suite ABS

751 Kasota Avenue

Minneapolis, MN 55414

Attn:	Corporate Trust Services
Asset-Backed Administration

Re:	Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004 (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), by and among ACS Funding Trust I, as the borrower, American Capital Strategies, Ltd., as the servicer, the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the deal agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as collateral custodian and as backup servicer.

Ladies and Gentlemen:

In connection with the administration of the Loans held by you as the Collateral Custodian on behalf of the Deal Agent under the Agreement, we request the release, and acknowledge receipt, of the Loan File for the Loan described below, for the reason indicated.

Obligor’s Name, Address & Zip Code:

Loan Number:

Reason for Requesting Documents (check one)

☐ 1. Loan Paid in Full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the account of the Deal Agent.)

☐ 2. Loan Liquidated By                                  (The Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the account of the Deal Agent.)

☐ 3. Loan in Foreclosure.

☐ 4. Other (explain).

If box 1 or 2 above is checked, and if all or part of the Loan File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Loan.

If box 3 or 4 above is checked, upon our return of all of the above documents to you as the Collateral Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Capitalized terms used but not defined herein have the meanings provided in the Agreement.

[SIGNATURES FOLLOW ON NEXT PAGE]

AMERICAN CAPITAL STRATEGIES, LTD.,
as the Servicer

By
Name:
Title:
Date:

Acknowledgment of Documents returned to the Collateral Custodian:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Collateral Custodian

By
Name:
Title:

The Deal Agent hereby consents to the Collateral Custodian’s releasing the Loan File or a part thereof to the Servicer designated above:

WACHOVIA CAPITAL MARKETS, LLC,
as the Deal Agent

By
Name:
Title:

EXHIBIT M-1

FORM OF ASSIGNMENT OF MORTGAGE

[See Attached]

[intentionally omitted]

M-1

EXHIBIT N

FORM OF REINVESTMENT CERTIFICATION

ACS FUNDING TRUST I

Wachovia Capital Markets, LLC,

as the Deal Agent

One Wachovia Center, Mail Code NC0600

Charlotte, North Carolina 28288

Attn: Conduit Administration

Ladies and Gentlemen:

This certification is delivered to you under Section 3.2 of that certain Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004 (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), by and among ACS Funding Trust I, as the borrower, American Capital Strategies, Ltd., as the servicer, the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the deal agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as collateral custodian and as backup servicer.

Each of the undersigned, each being a duly elected officer of the Borrower and the Servicer, respectively, holding the office set forth below such officer’s name, hereby certifies as follows:

1.	The Borrower hereby notifies you that on the date first written above it will use Principal Collections in amount of $ to acquire additional Loans.

2.	Attached to this certification is a true, correct and complete calculation of the Borrowing Base and all components thereof.

3.	Attached to this Reinvestment Certification is a true, correct and complete Loan List, reflecting all Loans which will become part of the Collateral on the date hereof, each Loan reflected thereon being an Eligible Loan.

4.	All of the conditions applicable to the reinvestment of Principal Collections requested herein as set forth in the Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such reinvestment, including those set forth in Section 3.2.

N-1

IN WITNESS WHEREOF, the undersigned has executed the Reinvestment Certification this [            ] day of [                    ], [            ].

ACS FUNDING TRUST I, as the Borrower

By: American Capital Strategies, Ltd., as the Servicer

By

Name:

Title:

AMERICAN CAPITAL STRATEGIES, LTD., as the Servicer

By

Name:

Title:

N-2

EXHIBIT O-1

OFFICER’S CERTIFICATE AS TO SOLVENCY

AMERICAN CAPITAL STRATEGIES, LTD.

The undersigned, a duly elected Vice President of American Capital Strategies, Ltd. (the “Corporation”), hereby certifies in connection with (i) that certain Second Amended and Restated Purchase and Sale Agreement (the “Purchase Agreement”), dated as of August 10, 2004, by and between the Corporation and ACS Funding Trust I, and (ii) that certain Second Amended and Restated Loan Funding and Servicing Agreement (the “Agreement”), dated as of August 10, 2004, by and among ACS Funding Trust I, as the borrower, the Corporation, as the servicer, the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the deal agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as collateral custodian and as backup servicer, for the benefit of the Seller, the Deal Agent and the Secured Parties and their respective successors and assigns, as follows:

1. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement and the Agreement.

2. Both before and after giving effect to (a) the transactions contemplated by the Purchase Agreement and the other Transaction Documents and (b) the payment and accrual of all transaction costs in connection with the foregoing, the Corporation is and will be Solvent.

IN WITNESS WHEREOF, I have signed and delivered this Officer’s Certificate this 10th day of August, 2004.

By

Name:

Title:

O-1-1

EXHIBIT O-2

OFFICER’S CERTIFICATE AS TO SOLVENCY

ACS FUNDING TRUST I

The undersigned, a duly appointed Beneficiary Trustee of ACS Funding Trust I (the “Trust”), hereby certifies in connection with (i) that certain Second Amended and Restated Purchase and Sale Agreement (the “Purchase Agreement”), dated as of August 10, 2004, by and between the Trust and American Capital Strategies, Ltd., and (ii) that certain Second Amended and Restated Loan Funding and Servicing Agreement (the “Agreement”), dated as of August 10, 2004, by and among the Trust, as the borrower, American Capital Strategies, Ltd., as the servicer, the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the deal agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as collateral custodian and as backup servicer, for the benefit of the Seller, the Deal Agent and the Secured Parties and their respective successors and assigns, as follows:

1. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement and the Agreement.

2. Both before and after giving effect to (a) the transactions contemplated by the Purchase Agreement and the other Transaction Documents and (b) the payment and accrual of all transaction costs in connection with the foregoing, the Trust is and will be Solvent.

IN WITNESS WHEREOF, I have signed and delivered this Officer’s Certificate this 10th day of August, 2004.

By

Name:

Title:

O-2-1

EXHIBIT P-1

OFFICER’S CLOSING CERTIFICATE

AMERICAN CAPITAL STRATEGIES, LTD.

The undersigned, a duly elected Vice President of American Capital Strategies, Ltd. (the “Corporation”), hereby certifies in connection with (i) that certain Second Amended and Restated Purchase and Sale Agreement, dated as of August 10, 2004 (the “Purchase Agreement”), by and between the Corporation, as seller and ACS Funding Trust I, as buyer (the “Buyer”), (ii) that certain Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004 (the “Agreement”), by and among the Buyer, as the borrower, the Corporation, as the servicer, the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the deal agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as collateral custodian and as backup servicer, and (iii) the other Transaction Documents, for the benefit of the Deal Agent and the Secured Parties, as follows:

1. Capitalized terms herein and not otherwise defined shall have the respective meanings ascribed to them in the Purchase Agreement and the Agreement.

2. Each of the representations and warranties of the Corporation contained in any of the Transaction Documents are true and correct on and as of the Closing Date as though made on and as of such date (except to the extent any such representation and warranty relates solely to an earlier date), and no event has occurred and is continuing, or would result from the transactions effected pursuant thereto as of the Closing Date, that constitutes or would constitute a Termination Event or default by the Servicer.

3. The Corporation is in material compliance with all federal, state, and local laws and regulations, including those relating to labor and environmental matters and ERISA.

4. Except as otherwise indicated on a schedule to a Transaction Document, or as otherwise consented to by the Deal Agent, the Corporation has delivered to the Deal Agent true and correct copies of all documents required to be delivered by it to the Deal Agent pursuant to the Transaction Documents, all such documents are complete and correct in all material respects on and as of the Closing Date, and each and every other condition precedent to the closing of the transactions contemplated by the Transaction Documents has been satisfied.

5. The Corporation has conveyed the Purchased Assets to the Buyer free and clear of all Liens.

P-1-1

IN WITNESS WHEREOF, I have signed and delivered this Officer’s Certificate this 10th day of August, 2004.

AMERICAN CAPITAL STRATEGIES, LTD.

By

Name:

Title:

P-1-2

EXHIBIT P-2

OFFICER’S CLOSING CERTIFICATE

ACS FUNDING TRUST I

The undersigned, a duly appointed trustee of ACS Funding Trust I (the “Trust”), hereby certifies in connection with that certain Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004 (the “Agreement”), by and among the Trust, as the borrower, American Capital Strategies, Ltd., as the servicer, the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the deal agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as collateral custodian and as backup servicer, and the other Transaction Documents, for the benefit of the Deal Agent and the Secured Parties, as follows:

1. Capitalized terms herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

2. Each of the representations and warranties of the Trust contained in any of the Transaction Documents are true and correct on and as of the Closing Date as though made on and as of such date (except to the extent any such representation and warranty relates solely to an earlier date), and no event has occurred and is continuing, or would result from the transactions effected pursuant thereto as of the Closing Date, that constitutes or would constitute a Termination Event.

3. The Trust is in material compliance with all federal, state, and local laws and regulations, including those relating to labor and environmental matters and ERISA.

4. Except as otherwise indicated on a schedule to a Transaction Document or as otherwise consented to by the Deal Agent, the Trust has delivered to the Deal Agent true and correct copies of all documents required to be delivered to the Deal Agent pursuant to the Transaction Documents, all such documents are complete and correct in all material respects on and as of the Closing Date, and each and every other condition precedent to the closing of the transactions contemplated by the Transaction Documents has been satisfied.

5. No Liens have arisen or been granted with respect to the Collateral other than Permitted Liens.

P-2-1

IN WITNESS WHEREOF, I have signed and delivered this Officer’s Certificate this 10th day of August, 2004.

ACS FUNDING TRUST I

By

Name:

Title:

P-2-2

EXHIBIT Q-1

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by American Capital Strategies, Ltd., as the Servicer (the “Servicer”) pursuant to Section 8.7 of the Agreement (each as defined below), to Wachovia Capital Markets, LLC, as the Deal Agent under the Agreement (hereinafter referred to as “Attorney”), pursuant to that certain Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004 (the “Agreement”), by and among ACS Funding Trust I, as the borrower, the Servicer, the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the deal agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as collateral custodian and as backup servicer, and the other Transaction Documents. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Servicer as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Servicer irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by Servicer until all Obligations of the Servicer under the Transaction Documents have been indefeasibly paid in full and Attorney has provided its written consent thereto.

Servicer hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, upon the occurrence and during the continuance of any Termination Event, to do the following: (a) open mail for Servicer, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any of Servicer’s property; (b) effect any repairs to any of Servicer’s assets, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against Servicer or Servicer’s property; (d) defend any suit, action or proceeding brought against Servicer if Servicer does not defend such suit, action or proceeding or if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described

Q-1-1

above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Servicer whenever payable and to enforce any other right in respect of Servicer’s property; (f) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any of Servicer’s property, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (g) cause the certified public accountants then engaged by Servicer to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of Servicer under the Agreement or any other Transaction Document, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and Servicer’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon its property or assets and the Liens of the Deal Agent as agent for the Secured Parties thereon, all as fully and effectively as it might do. Servicer hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

[Remainder of Page Left Intentionally Blank]

Q-1-2

IN WITNESS WHEREOF, this Power of Attorney is executed by Servicer, and Servicer has caused its seal to be affixed pursuant to the authority of its board of directors as of this 10th day of August, 2004.

Very truly yours, AMERICAN CAPITAL STRATEGIES, LTD.

(CORPORATE SEAL)	By
Name:
Title:

Sworn to and subscribed before

me this              day of August, 2004:

Notary Public

Q-1-3

EXHIBIT Q-2

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by ACS Funding Trust I, as the Borrower (the “Borrower”) pursuant to Section 8.7 of the Agreement (each as defined below), to Wachovia Capital Markets, LLC, as the Deal Agent under the Agreement (hereinafter referred to as “Attorney”), pursuant to that certain Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004 (the “Agreement”), by and among ACS Funding Trust I, as the borrower, American Capital Strategies, Ltd., as the servicer, the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the deal agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as collateral custodian and as backup servicer, and the other Transaction Documents. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Borrower as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Borrower irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by Borrower until all Obligations of the Borrower under the Transaction Documents have been indefeasibly paid in full and Attorney has provided its written consent thereto.

Borrower hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, upon the occurrence and during the continuance of any Termination Event, to do the following: (a) open mail for Borrower, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any of Borrower’s property; (b) effect any repairs to any of Borrower’s assets, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against Borrower or Borrower’s property; (d) defend any suit, action or proceeding brought against Borrower if Borrower does not defend such suit, action or proceeding or if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or

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proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Borrower whenever payable and to enforce any other right in respect of Borrower’s property; (f) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any of Borrower’s property, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (g) cause the certified public accountants then engaged by Borrower to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any reports required to be prepared by or on behalf of Borrower under the Agreement or any other Transaction Document, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and Borrower’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon its property or assets and the Liens of the Deal Agent as agent for the Secured Parties thereon, all as fully and effectively as it might do. Borrower hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, this Power of Attorney is executed by Borrower, and Borrower has caused its seal to be affixed pursuant to the authority of its board of directors as of this 10th day of August, 2004.

Very truly yours, ACS FUNDING TRUST I

(CORPORATE SEAL)	By
Name:
Title:

Sworn to and subscribed before

me this              day of August, 2004:

Notary Public

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EXHIBIT R

[RESERVED]

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EXHIBIT S

[RESERVED]

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EXHIBIT T

FORM OF AGENT AND INTERCREDITOR

PROVISIONS FOR AGENTED NOTES

[See attached]

[intentionally omitted]

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EXHIBIT U

FORM OF INTERCREDITOR

AND SUBORDINATION AGREEMENT

[See attached]

[intentionally omitted]

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EXHIBIT V

FORM OF TRANSFEREE LETTER

[                    ] [        ], 20[        ]

American Capital Strategies, Ltd.,

    as the Originator and the Servicer

2 Bethesda Metro Center, 14th Floor

Bethesda, Maryland 20814

Attention:   Compliance Officer

Wachovia Capital Markets, LLC,

    as the Deal Agent

One Wachovia Center, Mail Code NC0600

Charlotte, North Carolina 28288

Attention: Conduit Administrator

Re:	ACS Funding Trust I Structured Note

Ladies and Gentlemen:

In connection with our acquisition of the above–captioned Note, we certify that (a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional “Accredited Investor” as defined in Rule 501(a)(1)-(3) under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Notes, (c) we have had the opportunity to ask questions of and receive answers from the Originator and the Servicer concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (d) we are acquiring the Notes for investment for our own account and not with a view to any distribution of such Notes (but without prejudice to our right at all times to sell or otherwise dispose of the Notes in accordance with clause (f) below), (e) we have not offered or sold any Notes to, or solicited offers to buy any Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (f) we will not sell, transfer or otherwise dispose of any Notes unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Note has executed and delivered to you a certificate to substantially the same effect as this certificate if required by the Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004 (as amended, modified, waived, supplemented or restated from time to time, the “Loan Funding and Servicing Agreement”), and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Loan Funding and Servicing Agreement, dated as

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of August 10, 2004, (g) the purchaser is not acquiring a Note, directly or indirectly, for or on behalf of an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or any entity, the assets of which would be deemed plan assets under the Department of Labor regulations set forth at 29 C.F.R. §2510.3–101; unless Prohibited Transaction Class Exemption (“PTCE”) 84–14, PTCE 90–1, PTCE 91–38, PTCE 95–60 or PTCE 92–23 or some other applicable prohibited transaction exemption is applicable to the acquisition and holdings of such Note, (h) the purchaser is a U.S. Person, as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

Very truly yours,

Print Name of Transferee

By:
Responsible Officer

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EXHIBIT W

JOINDER SUPPLEMENT

JOINDER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the financial institution identified in Item 2 of Schedule I hereto, ACS Funding Trust I, as the borrower (the “Borrower”), the Lender Agent named in Item 5 of Schedule I hereto (the “Lender Agent”), and Wachovia Capital Markets, LLC, as Deal Agent (the “Deal Agent”).

W I T N E S S E T H:

WHEREAS, this Joinder Supplement is being executed and delivered under Section 2.1(e) of the Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004 (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), by and among the Borrower, American Capital Strategies, Ltd., as the servicer (the “Servicer”), the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, the Deal Agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as the backup servicer and as the collateral custodian (all capitalized terms used but not defined herein have the meaning assigned thereto in the Agreement); and

WHEREAS, the party set forth in Item 2 of Schedule I hereto (the “Proposed Lender”) wishes to become a Lender designated as a[n] [Conduit Lender][Institutional Lender] party to the Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a) Upon receipt by the Deal Agent of an executed counterpart of this Joinder Supplement, to which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Proposed Lender, the Borrower, the Lender Agent and the Deal Agent, the Deal Agent will transmit to the Proposed Lender, the Borrower and the Lender Agent, a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Supplement (a “Joinder Effective Notice”). Such Joinder Effective Notice shall be executed by the Deal Agent and shall set forth, inter alia, the date on which the joinder effected by this Joinder Supplement shall become effective (the “Joinder Effective Date”). From and after the Joinder Effective Date, the Proposed Lender shall be a Lender designated as a[n] [Conduit Lender][Institutional Lender] party to the Agreement for all purposes thereof.

(b) Each of the parties to this Joinder Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Supplement.

(c) By executing and delivering this Joinder Supplement, the Proposed Lender confirms to and agrees with the Deal Agent, the Lender Agents and the other Lenders as follows: (i) none of the Deal Agent, the Lender Agents and the other Lenders makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto, or with respect to any Structured Notes issued under the Agreement, or the Collateral (as defined under the Agreement) or the financial condition of the Originator, the Servicer or the Borrower, or the performance or observance by the Originator, the Servicer or the Borrower of any of their respective obligations under the Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto; (ii) the Proposed Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Supplement; (iii) the Proposed Lender will, independently and without reliance upon the Deal Agent, the Lender Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iv) the Proposed Lender appoints and authorizes the Lender Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Lender Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article XI of the Agreement; (v) the Proposed Lender appoints and authorizes the Deal Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Deal Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Agreement; and (vi) the Proposed Lender agrees (for the benefit of the parties hereto and the other Lenders) that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender designated as a[n] [Conduit Lender][Institutional Lender].

(d) Schedule II hereto sets forth administrative information with respect to the Proposed Lender.

(e) This Joinder Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

SCHEDULE I TO

JOINDER SUPPLEMENT

COMPLETION OF INFORMATION AND

SIGNATURES FOR JOINDER SUPPLEMENT

Re:	Second Amended and Restated Loan Funding and Servicing Agreement, dated as of [_________] [__], [____], among ACS Funding Trust I, as Borrower, the other parties thereto and Wachovia Capital Markets, LLC, as Deal Agent.

Item 1: Date of Joinder Supplement:	__________________

Item 2: Proposed Lender:	___________________________________

Item 3: Type of Lender:	______Conduit Lender ______Institutional Lender

Item 4:	Commitment - $____________ Commitment Termination Date:________________

Item 5: Name of Lender Agent (if a Conduit Lender): ________________

Item 6: Signatures of Parties to Agreement:

_________________________________, as Proposed Lender

By:_______________________________________ Name: Title:

[_________________________________, as Proposed Lender

By:_______________________________________ Name: Title:]

ACS FUNDING TRUST I, as Borrower,

By: American Capital Strategies, Ltd., as Servicer

By:
Name:
Title:

WACHOVIA CAPITAL MARKETS, LLC, as Deal Agent

By:
Name:
Title:

[NAME OF LENDER AGENT] [NAME OF INSTITUTIONAL LENDER], as [Lender Agent] [Institutional Lender]

By:
Name:
Title:

[NAME OF CONDUIT LENDER, as Conduit Lender]

By:
Name:
Title:]

SCHEDULE II TO

JOINDER SUPPLEMENT

ADDRESS FOR NOTICES

AND

WIRE INSTRUCTIONS

Address for Notices:	_____________________________________
_____________________________________
_____________________________________
_____________________________________
Telephone:____________________________
Facsimile:_____________________________
email:________________________________

With a copy to:

_____________________________________
_____________________________________
_____________________________________
_____________________________________
Telephone:____________________________
Facsimile:_____________________________
Telephone:____________________________

Wire Instructions:	Facsimile:_____________________________
email:________________________________
ABA No.______________________________
Reference:_____________________________

SCHEDULE III TO

JOINDER SUPPLEMENT

FORM OF

JOINDER EFFECTIVE NOTICE

To:	[Name and address of the Borrower, Lender Agent and Proposed Lender]

The undersigned, as Deal Agent under the Second Amended and Restated Loan Funding and Servicing Agreement, dated as of August 10, 2004, by and among the Borrower, American Capital Strategies, Ltd., as the servicer, the Conduit Lenders and Institutional Lenders from time to time party thereto, the Lender Agents from time to time party thereto, the Deal Agent, JPMorgan Chase Bank, as the swingline lender, and Wells Fargo Bank, National Association, as the backup servicer and as the collateral custodian, acknowledges receipt of an executed counterpart of a completed Joinder Supplement. [Note: attach copies of Schedules I and II from such Agreement.] Terms defined in such Joinder Supplement are used herein as therein defined.

Pursuant to such Joinder Supplement, you are advised that the Joinder Effective Date for [Name of Proposed Lender] will be                          and such Proposed Lender will be a Lender designated as a[n] [Conduit Lender][Institutional Lender] with a Commitment of $                    .

Very truly yours,

WACHOVIA CAPITAL MARKETS, LLC, as Deal Agent

By:
Name:
Title:

SCHEDULE I

Schedule of Documents

In addition to, and not in limitation of, the conditions specified in Section 3.1 of the Agreement described below, the following documents must be received by the Deal Agent in form and substance satisfactory to the Deal Agent on or prior to the Closing Date:

Borrower	–	ACS Funding Trust I
Originator	–	American Capital Strategies, Ltd.
VFCC	–	Variable Funding Capital Corporation
Dechert	–	Dechert LLP, counsel to VFCC and Wachovia
WCM	–	Wachovia Capital Markets, LLC
WBNA	–	Wachovia Bank, National Association
Dechert	–	Dechert LLP, counsel to VFCC and Wachovia
A&P	–	Arnold & Porter, counsel to the Originator and Borrower
W&S	–	Winston & Strawn LLP, special counsel to the Originator
Backup Servicer and Collateral Custodian	–	Wells Fargo Bank, National Association

I. CLOSING DATE DELIVERIES

TRANSACTION DOCUMENTS

Second Amended and Restated Loan Funding and Servicing Agreement

Exhibit A-1 (Borrower Notice – Funding Request)

Exhibit A-2 (Borrower Notice – Swingline Advance Request)

Exhibit A-3 (Borrower Notice – Reduction of Advances Outstanding and Reduction of Facility Amount)

Exhibit B-1 (Form of Structured Note)

Exhibit B-2 (Form of Swingline Note)

Exhibit C (Trust Agreement)

Exhibit D (Form of Assignment and Acceptance)

Exhibit E (Form of Monthly Report)

Exhibit F (Form of Servicer’s Certificate)

Exhibit G (Credit and Collection Policy)

Exhibit H (Form of Hedging Agreement (including Schedule and Confirmation))

Exhibit I (Form of Certificate of Borrower’s Counsel)

Exhibit J (Form of Trust Receipt and Initial Certification of Custodian)

Exhibit K (Form of Trust Receipt and Final Certification of Custodian)

Exhibit L (Form of Request for Release of Loan Documents and Receipt)

Exhibit M-1 (Form of Assignment of Mortgage)

Exhibit M-2 (Assignment of Second Mortgage and Security Agreement)

Exhibit N (Form of Reinvestment Certification)

Exhibit O-1 (Officer’s Certificate as to Solvency from Originator)

Exhibit O-2 (Officer’s Certificate as to Solvency from Borrower)

Exhibit P-1 (Officer’s Closing Certificate from Originator)

Exhibit P-2 (Officer’s Closing Certificate from Borrower)

Exhibit Q-1 (Power of Attorney from Servicer)

Exhibit Q-2 (Power of Attorney from Borrower)

Exhibit R (Reserved)

Exhibit S (Reserved)

Exhibit T (Form of Agent and Intercreditor Provisions for Agented Notes)

Exhibit U (Form of Intercreditor and Subordination Agreement)

Exhibit V (Form of Transferee Letter)

Exhibit W (Form of Joinder Supplement)

Schedule I (Schedule of Documents)

Schedule II (Reserved)

Schedule III (Reserved)

Schedule IV (Loan List)

Schedule V (Location of Loan Files)

Second Amended and Restated Purchase and Sale Agreement

Originator to Borrower

Exhibit A (Form of Assignment)

Exhibit B (Notice of Sale)

Schedule I (Loan List)

Second Amended and Restated Liquidity Purchase Agreement

Between VFCC, WCM, WBNA and Investors

Exhibit A (Form of Assignment and Acceptance)

Exhibit B (Form of Purchase Confirmation)

Schedule 1 (Pro-Rata Shares of each Investor)

Schedule 4.1 (Conditions Precedent)

Hedge Agreement

(a)	Schedule to Master Agreement
(i)	Exhibit A (Swap Transaction Confirmation)
(ii)	Exhibit B (Legal Opinion of counsel to Borrower)

CORPORATE DOCUMENTS

Authority documents relating to Borrower

(a)	Certified Copy of Certificate of Formation
(b)	Trust Agreement
(c)	Good Standing Certificates

Secretary’s Certificate of Trustee of Borrower

(Certificate of Formation, Trust Agreement, Resolutions and Incumbency)

Authority documents relating to Originator

(a)	Certified Copy of Organizational Documents

(b)	Bylaws
(c)	Good Standing Certificates

Secretary’s Certificate of Originator

(Certificate of Incorporation, Bylaws, Resolutions, and Incumbency)

Officer’s Certificate of Borrower

(Bringdown of Representations and Warranties in Purchase and Sale Agreement and Loan Funding and Servicing Agreement)

Officer’s Certificate of Originator

(Bringdown of Representations and Warranties in Purchase and Sale Agreement and Loan Funding and Servicing Agreement)

Officer’s Certificate of Borrower

(Solvency)

Officer’s Certificate of Originator

(Solvency)

Power of Attorney of Borrower to WCM

Power of Attorney of Originator to WCM

UCC FINANCING STATEMENTS

Originator to Borrower

(a)	Delaware

Borrower to WCM, as the Deal Agent

(a)	Delaware

Pre-Closing UCC, tax lien and judgment search reports

(a)	as to Borrower
(i)	Delaware, Maryland, Minnesota
(b)	as to Originator
(i)	Delaware, Maryland, Minnesota

Post-Closing UCC, tax lien and judgment search reports

(a)	as to Borrower
(i)	Delaware, Maryland, Minnesota
(b)	as to Originator
(i)	Delaware, Maryland, Minnesota

LEGAL OPINIONS

Opinion of A&P, (Incorporation, Authorization, Execution, and Enforceability as to Borrower)

Opinion of A&P, (Incorporation, Authorization, Execution, and Enforceability as to Originator)

Opinion of W&S, as Counsel to Borrower and Originator (perfection and priority)

Opinion of W&S, as Counsel to Borrower and Originator (true sale and non-consolidation)

Opinion of A&P, as Counsel to Borrower (Hedge Agreement)

Opinion of RLF, as Counsel to Originator (Formation of the Trust)

Opinion of Wells Fargo in-house Counsel (Incorporation, Authorization, Execution, and Enforceability)

Opinion of RLF, as Counsel to the Borrower and Originator (UCC matters)

MISCELLANEOUS

Fee Letter

Backup Servicer and Collateral Custodian Fee Letter

Payment of Legal Fees

Such other consents, opinions, documents or instruments as the Deal Agent may request.

II. INITIAL FUNDING DATE DELIVERIES

Notice of Sale

Assignment from Originator to Borrower

Loan List

[Borrower Notice for Initial Advance]

Trust Receipt and Initial Certification

Officer’s Certificate of Borrower

(Bringdown of Representations and Warranties in Purchase and Sale Agreement and Loan Funding and Servicing Agreement)

Officer’s Certificate of Originator

(Bringdown of Representations and Warranties in Purchase and Sale Agreement and Loan Funding and Servicing Agreement)

Officer’s Certificate of Borrower

(Solvency)

Officer’s Certificate of Originator

(Solvency)

Servicer’s Certificate

Such other consents, opinions, documents or instruments as the Deal Agent may request.

SCHEDULE II

[RESERVED]

SII-1

SCHEDULE III

[RESERVED]

SIII-1

SCHEDULE IV

Loan List

[to be provided by the Originator]

SIV-1

SCHEDULE V

Locations of Loan Files

Wells Fargo Bank, National Association
Corporate Trust/Asset-Backed Securities
ABS Custody Vault
MAC # N9328-011
751 Kasota Avenue
Suite ABS
Minneapolis, MN 55414

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